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As filed with the Securities and Exchange Commission on October 1, 2007

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT
ON

FORM SB-2
UNDER
THE SECURITIES ACT OF 1933

ADVANCED CELL TECHNOLOGY, INC.
(Name of small business issuer in its charter)

Delaware (State or Jurisdiction of Incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	87-0656515 (I.R.S. Employer Identification Number)
1201 Harbor Bay Parkway Alameda, CA 94502 (510) 748-4900 (Address and telephone number of principal executive offices)
William M. Caldwell, IV, Chief Executive Officer Advanced Cell Technology, Inc. 1201 Harbor Bay Parkway Alameda, CA 94502 (510) 748-4900 (Name, address and telephone number of agent for service)
Copies of all communications to:
Jonathan F. Atzen Senior Vice President and General Counsel Advanced Cell Technology, Inc. 1201 Harbor Bay Parkway Alameda, CA 94502 Phone: (310) 481-5121 Fax: (310) 481-0833	Christopher E. Howard, Esq. Pierce Atwood LLP One Monument Square Portland, ME 04101 Phone: (207) 791-1335 Fax: (207) 791-1350

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement, as determined by the Registrant.

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box    ☒.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Number of Shares To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value per share	20,766,674(1)	$0.31(2)	$6,437,669(2)	$197.64

(1)
Includes shares of our common stock, par value $.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion or redemption of certain convertible debentures and upon the exercise of certain warrants, which were issued in 2007. Should the conversion price of the debentures be adjusted resulting in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price of the warrants occur as a result of an issuance or sale of shares below the then exercise price result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.
(2)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the "Act"), based on the average of the high and low prices for the Company's common stock as reported on the OTC Bulletin Board on September 21, 2007.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

ADVANCED CELL TECHNOLOGY, INC.

20,766,674 SHARES OF COMMON STOCK

        This prospectus relates to the resale to the public by the selling security holders of up to 20,766,674 shares of our common stock, par value $.001 per share, underlying (i) convertible debentures issued in 2007 in the aggregate original principal amount of $12,550,000, convertible at a conversion price of $0.34, and (ii) common stock purchase warrants issued in 2007 at an exercise price of $0.38.

        The conversion price of each of the convertible debentures and the exercise price of the warrants described above is subject to anti-dilution and other customary adjustments.

        We will not receive any proceeds from the sales by the selling security holders, but we receive funds from the exercise of warrants held by selling security holders, if and when exercised. We will pay the expenses of registering these shares.

        Our common stock is quoted on the OTC Bulletin Board under the symbol "ACTC." On September 21, 2007, the closing bid and ask prices for one share of our common stock were $0.30 and $0.32, respectively, as reported by the OTC Bulletin Board. These over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

        These securities are speculative and involve a high degree of risk. You should consider carefully the "Risk Factors" beginning on Page 6 of this prospectus before making a decision to purchase our stock.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                             ,

TABLE OF CONTENTS

Prospectus Summary	1
Overview of Business	1
Recent Developments	2
Risk Factors	4
Corporate History	4
The Offering	5
Risk Factors	6
Risks Relating to Our Early Stage of Development	6
Risks Relating to Competition	8
Risks Relating to Our Technology	8
Risks Relating to Product Development	11
Risks Relating to the September 2005, September 2006 and August 2007 Financings	15
Risks Relating to Government Regulation	18
Risks Relating to Our Reliance on Third Parties	20
General Risks Relating to Our Business	21
Risks Relating to Our Common Stock	24
Use of Proceeds	26
Selling Security Holders	26
Plan of Distribution	40
Legal Proceedings	42
Directors, Executive Officers, Promoters and Control Persons	42
Security Ownership of Certain Beneficial Owners and Management	45
Description of Securities	47
Common Stock	47
Interest of Named Experts and Counsel	47
Experts	47
Counsel	47
Disclosure of Commission Position of Indemnification For Securities Act Liabilities	48
Description of Business	48
Management's Discussion and Analysis or Plan of Operation	71
Overview	71
Significant Accounting Policies	71
Results of Operations	74
Recent Accounting Pronouncements	77
Liquidity and Capital Resources	80
Properties	82
Certain Relationships and Related Transactions, and Director Independence	83
Market For Common Equity and Related Stockholder Matters	87
Executive Compensation	89
Summary Compensation Table	89
Employment Contracts, Termination of Employees and Change-in-Control Arrangements	90
Outstanding Equity Awards at Last Fiscal Year-End	92
Director Compensation Arrangements	93
Corporate Governance	93
Financial Statements	96
Changes In Certifying Accountants	96
Additional Information	98
Index To Financial Statements	F-1
Notes to Consolidated Financial Statements	F-7

PROSPECTUS SUMMARY

        The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Overview of Business

        We are a biotechnology company focused on developing and commercializing human embryonic and adult stem cell technology in the emerging field of regenerative medicine. Our plan is to successfully develop and commercialize products for use in treatment of a wide array of chronic degenerative diseases and in regenerative repair of acute disease. Our research and development programs are focused on therapies utilizing both human embryonic stem cell technology and adult stem cell technology. We have completed preclinical testing, two multi-center Phase I safety studies and a Phase Ib study of our adult stem cell therapy product. All of our human embryonic stem cell technologies are at the basic research or in the pre-clinical stage of development.

        Our research and development is supported by our portfolio of patents and patent applications and a research and development team that includes some of the world's leading scientists in the field of stem cell research and development. We have four core categories of research and development programs:

Human Embryonic Stem Cell Programs

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  Cellular Reprogramming—the transformation of a patient's own cells into embryonic stem cells which can then be differentiated into therapeutically useful cells for treatment of disease.

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  Stem Cell Differentiation—the development of technologies designed to control the differentiation and re-differentiation of stem cells into specific cell types, such as hematopoietic, myocardial, skin, retinal, and neuronal cells, for therapeutic application.

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  Single Cell Blastomere Technology—the technique for removing a single cell from an eight-cell human embryo, and using that cell to generate multiple human embryonic stem cells without destroying the embryo.

Adult Stem Cell Therapy Program

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  Myoblast Program—the treatment of congestive heart failure through the use of a catheter system to deliver a proprietary formulation of cultured autologous human myoblast stem cells to the site of the cardiac damage. The company has completed Phase I human clinical studies and has approval from the United States Food and Drug Administration ("FDA") to commence Phase II human clinical trials.

        The core of our human embryonic stem cell technology platform is the ability to produce embryonic stem cells that are immunologically compatible with the patient. If successfully developed, our cellular reprogramming technologies will produce cells that will maximize the potential for effective use as transplants to replace diseased or destroyed cells in human patients. Our technology avoids reliance on more limited approaches that involve use of cell lines that are not histocompatible with the recipient, or therapies based upon use of adult stem cells. We believe that successful commercialization of stem cell technologies will require the ability to produce cells that are immunologically compatible with the patient, have the proliferative capacity of young cells and have specific therapeutic application. Our research and development programs are dedicated to production of stem cell therapies that share these characteristics.

        The myoblast program is based upon a strong intellectual property portfolio and the successful completion of Phase I and Phase Ib clinical trials which demonstrated a "proof of concept" and the overall therapeutic promise of restoring function to damaged myocardium by myoblast transplantation. We intend to initiate a Phase II clinical trial in 2008 to serve as the foundation for FDA regulatory approval and ultimate product commercialization.

        We believe that successful development of our technologies could provide cell-based therapies for a broad range of diseases, including:

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  hematopoietic cells for blood diseases and cancer

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  myocardial and endothelial vascular tissue for cardiovascular disease

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  congestive heart failure, myocardial infarction and other cardiovascular diseases

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  retinal pigment epithelium cells as treatment for macular degeneration and retinal pigmentosis

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  neuronal cells for spinal cord injury, Parkinson's disease and other neuro-degenerative diseases

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  pancreatic islet b cells for diabetes

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  liver cells for hepatitis and cirrhosis

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  cartilage cells for arthritis

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  lung cells for a variety of pulmonary diseases

        Our headquarters are located at 1201 Harbor Bay Parkway, Alameda, California 94502. Our other research facilities are located in Worcester, Massachusetts and Charlestown, Massachusetts.

Recent Developments

        Recent Acquisition.    As disclosed in our Current Reports on Form 8-K filed with the Securities and Exchange Commission, or SEC, on July 31, 2007 and September 26, 2007, we entered into that certain Agreement and Plan of Merger, or merger agreement, with Mytogen, Inc., a Delaware corporation. On September 18, 2007, ACT Acquisition Sub, Inc., a wholly owned subsidiary of ours, closed on the acquisition of the previously announced Mytogen transaction pursuant to the terms of the merger agreement. As a result of the closing, all of the issued and outstanding shares of Mytogen were canceled, and certain equity holders of Mytogen received (i) shares of our common stock having an aggregate value of $5,000,000 based on a per share price of $0.62, and/or (ii) warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.75 per share. In connection with the closing, we assumed certain liabilities of Mytogen in the aggregate amount of approximately $1,737,000.

        Financing.    As disclosed in our Current Report on Form 8-K filed with the SEC on September 7, 2007, we closed on the issuance of $12,250,000 of its amortizing senior secured convertible debentures and associated warrants on August 31, 2007. This transaction is sometimes hereinafter referred to as the 2007 Financing. Proceeds resulting from the 2007 Financing were released from escrow on September 7, 2007. In connection with the closing of the 2007 Financing, we entered into a Securities Purchase Agreement, dated as of August 31, 2007, with the purchasers of the debentures. The purchasers purchased from us senior secured convertible debentures, or the 2007 Debentures, and warrants to purchase shares of our common stock, or the 2007 Warrants. We also entered into a Registration Rights Agreement with the purchasers, which requires that we file a registration statement with the SEC within 30 days after the closing of the 2007 Financing registering on behalf of the purchasers the resale of all or such maximum portion of the shares of common stock issuable upon conversion of the debentures and the exercise of the warrants, as permitted pursuant to Securities and

Exchange Commission guidance regarding offerings made on a continuous basis pursuant to SEC Rule 415.

        The amortizing senior secured convertible debentures issued at the closing of the 2007 Financing are due and payable in full three (3) years from the closing, and will not bear interest. The debentures begin amortizing on the earlier of (i) September 1, 2008, (ii) the first trading day of the month following the effective date of the initial Registration Statement filed pursuant to the Registration Rights Agreement, but in no event prior to February 1, 2008. The aggregate cash purchase price for the debentures purchased at the 2007 Financing was $10,000,000, which is a 20.3187% discount to the full principal amount of the debenture of $12,550,000. At any time from the closing date until the maturity date of the debentures, the purchasers have the right to convert the debentures, in whole or in part, into our common stock at the then effective conversion price. The debentures are initially convertible into 36,911,765 shares of common stock at a price of $0.34 per share. The conversion price shall be subject to adjustment under circumstances set forth in the debentures. The purchasers in the 2007 Financing also received warrants to purchase an aggregate of 36,911,765 additional shares of common stock at a price of $0.38 per share exercisable for five (5) years. Such warrants are sometimes hereinafter referred to as the 2007 Warrants.

        Our obligations to the purchasers in the 2007 Financing are secured by a senior security interest and lien granted upon all our assets pursuant to the terms of a Security Agreement entered into in connection with the closing. The security interest granted under the Security Agreement also secures our obligations to the holders of (i) the debentures in the existing 2005 financing, and (ii) the debentures in the existing 2006 financing. The debentures issued in the 2005 financing are sometimes hereinafter referred to as the 2005 Debentures and the debentues issued in the 2006 financing are sometimes hereinafter referred to as the 2006 Debentures. Inclusion of holders of the 2005 Debentures and the 2006 Debentures was a condition of obtaining from such holders the necessary consents to the 2007 Financing.

        The Securities Purchase Agreement, and the other agreements and instruments contemplated thereby including the debentures and the warrants, contain covenants that limit our ability to, among other things: incur or guarantee additional indebtedness; incur or create liens; amend our certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holders of the debentures; repay or repurchase more than a de minimis number of shares of common stock other than as permitted in the debentures and other documents executed with the purchasers and make cash expenditures in excess of $1,000,000 per calendar month, subject to certain specified exceptions. The 2007 Debentures include customary default provisions and an event of default includes, among other things, a change of control, the sale of all or substantially all our assets, the failure by us to have registration statements declared effective on or before the deadlines set forth in the Registration Rights Agreement, the lapse of the effectiveness of registration statements for more than 30 consecutive trading days or 60 non-consecutive days during any 12-month period (with certain exceptions), the failure to timely deliver certificates to holders upon conversion and a default by us in any obligations under any indebtedness of at least $100,000 which results in such indebtedness being accelerated. Upon the occurrence of an event of default, each 2007 Debenture may become immediately due and payable, either automatically or by declaration of the holder of such debenture. The aggregate amount payable upon an acceleration by reason of an event of default shall be equal to the greater of 120% of the principal amount of the debentures to be prepaid or the principal amount of the debentures to be prepaid, divided by the conversion price on the date specified in the debenture, multiplied by the closing price on the date set forth in the debenture.

        In connection with this transaction, each purchaser has contractually agreed to restrict its ability to convert the debentures, exercise the warrants and additional investment rights and receive shares of our common stock such that the number of shares of our common stock held by each such purchaser and its affiliates after such conversion or exercise does not exceed 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such conversion or exercise.

        Certain of our officers have entered into a lock-up agreement that restricts their right to dispose of any shares of our common stock for a period of one year following the effective date of a registration statement registering the shares of our common stock as provided in the Registration Rights Agreement.

        All of the above securities were issued pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

Risk Factors

        Investing in our common stock is subject to numerous risks, including the risk of delays in or discontinuation of our research and development due to lack of financing, inability to obtain necessary regulatory approvals to market the products, unforeseen safety issues relating to the products and dependence on third party collaborators to conduct research and development of the products. Because we are an early stage company with a very limited history of operations, we are also subject to many risks associated with early-stage companies. For a more detailed discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 6 of this prospectus.

Corporate History

        We were incorporated under Nevada law in May of 2000. On January 31, 2005, we completed an acquisition of Advanced Cell, Inc., a Delaware corporation, formerly known as Advanced Cell Technology, Inc. and referred to as ACT, pursuant to the terms of an agreement and plan of merger dated January 3, 2005. At the time of the transaction, we had only nominal assets and no operating activities. Pursuant to the terms of the merger, a wholly owned subsidiary of ours merged with and into ACT, with ACT surviving the merger as our wholly owned subsidiary. As a result of the merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of our common stock. In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of our common stock, and we adopted the ACT stock option plan and all options granted thereunder. Upon completion of the merger, all of our pre-merger officers and directors resigned and were replaced by ACT's officers and directors. As a result of the merger, we effected a complete change of business operations and terminated our pre-merger business and succeeded to, and are continuing the business operations and research efforts of, ACT in the field of biotechnology.

        On November 18, 2005, as described above, we reincorporated the company from the State of Nevada to the State of Delaware pursuant to a merger of the company with and into a newly formed Delaware corporation. Immediately following the reincorporation, we completed the merger of ACT with and into the company, so that the separate existence of ACT has ceased.

        In connection with the previously described acquisition of Mytogen, we formed a wholly-owned subsidiary, ACT Acquisition Sub, Inc., which merged with and into Mytogen, so that the separate existence of ACT Acquisition Sub, Inc. has ceased and Mytogen survived the merger as our wholly-owned subsidiary.

        Our principal executive offices are located at 1201 Harbor Bay Parkway, Alameda, California 94502, and our telephone number is (510) 748-4900.

The Offering

        The selling security holders identified on page 24 of this prospectus are offering on a resale basis the following shares:

Common stock offered	20,766,674 shares
Common stock outstanding before the offering(1)	63,938,528 shares
Common stock outstanding after the offering(2)	84,705,202 shares
OTC Bulletin Board symbol	ACTC

(1)
Based on the number of shares outstanding on September 6, 2007, not including shares issuable upon conversion or exercise of securities convertible or exercisable into shares of common stock.

(2)
Based on the number of shares outstanding on September 6, 2007, assuming (i) conversion of the 2007 Debentures, and (ii) exercise of the 2007 Warrants sold in the recent financing, but not assuming (A) conversion or exercise of any other securities convertible or exercisable into shares of common stock and (B) the conversions and exercises referred to in preceding clauses (i) and (ii) are limited to the total number of shares registered hereunder.

RISK FACTORS

        You should carefully consider each of the following risk factors and all of the other information provided in this prospectus before purchasing our common stock. The risks described below are those we currently believe may materially affect us. An investment in our common stock involves a high degree of risk, and should be considered only by persons who can afford the loss of their entire investment. This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "may," "assumes," "forecasts," "positions," "predicts," "strategy," "will," "expects," "estimates," "anticipates," "believes," "projects," "intends," "plans," "budgets," "potential," "continue" and variations thereof, and other statements contained in quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain, and defend our intellectual property rights: uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty regarding the outcome of clinical trials and our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry.

Risks Relating to Our Early Stage of Development

        We have a limited operating history on which potential investors may evaluate our operations and prospects for profitable operations.    We have a limited operating history on which a potential investor may base an evaluation of us and our prospects. If we are unable to begin and sustain profitable operations, investors may lose their entire investment in us. Our human embryonic stem cell programs are in the pre-clinical stage, and our adult stem cell myoblast program has completed Phase I and Ib Food and Drug Administration, or FDA, clinical trials. Our prospects must be considered speculative in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development, particularly in light of the uncertainties relating to the new, competitive and rapidly evolving markets in which we anticipate we will operate. To attempt to address these risks, we must, among other things, further develop our technologies, products and services, successfully implement our research, development, marketing and commercialization strategies, respond to competitive developments and attract, retain and motivate qualified personnel. A substantial risk is involved in investing in us because, as an early stage company,

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  we have fewer resources than an established company,

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  our management may be more likely to make mistakes at such an early stage, and

  •
  we may be more vulnerable operationally and financially to any mistakes that may be made, as well as to external factors beyond our control.

        These difficulties are compounded by our heavy dependence on emerging and sometimes unproven technologies. In addition, some of our significant potential revenue sources involve ethically sensitive and controversial issues which could become the subject of legislation or regulations that could materially restrict our operations and, therefore, harm our financial condition, operating results and prospects for bringing our investors a return on their investment.

        We have a history of operating losses, and we cannot assure you that we will achieve future revenues or operating profits.    We have generated modest revenue to date from our operations. Historically, we have had net operating losses each year since our inception. We have limited current potential sources of revenue from license fees and product development revenues, and we cannot assure you that we will be able to develop such revenue sources or that our operations will become profitable, even if we are able to commercialize our technologies or any products or services developed from those technologies. If we continue to suffer losses as we have in the past, investors may not receive any return on their investment and may lose their entire investment.

        Although we have revenues from license fees and royalties, we have no commercially marketable products and no immediate ability to generate revenue from commercial products, nor any assurance of being able to develop our technologies for commercial applications. As a result, we may never be able to operate profitably. We are just beginning to identify products available for pre-clinical trials and may not receive significant revenues from commercial sales of our products for the next several years, if at all, although we do generate revenues from licensing activities. We have marketed only a limited amount of services based on our technologies and have little experience in doing so. Our technologies and any potential products or services that we may develop will require significant additional effort and investment prior to material commercialization and, in the case of any biomedical products, pre-clinical and clinical testing and regulatory approvals. We cannot assure you that we will be able to develop any such technologies or any products or services, or that such technologies, products or services will prove to be safe and efficacious in clinical trials, meet applicable regulatory standards, be capable of being produced in commercial quantities at acceptable costs or be successfully marketed. For that reason, we may not be able to generate revenues from commercial production or operate profitably.

        We have sold the agricultural portion of our business in order to finance operations. The agricultural applications of our technology generally have a more rapid realization of revenues due to more limited regulatory requirements and testing. Our ability to generate revenue from any agricultural applications of our technology is limited to existing license royalties, if any.

        We will require substantial additional funds to continue operating which may not be available on acceptable terms, if at all.    We have losses from operations, negative cash flows from operations and a substantial stockholders' deficit that raise substantial doubt about our ability to continue as a going concern. We do not believe that our cash from all sources, including cash, cash equivalents and anticipated revenue stream from licensing fees and sponsored research contracts is sufficient for us to continue operations beyond June 30, 2008 without raising additional financing.

        Management continues to evaluate alternatives and sources for additional funding, which may include public or private investors, strategic partners, and grant programs available through specific states or foundations, although there is no assurance that such sources will result in raising additional capital. Lack of necessary funds may require us to delay, scale back or eliminate some or all of our research and product development programs and/or our capital expenditures, to license our potential products or technologies to third parties, to consider business combinations related to ongoing business operations, or shut down some, or all, of our operations.

        In addition, our cash requirements may vary materially from those now planned because of results of research and development, potential relationships with strategic partners, changes in the focus and direction of our research and development programs, competition, litigation required to protect our technology, technological advances, the cost of pre-clinical and clinical testing, the regulatory process of the FDA, and foreign regulators, whether any of our products become approved or the market acceptance of any such products and other factors. Our current cash reserves are not sufficient to fund our operations through the commercialization of our first products or services.

        We have limited clinical testing, regulatory, manufacturing, marketing, distribution and sales capabilities which may limit our ability to generate revenues.    Because of the relatively early stage of our research and development programs, we have not yet invested significantly in regulatory, manufacturing, marketing, distribution or product sales resources. We cannot assure you that we will be able to develop any such resources successfully or as quickly as may be necessary. The inability to do so may harm our ability to generate revenues or operate profitably.

Risks Relating to Competition

        Our competition includes both public and private organizations and collaborations among academic institutions and large pharmaceutical companies, most of which have significantly greater experience and financial resources than we do.    The biotechnology and pharmaceutical industries are characterized by intense competition. We compete against numerous companies, both domestic and foreign, many of which have substantially greater experience and financial and other resources than we have. Several such enterprises have initiated cell therapy research programs and/or efforts to treat the same diseases targeted by us. Companies such as Geron Corporation, Genzyme Corporation, StemCells, Inc., Aastrom Biosciences, Inc. and Viacell, Inc., as well as others, many of which have substantially greater resources and experience in our fields than we do, are well situated to effectively compete with us. Any of the world's largest pharmaceutical companies represents a significant actual or potential competitor with vastly greater resources than ours.

        These companies hold licenses to genetic selection technologies and other technologies that are competitive with our technologies. These and other competitive enterprises have devoted, and will continue to devote, substantial resources to the development of technologies and products in competition with us.

        Private and public academic and research institutions also compete with us in the research and development of therapeutic products based on human embryonic and adult stem cell technologies. In the past several years, the pharmaceutical industry has selectively entered into collaborations with both public and private organizations to explore the possibilities that stem cell therapies may present for substantive breakthroughs in the fight against disease.

        In addition, many of our competitors have significantly greater experience than we have in the development, pre-clinical testing and human clinical trials of biotechnology and pharmaceutical products, in obtaining FDA and other regulatory approvals of such products and in manufacturing and marketing such products. Accordingly our competitors may succeed in obtaining FDA approval for products more rapidly or effectively than we can. Our competitors may also be the first to discover and obtain a valid patent to a particular stem cell technology which may effectively block all others from doing so. It will be important for us or our collaborators to be the first to discover any stem cell technology that we are seeking to discover. Failure to be the first could prevent us from commercializing all of our research and development affected by that discovery. Additionally, if we commence commercial sales of any products, we will also be competing with respect to manufacturing efficiency and sales and marketing capabilities, areas in which we have no experience.

        The United States is encountering tremendous competition from many foreign countries that are providing an environment more attractive for stem cell research. The governments of numerous foreign countries are investing in stem cell research, providing facilities, personnel and legal environments intended to attract biotechnology companies and encourage stem cell research and development of stem cell-related technologies.

        These efforts by foreign countries may make it more difficult to effectively compete in our industry and may generate competitors with substantially greater resources than ours.

Risks Relating to Our Technology

        We rely on nuclear transfer and embryonic stem cell technologies that we may not be able to successfully develop, which will prevent us from generating revenues, operating profitably or providing investors any return on their investment.    We have concentrated our research on our nuclear transfer, embryonic stem cell and myoblast technologies, and our ability to operate profitably will depend on being able to successfully develop these technologies for human applications. These are emerging technologies with, as yet, limited human applications. We cannot guarantee that we will be able to successfully develop our nuclear transfer, embryonic stem cell or myoblast technologies or that such development will result in products or services with any significant commercial utility. We anticipate that the commercial sale of such products or services, and royalty/licensing fees related to our technology, would be our primary sources of revenues. If we are unable to develop our technologies, investors will likely lose their entire investment in us.

        The outcome of pre-clinical, clinical and product testing of our products is uncertain, and if we are unable to satisfactorily complete such testing, or if such testing yields unsatisfactory results, we will be unable to commercially produce our proposed products. Before obtaining regulatory approvals for the commercial sale of any potential human products, our products will be subjected to extensive pre-clinical and clinical testing to demonstrate their safety and efficacy in humans. We cannot assure you that the clinical trials of our products, or those of our licensees or collaborators, will demonstrate the safety and efficacy of such products at all, or to the extent necessary to obtain appropriate regulatory approvals, or that the testing of such products will be completed in a timely manner, if at all, or without significant increases in costs, program delays or both, all of which could harm our ability to generate revenues. In addition, our prospective products may not prove to be more effective for treating disease or injury than current therapies. Accordingly, we may have to delay or abandon efforts to research, develop or obtain regulatory approval to market our prospective products. Many companies involved in biotechnology research and development have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and could harm our ability to generate revenues, operate profitably or produce any return on an investment in us.

        While the marketing of cloned or transgenic animals does not currently require regulatory approval, such approval may be required in the future. We cannot assure you that we would obtain such approvals or that our licensees' products would be accepted in the marketplace. This lack of approval could reduce or preclude any royalty revenues we might receive from our licensees in that field.

        We may not be able to commercially develop our technologies and proposed product lines, which, in turn, would significantly harm our ability to earn revenues and result in a loss of investment.    Our ability to commercially develop our technologies will be dictated in large part by forces outside our control which cannot be predicted, including, but not limited to, general economic conditions, the success of our research and pre-clinical and field testing, the availability of collaborative partners to finance our work in pursuing applications of nuclear transfer technology and technological or other developments in the biomedical field which, due to efficiencies, technological breakthroughs or greater acceptance in the biomedical industry, may render one or more areas of commercialization more attractive, obsolete or competitively unattractive. It is possible that one or more areas of commercialization will not be pursued at all if a collaborative partner or entity willing to fund research and development cannot be located. Our decisions regarding the ultimate products and/or services we pursue could have a significant adverse affect on our ability to earn revenue if we misinterpret trends, underestimate development costs and/or pursue wrong products or services. Any of these factors either alone or in concert could materially harm our ability to earn revenues and could result in a loss of any investment in us.

        If we are unable to keep up with rapid technological changes in our field or compete effectively, we will be unable to operate profitably.    We are engaged in activities in the biotechnology field, which is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other biotechnology, agricultural, pharmaceutical or other companies will not render our technologies or potential products or services uneconomical or result in products superior to those we develop or that any technologies, products or services we develop will be preferred to any existing or newly-developed technologies, products or services.

        We may not be able to protect our proprietary technology, which could harm our ability to operate profitably.    The biotechnology and pharmaceutical industries place considerable importance on obtaining patent and trade secret protection for new technologies, products and processes. Our success will depend, to a substantial degree, on our ability to obtain and enforce patent protection for our products, preserve any trade secrets and operate without infringing the proprietary rights of others. We cannot assure you that:

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  we will succeed in obtaining any patents in a timely manner or at all, or that the breadth or degree of protection of any such patents will protect our interests,

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  the use of our technology will not infringe on the proprietary rights of others,

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  patent applications relating to our potential products or technologies will result in the issuance of any patents or that, if issued, such patents will afford adequate protection to us or not be challenged invalidated or infringed, and

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  patents will not issue to other parties, which may be infringed by our potential products or technologies.

        We are aware of certain patents that have been granted to others and certain patent applications that have been filed by others with respect to nuclear transfer technologies. The fields in which we operate have been characterized by significant efforts by competitors to establish dominant or blocking patent rights to gain a competitive advantage, and by considerable differences of opinion as to the value and legal legitimacy of competitors' purported patent rights and the technologies they actually utilize in their businesses.

        Our business is highly dependent upon maintaining licenses with respect to key technology.    Several of the key patents we utilize are licensed to us by third parties. These licenses are subject to termination under certain circumstances (including, for example, our failure to make minimum royalty payments or to timely achieve development and commercialization benchmarks). The loss of any of such licenses, or the conversion of such licenses to non-exclusive licenses, could harm our operations and/or enhance the prospects of our competitors.

        Certain of these licenses also contain restrictions, such as limitations on our ability to grant sublicenses that could materially interfere with our ability to generate revenue through the licensing or sale to third parties of important and valuable technologies that we have, for strategic reasons, elected not to pursue directly. The possibility exists that in the future we will require further licenses to complete and/or commercialize our proposed products. We cannot assure you that we will be able to acquire any such licenses on a commercially viable basis.

        We may not be able to adequately protect against piracy of intellectual property in foreign jurisdictions.    Considerable research in the areas of stem cells, cell therapeutics and regenerative medicine is being performed in countries outside of the United States, and a number of our competitors are located in those countries. The laws protecting intellectual property in some of those countries may not provide protection for our trade secrets and intellectual property adequate to prevent our competitors from misappropriating our trade secrets or intellectual property. If our trade secrets or intellectual property are misappropriated in those countries, we may be without adequate remedies to address the issue.

        Certain of our technology is not protectable by patent.    Certain parts of our know-how and technology are not patentable. To protect our proprietary position in such know-how and technology, we intend to require all employees, consultants, advisors and collaborators to enter into confidentiality and invention ownership agreements with us. We cannot assure you, however, that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure. Further, in the absence of patent protection, competitors who independently develop substantially equivalent technology may harm our business.

        Patent litigation presents an ongoing threat to our business with respect to both outcomes and costs.    We have previously been involved in patent interference litigation, and it is possible that further litigation over patent matters with one or more competitors could arise. We could incur substantial litigation or interference costs in defending ourselves against suits brought against us or in suits in which we may assert our patents against others. If the outcome of any such litigation is unfavorable, our business could be materially adversely affected. To determine the priority of inventions, we may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial cost to us. Without additional capital, we may not have the resources to adequately defend or pursue this litigation.

Risks Related to Product Development

        Limited experience in conducting and managing preclinical development activities, clinical trials and the application process necessary to obtain regulatory approvals.    Our limited experience in conducting and managing preclinical development activities, clinical trials and the application process necessary to obtain regulatory approvals might prevent us from successfully designing or implementing a preclinical study or clinical trial. If we do not succeed in conducting and managing our preclinical development activities or clinical trials, or in obtaining regulatory approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

        None of the products that we are currently developing has been approved by the FDA or any similar regulatory authority in any foreign country. Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete clinical trials, obtain necessary regulatory approvals and implement our commercialization strategy. In addition, even if we are successful in obtaining necessary regulatory approvals and bringing one or more product candidates to market, we will be subject to the risk that the marketplace will not accept those products. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

        Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict the extent of our future losses or when or if we will become profitable. Our failure to successfully commercialize our product candidates or to become and remain profitable could depress the market price of our common stock and impair our ability to raise capital, expand our business, diversify our product offerings and continue our operations.

        Our approach of using cell-based therapy for the treatment of heart damage is risky and unproven and no products using this approach have received regulatory approval in the United States or Europe.    We believe that no company has yet been successful in its efforts to obtain regulatory approval in the United States or Europe of a cell-based therapy product for the treatment of heart disease in humans. Cell-based therapy products, in general, may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy or other characteristics that may prevent or limit their approval by regulators or commercial use. Many companies in the industry have suffered significant setbacks in advanced clinical trials, despite promising results in earlier trials.

        If our clinical trials are unsuccessful or significantly delayed, or if we do not complete our clinical trials, we will not receive regulatory approval for or be able to commercialize our product candidates.    Our lead product candidate, our myoblast program, is still in clinical testing and has not yet received approval from the FDA or any similar foreign regulatory authority for any indication. Although this product candidate has received positive results in Phase I and Ib clinical trials, it may never receive regulatory approval or be commercialized in the United States or other countries.

        We cannot market any product candidate until regulatory agencies grant approval or licensure. In order to obtain regulatory approval for the sale of any product candidate, we must, among other requirements, provide the FDA and similar foreign regulatory authorities with preclinical and clinical data that demonstrate to the satisfaction of regulatory authorities that our product candidates are safe and effective for each indication under the applicable standards relating to such product candidate. The preclinical studies and clinical trials of any product candidates must comply with the regulations of the FDA and other governmental authorities in the United States and similar agencies in other countries.

        Even though we have achieved positive interim results in clinical trials, these results do not necessarily predict final results, and positive results in early trials may not be indicative of success in later trials. For example, our myoblast program has been studied in a limited number of patients to date. Even though our early data has been promising, we have not yet completed any large-scale pivotal trials to establish the safety and efficacy of this therapy. There is a risk that safety concerns relating to our product candidates or cell-based therapies in general will result in the suspension or termination of our clinical trials.

        We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent regulatory approval and/or commercialization of our product candidates, including the following:

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  the FDA or similar foreign regulatory authorities may find that our product candidates are not sufficiently safe or effective or may find our cell culturing processes or facilities unsatisfactory;

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  officials at the FDA or similar foreign regulatory authorities may interpret data from preclinical studies and clinical trials differently than we do;

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  our clinical trials may produce negative or inconclusive results or may not meet the level of statistical significance required by the FDA or other regulatory authorities, and we may decide, or regulators may require us, to conduct additional preclinical studies and/or clinical trials or to abandon one or more of our development programs;

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  the FDA or similar foreign regulatory authorities may change their approval policies or adopt new regulations;

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  there may be delays or failure in obtaining approval of our clinical trial protocols from the FDA or other regulatory authorities or obtaining institutional review board approvals or government approvals to conduct clinical trials at prospective sites;

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  we, or regulators, may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health risks or undesirable side effects;

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  we may experience difficulties in managing multiple clinical sites;

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  enrollment in our clinical trials for our product candidates may occur more slowly than we anticipate, or we may experience high drop-out rates of subjects in our clinical trials, resulting in significant delays;

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  we may be unable to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates for use in clinical trials; and

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  our product candidates may be deemed unsafe or ineffective, or may be perceived as being unsafe or ineffective, by healthcare providers for a particular indication.

        We depend on third parties to assist us in the conduct of our preclinical studies and clinical trials, and any failure of those parties to fulfill their obligations could result in costs and delays and prevent us from obtaining regulatory approval or successfully commercializing our product candidates on a timely basis, if at all.    We engage consultants and contract research organizations to help design, and to assist us in conducting, our preclinical studies and clinical trials and to collect and analyze data from those studies and trials. The consultants and contract research organizations we engage interact with clinical investigators to enroll patients in our clinical trials. As a result, we depend on these consultants and contract research organizations to perform the studies and trials in accordance with the investigational plan and protocol for each product candidate and in compliance with regulations and standards, commonly referred to as "good clinical practice", for conducting, recording and reporting results of clinical trials to assure that the data and results are credible and accurate and the trial participants are adequately protected, as required by the FDA and foreign regulatory agencies. We may face delays in our regulatory approval process if these parties do not perform their obligations in a timely or competent fashion or if we are forced to change service providers.

        We must comply with extensive government regulations in order to obtain and maintain marketing approval for our products in the United States and abroad. If we do not obtain regulatory approval for our product candidates, we may be forced to cease our operations.    Our product candidates are subject to extensive regulation in the United States and in every other country where they will be tested or used. These regulations are wide-ranging and govern, among other things:

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  product design, development, manufacture and testing;

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  product safety and efficacy;

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  product labeling;

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  product storage and shipping;

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  record keeping;

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  pre-market clearance or approval;

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  advertising and promotion; and

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  product sales and distribution.

        We cannot market our product candidates until we receive regulatory approval. The process of obtaining regulatory approval is lengthy, expensive and uncertain. Any difficulties that we encounter in obtaining regulatory approval may have a substantial adverse impact on our business and cause our stock price to significantly decline.

        In the United States, the FDA imposes substantial requirements on the introduction of biological products and many medical devices through lengthy and detailed laboratory and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these requirements typically takes several years and the time required to do so may vary substantially based upon the type and complexity of the biological product or medical device.

        In addition, product candidates that we believe should be classified as medical devices for purposes of the FDA regulatory pathway may be determined by the FDA to be biologic products subject to the satisfaction of significantly more stringent requirements for FDA approval.

        The requirements governing the conduct of clinical trials and cell culturing and marketing of our product candidates outside the United States vary widely from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different clinical trial designs. Foreign regulatory approval processes generally include all of the risks associated with the FDA approval processes. Some foreign regulatory agencies also must approve prices of the products. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may negatively impact the regulatory process in others. We may not be able to file for regulatory approvals and may not receive necessary approvals to market our product candidates in any foreign country. If we fail to comply with these regulatory requirements or fail to obtain and maintain required approvals in any foreign country, we will not be able to sell our product candidates in that country and our ability to generate revenue will be adversely affected.

        We cannot assure you that we will obtain FDA or foreign regulatory approval to market any of our product candidates for any indication in a timely manner or at all. If we fail to obtain regulatory approval of any of our product candidates for at least one indication, we will not be permitted to market our product candidates and may be forced to cease our operations.

        Even if some of our product candidates receive regulatory approval, these approvals may be subject to conditions, and we and our third party manufacturers will in any event be subject to significant ongoing regulatory obligations and oversight.    Even if any of our product candidates receives regulatory approval, the manufacturing, marketing and sale of our product candidates will be subject to stringent and ongoing government regulation. Conditions of approval, such as limiting the category of patients who can use the product, may significantly impact our ability to commercialize the product and may make it difficult or impossible for us to market a product profitably. Changes we may desire to make to an approved product, such as cell culturing changes or revised labeling, may require further regulatory review and approval, which could prevent us from updating or otherwise changing an approved product. If our product candidates are approved by the FDA or other regulatory authorities for the treatment of any indications, regulatory labeling may specify that our product candidates be used in conjunction with other therapies.

        Once obtained, regulatory approvals may be withdrawn for a number of reasons, including the later discovery of previously unknown problems with the product. Regulatory approval may also require costly post-marketing follow-up studies, and failure of our product candidates to demonstrate sufficient efficacy and safety in these studies may result in either withdrawal of marketing approval or severe limitations on permitted product usage. In addition, numerous additional regulatory requirements relating to, among other processes, the labeling, packaging, adverse event reporting, storage, advertising, promotion and record-keeping will also apply. Furthermore, regulatory agencies subject a marketed product, its manufacturer and the manufacturer's facilities to continual review and periodic inspections. Compliance with these regulatory requirements are time consuming and require the expenditure of substantial resources.

        If any of our product candidates is approved, we will be required to report certain adverse events involving our products to the FDA, to provide updated safety and efficacy information and to comply with requirements concerning the advertisement and promotional labeling of our products. As a result, even if we obtain necessary regulatory approvals to market our product candidates for any indication, any adverse results, circumstances or events that are subsequently discovered, could require that we cease marketing the product for that indication or expend money, time and effort to ensure full compliance, which could have a material adverse effect on our business.

        Any failure by us, or by any third parties that may manufacture or market our products, to comply with the law, including statutes and regulations administered by the FDA or other U.S. or foreign regulatory authorities, could result in, among other things, warning letters, fines and other civil penalties, suspension of regulatory approvals and the resulting requirement that we suspend sales of our products, refusal to approve pending applications or supplements to approved applications, export or import restrictions, interruption of production, operating restrictions, closure of the facilities used by us or third parties to manufacture our product candidates, injunctions or criminal prosecution. Any of the foregoing actions could have a material adverse effect on our business.

        The healthcare community has relatively little experience with therapies based on cellular medicine and, accordingly, if our product candidates do not become widely accepted by physicians, patients, third party payors or the healthcare community, we may be unable to generate significant revenue, if any.

        We are developing cell-based therapy product candidates for the treatment of heart damage that represent novel and unproven treatments and, if approved, will compete with a number of more conventional products and therapies manufactured and marketed by others, including major pharmaceutical companies. We cannot predict or guarantee that physicians, patients, healthcare insurers, third party payors or health maintenance organizations, or the healthcare community in general, will accept or utilize any of our product candidates. We anticipate that, if approved, we will market our myoblast product primarily to interventional cardiologists, who are generally not the primary care physicians for patients who may be eligible for treatment with MyoCell. Accordingly, our commercial success may be dependent on third party physicians referring their patients to interventional cardiologists for MyoCell treatment.

        If we are successful in obtaining regulatory approval for any of our product candidates, the degree of market acceptance of those products will depend on many factors, including:

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  our ability to provide acceptable evidence and the perception of patients and the healthcare community, including third party payors, of the positive characteristics of our product candidates relative to existing treatment methods, including their safety, efficacy, cost effectiveness and/or other potential advantages;

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  the incidence and severity of any adverse side effects of our product candidates;

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  the availability of alternative treatments;

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  the labeling requirements imposed by the FDA and foreign regulatory agencies, including the scope of approved indications and any safety warnings;

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  our ability to obtain sufficient third party insurance coverage or reimbursement for our products candidates;

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  the inclusion of our products on insurance company coverage policies;

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  the willingness and ability of patients and the healthcare community to adopt new technologies;

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  the procedure time associated with the use of our product candidates;

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  our ability to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates with acceptable quality and at an acceptable cost to meet demand; and

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  marketing and distribution support for our products.

        Failure to achieve market acceptance would limit our ability to generate revenue and would have a material adverse effect on our business. In addition, if any of our product candidates achieve market acceptance, we may not be able to maintain that market acceptance over time if competing products or technologies are introduced that are received more favorably or are more cost-effective.

Risks Relating to the September 2005, September 2006, and August 2007 Financings

        If we are required for any reason to repay our outstanding debentures we would be required to deplete our working capital, if available, or raise additional funds. Our failure to repay the convertible debentures, if required, could result in legal action against us, which could require the sale of substantial assets.    We have outstanding, as of September 1, 2007, $23,479,420 aggregate original principal amount of convertible debentures with an original issue discount of 20.3187% with $12,550,000 in 2007 Debentures, $8,259,767 in 2006 Debentures, and $2,669,653 in 2005 Debentures.

We are required to redeem on a monthly basis, by payment, at our option, with cash or with shares of our common stock, 1/30th of the aggregate original principal amount of the debentures.

        The 2005 Debentures are due and payable on September 14, 2008, unless sooner converted into shares of our common stock, the 2006 Debentures are due and payable on February 28, 2010, and the 2007 Debentures are due and payable on August 31, 2010, unless sooner converted into shares of our common stock. Any event of default could require the early repayment of the convertible debentures, including the accruing of interest on the outstanding principal balance of the debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the convertible debentures will be converted into shares of our common stock, in accordance with the terms of the convertible debentures; however no assurance can be provided that any amount of debentures will be converted. If, prior to the maturity date, we are required to repay the convertible debentures in full, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the debenture holders could commence legal action against us to recover the amounts due. Any such action could require us to curtail or cease operations.

        There are a large number of shares underlying our convertible debentures in full, and warrants that are registered and available for sale and the sale of these shares may depress the market price of our common stock.    As of September 1, 2007, we had:

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  certain outstanding 2005 Debentures that may be converted into an estimated 7,851,920 shares of common stock based on a conversion price of $0.34, and

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  outstanding 2005 Warrants to purchase 2,335,005 shares of common stock with an exercise price of $0.34 that were issued in connection with the sale of the 2005 Debentures, and

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  outstanding replacement warrants to purchase 12,689,966 shares of common stock with an exercise price of $0.34, and

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  outstanding 2006 Debentures that may be converted into an estimated 28,679,747 shares of common stock based on a conversion price of $0.288, and

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  outstanding 2006 warrants to purchase 23,640,191 shares of common stock with an exercise price of $0.3168 that were issued in connection with the sale of the 2006 Debentures, and

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  certain outstanding 2007 Debentures that may be converted into an estimated 36,911,765 shares of common stock based on a conversion price of $0.34, and

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  outstanding 2007 Warrants to purchase 43,240,655 shares of common stock with an exercise price of $0.34 that were issued in connection with the sale of the 2007 Debentures.

        Sales of a substantial number of shares of our common stock in the public market could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate.

        The issuance of shares upon conversion of the convertible debentures and exercise of outstanding warrants will cause immediate and substantial dilution to our existing stockholders.    The issuance of shares upon conversion of the convertible debentures and exercise of warrants, including the replacement warrants, will result in substantial dilution to the interests of other stockholders since the selling security holders may ultimately convert and sell the full amount issuable on conversion. Although no single selling security holder may convert its convertible debentures and/or exercise its warrants if such conversion or exercise would cause it to own more than 4.99% of our outstanding common stock, this restriction does not prevent each selling security holder from converting and/or exercising some of its holdings and then converting the rest of its holdings. In this way, each selling security holder could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering. In addition, the issuance of the 2007 Debentures and the 2007 Warrants triggered certain anti-dilution rights for certain third parties currently holding our securities resulting in substantial dilution to the interests of other stockholders.

        Payment of mandatory monthly redemptions in shares of common stock will result in substantial dilution.    We expect to satisfy all or a significant portion of our obligation to redeem 1/30th of the aggregate original principal amount of debentures per month through issuance of additional shares of our common stock. This approach will result in substantial dilution to the interests of other stockholders. In addition, many of our outstanding securities contain anti-dilution protections that will result in further dilution in the event the redemption prices associated with the monthly redemptions are below $.25 per share of our common stock.

        If we fail to effect and maintain registration of the common stock issued or issuable pursuant to conversion of our debentures, or upon exercise of our warrants, we may be obligated to pay the investors of those securities liquidated damages.    We have various obligations to file and obtain the effectiveness of certain registration statements which include certain outstanding common stock and common stock underlying outstanding debentures and common stock underlying the warrants. If we fail to meet any obligations we have to have effective and current registration statements available (including the current registration statement related to the common stock underlying our debentures and warrants), we may become obligated to pay liquidated damages to investors to the extent they may be entitled to such damages. In addition, to the filing of registration statements in connection with the 2007 Financing pursuant to the amendments to the 2005 and 2006 financing documents described above, we are contractually obligated to file additional registration statements at various times in the future. Because of the SEC's recent interpretation of Rule 415, we cannot offer any assurances that we will be able to obtain the effectiveness of any registration statement or post-effective amendments that we may file.

        Our outstanding indebtedness on our 2005, 2006 and 2007 Debentures imposes certain restrictions on how we conduct our business. In addition, all of our assets, including our intellectual property, are pledged to secure this indebtedness. If we fail to meet our obligations under the Debentures, our payment obligations may be accelerated and the collateral securing the debt may be sold to satisfy these obligations.

        The Debentures and related agreements contain various provisions that restrict our operating flexibility. Pursuant to the agreement, we may not, among other things:

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  except for certain permitted indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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  except for certain permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

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  amend our certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of holders of the Debentures and Warrants;

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  repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock or common stock equivalents;

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  enter into any transaction with any of our affiliates, which would be required to be disclosed in any public filing with the Securities and Exchange Commission, unless such transaction is made on an arm's-length basis and expressly approved by a majority of our disinterested directors (even if less than a quorum otherwise required for board approval);

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  pay cash dividends or distributions on any of our equity securities;

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  grant certain registration rights;

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  enter into any agreement with respect to any of the foregoing; or

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  make cash expenditures in excess of $1,000,000 per calendar month, subject to certain specified exceptions.

These provisions could have important consequences for us, including (i) making it more difficult for us to obtain additional debt financing from another lender, or obtain new debt financing on terms favorable to us, (ii) causing us to use a portion of our available cash for debt repayment and service rather than other perceived needs and/or (iii) impacting our ability to take advantage of significant, perceived business opportunities.

        Our obligations under the Securities Purchase Agreement are secured by substantially all of our assets.    Our obligations under the security agreement, executed in connection with the 2007 Financing, with the holders of the debentures and warrants are secured by substantially all of our assets. As a result, if we default under the terms of the security agreement, such holders could foreclose on their security interest and liquidate all of our assets. This would cause operations to cease.

Risks Relating to Government Regulation

        Companies such as ours engaged in research using nuclear transfer and embryonic stem cells are currently subject to strict government regulations, and our operations could be harmed by any legislative or administrative efforts impacting the use of nuclear transfer technology or human embryonic material.    Our business is focused on human cell therapy, which includes the production of human differentiated cells from stem cells and involves the use of nuclear transfer technology, human oocytes, and embryonic material as well as adult stem cells. Nuclear transfer technology, commonly known as therapeutic cloning, and research utilizing embryonic stem cells are controversial subjects, and are currently subject to intense scrutiny, both in the United States, the United Nations and throughout the world, particularly in the area of nuclear transfer of human cells and the use of human embryonic material.

        We cannot assure you that our operations will not be harmed by any legislative or administrative efforts by politicians or groups opposed to the development of nuclear transfer technology generally or the use of nuclear transfer for therapeutic cloning of human cells specifically. Further, we cannot assure you that legislative or administrative restrictions directly or indirectly delaying, limiting or preventing the use of nuclear transfer technology or human embryonic material or the sale, manufacture or use of products or services derived from nuclear transfer technology or human embryonic material will not be adopted in the future.

        Restrictions on the use of human embryonic stem cells, and the ethical, legal and social implications of that research, could prevent us from developing or gaining acceptance for commercially viable products in these areas.    Some of our most important programs involve the use of stem cells that are derived from human embryos. The use of human embryonic stem cells gives rise to ethical, legal and social issues regarding the appropriate use of these cells. In the event that our research related to human embryonic stem cells becomes the subject of adverse commentary or publicity, the market price for our common stock could be significantly harmed. Some political and religious groups have voiced opposition to our technology and practices. We use stem cells derived from human embryos that have been created for in vitro fertilization procedures but are no longer desired or suitable for that use and are donated with appropriate informed consent for research use. Many research institutions, including some of our scientific collaborators, have adopted policies regarding the ethical use of human embryonic tissue. These policies may have the effect of limiting the scope of research conducted using human embryonic stem cells, thereby impairing our ability to conduct research in this field.

        Potential and actual legislation and regulation at the federal or state level related to our technology could limit our activities and ability to develop products for commercial sales, depriving us of our anticipated source of future revenues. Legislative bills could be introduced in the future aiming to prohibit the use or commercialization of somatic cell nuclear transfer technology or of any products resulting from it, including those related to human therapeutic cloning and regenerative medicine. Such legislation could have a significant influence on our ability to pursue our research, development and commercialization plans in the United States.

        Any future or additional government-imposed restrictions in these or other jurisdictions with respect to use of embryos or human embryonic stem cells in research and development could have a material adverse effect on us, by, among other things:

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  harming our ability to establish critical partnerships and collaborations,

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  delaying or preventing progress in our research and development,

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  limiting or preventing the development, sale or use of our products, and

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  causing a decrease in the price of our stock.

        Because we or our collaborators must obtain regulatory approval to market our products in the United States and other countries, we cannot predict whether or when we will be permitted to commercialize our products.    Federal, state and local governments in the United States and governments in other countries have significant regulations in place that govern many of our activities. We are or may become subject to various federal, state and local laws, regulations and recommendations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and the use and disposal of hazardous or potentially hazardous substances used in connection with our research and development work. The preclinical testing and clinical trials of the products that we or our collaborators develop are subject to extensive government regulation that may prevent us from creating commercially viable products from our discoveries. In addition, the sale by us or our collaborators of any commercially viable product will be subject to government regulation from several standpoints, including manufacturing, advertising and promoting, selling and marketing, labeling, and distributing.

        If, and to the extent that, we are unable to comply with these regulations, our ability to earn revenues will be materially and negatively impacted. The regulatory process, particularly in the biotechnology field, is uncertain, can take many years and requires the expenditure of substantial resources. Biological drugs and non-biological drugs are rigorously regulated. In particular, proposed human pharmaceutical therapeutic product candidates are subject to rigorous preclinical and clinical testing and other requirements by the FDA in the United States and similar health authorities in other countries in order to demonstrate safety and efficacy. We may never obtain regulatory approval to market our proposed products. For additional information about governmental regulations that will affect our planned and intended business operations, see "DESCRIPTION OF BUSINESS—Government Regulation" below.

        Our products may not receive FDA approval, which would prevent us from commercially marketing our products and producing revenues. The FDA and comparable government agencies in foreign countries impose substantial regulations on the manufacture and marketing of pharmaceutical products through lengthy and detailed laboratory, pre-clinical and clinical testing procedures, sampling activities and other costly and time-consuming procedures. Satisfaction of these regulations typically takes several years or more and varies substantially based upon the type, complexity and novelty of the proposed product. We cannot assure you that FDA approvals for any products developed by us will be granted on a timely basis, if at all. Any such delay in obtaining, or failure to obtain, such approvals could have a material adverse effect on the marketing of our products and our ability to generate product revenue. For additional information about governmental regulations that will affect our planned and intended business operations, see "DESCRIPTION OF BUSINESS—Government Regulation" below.

        For-profit entities may be prohibited from benefiting from grant funding.    There has been much publicity about grant resources for stem cell research, including Proposition 71 in California, which is described more fully under the heading "DESCRIPTION OF BUSINESS—California Proposition 71" below. Rules and regulations related to any funding that may ultimately be provided, the type of entity that will be eligible for funding, the science to be funded, and funding details have not been finalized. As a result of these uncertainties regarding Proposition 71, we cannot assure you that funding, if any, will be available to us, or any for-profit entity.

        The government maintains certain rights in technology that we develop using government grant money and we may lose the revenues from such technology if we do not commercialize and utilize the technology pursuant to established government guidelines.    Certain of our and our licensors' research has been or is being funded in part by government grants. In connection with certain grants, the U.S. government retains rights in the technology developed with the grant. These rights could restrict our ability to fully capitalize upon the value of this research.

Risks Relating to Our Reliance on Third Parties

        We depend on our collaborators to help us develop and test our proposed products, and our ability to develop and commercialize products may be impaired or delayed if collaborations are unsuccessful.    Our strategy for the development, clinical testing and commercialization of our proposed products requires that we enter into collaborations with corporate partners, licensors, licensees and others. We are dependent upon the subsequent success of these other parties in performing their respective responsibilities and the continued cooperation of our partners. Our collaborators may not cooperate with us or perform their obligations under our agreements with them. We cannot control the amount and timing of our collaborators' resources that will be devoted to our research and development activities related to our collaborative agreements with them. Our collaborators may choose to pursue existing or alternative technologies in preference to those being developed in collaboration with us.

        Under agreements with collaborators, we may rely significantly on such collaborators to, among other things:

  •
  design and conduct advanced clinical trials in the event that we reach clinical trials,

  •
  fund research and development activities with us,

  •
  pay us fees upon the achievement of milestones, and

  •
  market with us any commercial products that result from our collaborations.

        The development and commercialization of potential products will be delayed if collaborators fail to conduct these activities in a timely manner or at all. In addition, our collaborators could terminate their agreements with us and we may not receive any development or milestone payments. If we do not achieve milestones set forth in the agreements, or if our collaborators breach or terminate their collaborative agreements with us, our business may be materially harmed.

        Our reliance on the activities of our non-employee consultants, research institutions, and scientific contractors, whose activities are not wholly within our control, may lead to delays in development of our proposed products.    We rely extensively upon and have relationships with scientific consultants at academic and other institutions, some of whom conduct research at our request, and other consultants with expertise in clinical development strategy or other matters. These consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. We have limited control over the activities of these consultants and, except as otherwise required by our collaboration and consulting agreements to the extent they exist, can expect only limited amounts of their time to be dedicated to our activities.

        In addition, we have formed research collaborations with academic and other research institutions throughout the world. These research facilities may have commitments to other commercial and non-commercial entities. We have limited control over the operations of these laboratories and can expect only limited amounts of time to be dedicated to our research goals.

        We also rely on other companies for certain process development or other technical scientific work. We have contracts with these companies that specify the work to be done and results to be achieved, but we do not have direct control over their personnel or operations. If any of these third parties are unable or refuse to contribute to projects on which we need their help, our ability to generate advances in our technologies and develop our products could be significantly harmed.

General Risks Relating to Our Business

        We may be subject to litigation that will be costly to defend or pursue and uncertain in its outcome.    Our business may bring us into conflict with our licensees, licensors, or others with whom we have contractual or other business relationships, or with our competitors or others whose interests differ from ours. If we are unable to resolve those conflicts on terms that are satisfactory to all parties, we may become involved in litigation brought by or against us. That litigation is likely to be expensive and may require a significant amount of management's time and attention, at the expense of other aspects of our business. The outcome of litigation is always uncertain, and in some cases could include judgments against us that require us to pay damages, enjoin us from certain activities, or otherwise affect our legal or contractual rights, which could have a significant adverse effect on our business.

        We may not be able to obtain third-party patient reimbursement or favorable product pricing, which would reduce our ability to operate profitably.    Our ability to successfully commercialize certain of our proposed products in the human therapeutic field may depend to a significant degree on patient reimbursement of the costs of such products and related treatments at acceptable levels from government authorities, private health insurers and other organizations, such as health maintenance organizations. We cannot assure you that reimbursement in the United States or foreign countries will be available for any products we may develop or, if available, will not be decreased in the future, or that reimbursement amounts will not reduce the demand for, or the price of, our products with a consequent harm to our business. We cannot predict what additional regulation or legislation relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such regulation or legislation may have on our business. If additional regulations are overly onerous or expensive, or if health care related legislation makes our business more expensive or burdensome than originally anticipated, we may be forced to significantly downsize our business plans or completely abandon our business model.

        Our products are likely to be expensive to manufacture, and they may not be profitable if we are unable to control the costs to manufacture them.    Our products are likely to be significantly more expensive to manufacture than most other drugs currently on the market today. Our present manufacturing processes produce modest quantities of product intended for use in our ongoing research activities, and we have not developed processes, procedures and capability to produce commercial volumes of product. We hope to substantially reduce manufacturing costs through process improvements, development of new science, increases in manufacturing scale and outsourcing to experienced manufacturers. If we are not able to make these or other improvements, and depending on the pricing of the product, our profit margins may be significantly less than that of most drugs on the market today. In addition, we may not be able to charge a high enough price for any cell therapy product we develop, even if they are safe and effective, to make a profit. If we are unable to realize significant profits from our potential product candidates, our business would be materially harmed.

        To be successful, our proposed products must be accepted by the health care community, which can be very slow to adopt or unreceptive to new technologies and products.    Our proposed products and those developed by our collaborative partners, if approved for marketing, may not achieve market acceptance since hospitals, physicians, patients or the medical community in general may decide not to accept and utilize these products. The products that we are attempting to develop represent substantial departures from established treatment methods and will compete with a number of more conventional drugs and therapies manufactured and marketed by major pharmaceutical companies. The degree of market acceptance of any of our developed products will depend on a number of factors, including:

  •
  our establishment and demonstration to the medical community of the clinical efficacy and safety of our proposed products;

  •
  our ability to create products that are superior to alternatives currently on the market;

  •
  our ability to establish in the medical community the potential advantage of our treatments over alternative treatment methods; and

  •
  reimbursement policies of government and third-party payors.

        If the health care community does not accept our products for any of the foregoing reasons, or for any other reason, our business would be materially harmed.

        Our current source of revenues depends on the stability and performance of our sublicensees.    Our ability to collect royalties on product sales from our sublicensees will depend on the financial and operational success of the companies operating under a sublicense. Revenues from those licensees will depend upon the financial and operational success of those third parties. We cannot assure you that these licensees will be successful in obtaining requisite financing or in developing and successfully marketing their products. These licensees may experience unanticipated obstacles including regulatory hurdles, and scientific or technical challenges, which could have the effect of reducing their ability to generate revenues and pay us royalties.

        We depend on key personnel for our continued operations and future success, and a loss of certain key personnel could significantly hinder our ability to move forward with our business plan.    Because of the specialized nature of our business, we are highly dependent on our ability to identify, hire, train and retain highly qualified scientific and technical personnel for the research and development activities we conduct or sponsor. The loss of one or more certain key executive officers, or scientific officers, would be significantly detrimental to us. In addition, recruiting and retaining qualified scientific personnel to perform research and development work is critical to our success. Our anticipated growth and expansion into areas and activities requiring additional expertise, such as clinical testing, regulatory compliance, manufacturing and marketing, will require the addition of new management personnel and the development of additional expertise by existing management personnel. There is intense competition for qualified personnel in the areas of our present and planned activities, and there can be no assurance that we will be able to continue to attract and retain the qualified personnel necessary for the development of our business. The failure to attract and retain such personnel or to develop such expertise would adversely affect our business.

        Our credibility as a business operating in the field of human embryonic stem cells is largely dependent upon the support of our Ethics Advisory Board.    Because the use of human embryonic stem cells gives rise to ethical, legal and social issues, we have instituted an Ethics Advisory Board. Our Ethics Advisory Board is made up of highly qualified individuals with expertise in the field of human embryonic stem cells. We cannot assure you that these members will continue to serve on our Ethics Advisory Board, and the loss of any such member may affect the credibility and effectiveness of the Board. As a result, our business may be materially harmed in the event of any such loss.

        Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.    We have limited director and officer insurance and commercial insurance policies. Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify, however, we may fail to correctly anticipate or quantify insurable risks, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability.

        We have no product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.    The testing, manufacturing, marketing and sale of human therapeutic products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have no product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses.

        We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is obtained or maintained in the future, any product liability claim could harm our business or financial condition.

        We presently have members of management and other key employees located in various locations throughout the country which adds complexities to the operation of the business.    Presently, we have members of management and other key employees located in both California and Massachusetts, which adds complexities to the operation of our business. We intend to maintain our research facilities in

Massachusetts and we have established corporate offices and an additional research facility in California. We will likely continue to incur significant costs associated with maintaining multiple locations.

        We face risks related to compliance with corporate governance laws and financial reporting standards.    The Sarbanes-Oxley Act of 2002, as well as related new rules and regulations implemented by the Securities and Exchange Commission and the Public Company Accounting Oversight Board, require changes in the corporate governance practices and financial reporting standards for public companies. These new laws, rules and regulations, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 relating to internal control over financial reporting, referred to as Section 404, have materially increased our legal and financial compliance costs and made some activities more time-consuming and more burdensome. Section 404 requires that by 2007 our management assess our internal control over financial reporting annually and include a report on its assessment in our annual report. In 2008 our independent registered public accounting firm may be required to audit both the design and operating effectiveness of our internal controls and management's assessment of the design and the operating effectiveness of our internal control over financial reporting.

Risks Relating to Our Common Stock

        Stock prices for biotechnology companies have historically tended to be very volatile.    Stock prices and trading volumes for many biotechnology companies fluctuate widely for a number of reasons, including but not limited to the following factors, some of which may be unrelated to their businesses or results of operations:

  •
  clinical trial results

  •
  the amount of cash resources and ability to obtain additional funding

  •
  announcements of research activities, business developments, technological innovations or new products by companies or their competitors

  •
  entering into or terminating strategic relationships

  •
  changes in government regulation

  •
  disputes concerning patents or proprietary rights

  •
  changes in revenues or expense levels

  •
  public concern regarding the safety, efficacy or other aspects of the products or methodologies being developed

  •
  reports by securities analysts

  •
  activities of various interest groups or organizations

  •
  media coverage

  •
  status of the investment markets

        This market volatility, as well as general domestic or international economic, market and political conditions, could materially and adversely affect the market price of our common stock and the return on your investment.

        A significant number of shares of our common stock have become available for sale and their sale could depress the price of our common stock.    On September 15, 2007, a significant number of our outstanding securities (including the 2005 Debentures, the 2005 Warrants and the shares of common stock underlying such securities) that were previously restricted became eligible for sale under Rule 144(k) of the Securities Act, and their sale will not be subject to any volume limitations.

        Not including the shares of common stock underlying the 2005 Debentures, the 2005 Warrants, the 2006 Debentures, the 2006 Warrants, the replacement warrants, the 2007 Debentures, and the 2007 Warrants, there are presently approximately 92,169,478 outstanding options, warrants and other securities convertible or exercisable into shares of our common stock.

        We may also sell a substantial number of additional shares of our common stock in connection with a private placement or public offering of shares of our common stock (or other series or class of capital stock to be designated in the future). The terms of any such private placement would likely require us to register the resale of any shares of capital stock issued or issuable in the transaction. We have also issued common stock to certain parties, such as vendors and service providers, as payment for products and services. Under these arrangements, we may agree to register the shares for resale soon after their issuance. We may also continue to pay for certain goods and services with equity, which would dilute your interest in the company.

        Sales of a substantial number of shares of our common stock under any of the circumstances described above could adversely affect the market price for our common stock and make it more difficult for you to sell shares of our common stock at times and prices that you feel are appropriate.

        We do not intend to pay cash dividends on our common stock in the foreseeable future.    Any payment of cash dividends will depend upon our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. We do not anticipate paying cash dividends on our common stock in the foreseeable future. Furthermore, we may incur additional indebtedness that may severely restrict or prohibit the payment of dividends.

        Our securities are quoted on the OTC Bulletin Board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange.    Our securities are currently quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. Some investors may perceive our securities to be less attractive because they are traded in the over-the-counter market. In addition, as an OTC Bulletin Board listed company, we do not attract the extensive analyst coverage that accompanies companies listed on Nasdaq or any other regional or national exchange. Further, institutional and other investors may have investment guidelines that restrict or prohibit investing in securities traded in the over-the-counter market. These factors may have an adverse impact on the trading and price of our securities.

        Our common stock is subject to "penny stock" regulations and restrictions on initial and secondary broker-dealer sales.    The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Penny stocks are subject to certain additional oversight and regulatory requirements. Brokers and dealers affecting transactions in our common stock in many circumstances must obtain the written consent of a customer prior to purchasing our common stock, must obtain information from the customer and must provide disclosures to the customer. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to sell your shares of our common stock in the secondary market.

USE OF PROCEEDS

        We will not receive proceeds from the sale of shares under this prospectus by the selling security holders. We may, however, receive the exercise price of the warrants if and when those warrants are exercised by the selling security holders. Whether we receive any proceeds depends upon whether the holders of the warrants utilize their cashless exercise rights. Such amounts, if any, that we receive upon exercise of the warrants will be used for general corporate purposes.

SELLING SECURITY HOLDERS

        The securities are being offered by the named selling security holders below. The selling security holders hold common stock (or securities convertible or exercisable into common stock), the terms of which are described below under "DESCRIPTION OF SECURITIES." The selling security holders may, from time to time, offer and sell any or all of the shares that are registered or will be registered under this prospectus, although they are not obligated to do so.

        The selling security holders listed in the Selling Security Holder Table below each received (i) the 2007 Debentures, which are convertible into shares of our common stock, and/or (ii) the 2007 Warrants, which our exercisable into shares of common stock, in connection with the closing of the private placement in September 2007. As a result of certain contractual obligations, we are registering pursuant to this Registration Statement shares of common stock underlying these securities.

        The following table sets forth, to the best of our knowledge and belief, with respect to the selling security holders:

  •
  the number of shares of common stock beneficially owned as of the date of this prospectus prior to the offering contemplated hereby (without taking into account the fact that each selling security holder has contractually agreed to restrict its ability to convert the convertible debentures and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by each selling security holder and its affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of common stock), including the shares issuable upon (i) conversion of the 2007 Debentures, (ii) exercise of the 2007 Warrants, and (iii) conversion and or/exercise of any other derivative securities held by each selling security holder,

  •
  the number of shares of common stock eligible for resale and to be offered by each selling security holder pursuant to this prospectus,

  •
  the number of shares owned by each selling security holder after the offering contemplated hereby assuming that all shares eligible for resale pursuant to this prospectus actually are sold,

  •
  the percentage of shares of common stock owned by each selling security holder after the offering contemplated hereby, calculated on a fully-diluted basis assuming conversion and/or exercise of all outstanding deriviative securities of the company including but not limited to (i) the conversion of the 2007 Debentures, and (ii) the exercise of the 2007 Warrants, and

  •
  in notes to the table, additional information concerning the selling security holders including any NASD affiliations and any relationships, excluding non-executive employee and other non-material relationships, that a selling security holder had during the past three years with us or any of our predecessors or affiliates.

        Some of the shares of common stock underlying the debentures and warrants included in the following table may have already been sold, transferred or disposed of by the selling security holders.

        The registration of the offered shares does not mean that any or all of the selling security holders will offer or sell any of these shares. Except as set forth in the notes to these tables, there is not nor has there been a material relationship between us and any of the selling stockholders within the past three years. We believe, based on information supplied by the following selling security holders, that the natural persons named in the "Information Regarding Institutional Selling Security Holders" section of this prospectus following these tables exercise the sole or shared voting and/or dispositive powers with respect to the shares registered for resale in this prospectus.

SELLING SECURITY HOLDER TABLE

Selling Security Holder	Total Shares of Common Stock Owned as of the date of this Prospectus	Shares of Common Stock Included in Prospectus	Common Stock Owned After Completion of Offering	Percentage of Common Stock Owned After Completion of Offering
The Jay Goldman Master L.P.	8,491,903	478,173	8,013,730	3.2%
CAMOFI Master LDC	12,165,649	2,103,962	10,061,687	4.1%
Shapiro Family Trust Dated September 25, 1989(1)	2,916,555	382,538	2,534,017	1.0%
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	1,236,809	191,269	1,045,540	0.4%
High Tide, LLC	1,384,456	229,523	1,154,933	0.5%
JMG Triton Offshore Fund, Ltd.	5,120,699	478,173	4,642,526	1.9%
JMG Capital Partners, LP	5,445,841	478,173	4,967,668	2.0%
Cranshire Capital, LP	3,164,409	573,808	2,590,601	1.0%
Bristol Investment Fund, Ltd.	14,938,693	1,912,692	13,026,001	5.3%
Rockmore Investment Master Fund, Ltd.	2,111,194	286,904	1,824,290	0.7%
Smithfield Fiduciary, LLC	13,271,358	2,869,039	10,402,319	4.2%
Alpha Capital	3,876,617	573,808	3,302,809	1.3%
Midsummer Investment, Ltd.	15,744,792	2,869,039	12,875,753	5.2%
John A. Kryzanowski	5,008,793	382,538	4,626,255	1.9%
Anthem Ventures Fund, LP(2)	9,856,482	382,538	9,473,944	3.8%
CAMHZN Master LDC	2,952,941	765,077	2,187,864	0.9%
RHP Master Fund, Ltd.	1,845,588	478,173	1,367,415	0.6%
Brio Capital L.P.	1,328,824	344,285	984,539	0.4%
Gemini Master Fund, Ltd.	2,214,706	573,808	1,640,898	0.7%
Paragon Capital LP	2,583,824	669,442	1,914,382	0.8%
The Black Diamond Fund, LP	1,476,471	382,538	1,093,933	0.4%
Chestnut Ridge Partners, LP	2,214,706	573,808	1,640,898	0.7%
PDPI LLC(3)	4,429,412	1,147,615	3,281,797	1.3%
T.R. Winston & Company, LLC(4)	13,643,379	1,530,154	12,113,225	4.9%
Burrill Merchant Advisors Group, LLC(5)	142,110	36,819	105,291	0.0%
Rodman & Renshaw(6)	214,457	55,564	158,893	0.1%
Perrin, Holden & Davenport Capital Corp.(7)	932,989	17,214	915,775	0.4%
Total	138,713,656	20,766,674	117,946,982	47.7%

(1)
Alan C. Shapiro may be deemed the beneficial owner of the securities held by The Shapiro Family Trust and is a director of Advanced Cell Technology, Inc.

(2)
As of September 6, 2007, Anthem Ventures Fund, LP was the beneficial owner of 14.0% of our outstanding common stock.

(3)
Dr. Pedro Huertas, our Chief Development Officer, holds a 16.67% equity interest in PDPI LLC.

(4)
T.R. Winston & Company, LLC provided broker services to us in connection with the 2007 Financing.

(5)
Burrill Merchant Advisors Group, LLC provided broker services to us in connection with the 2007 Financing.

(6)
Rodman & Renshaw LLC provided broker services to us in connection with the 2007 Financing.

(7)
Perrin, Holden & Davenport Capital Corp. provided broker services to us in connection with the 2007 Financing. The number of shares disclosed in this row includes 866,548 shares held in the name Perrin, Holden & Davenport Capital Corp. for the benefit of certain of its customers.

Additional Disclosure

Dollar Value of Underlying Securities Registered for Resale in this Prospectus

        The total dollar value of the shares of common stock underlying the securities issued in connection with the 2007 Financing that we have registered for resale (using the number of underlying securities that we have registered for resale and the market price per share for those securities on August 31, 2007, the closing date of the 2007 Financing) are as follows:

Shares of Common Stock Registered for Resale Underlying Debentures and Warrants:	20,766,674
Market Price per Share of Common Stock on Closing Date:	$0.35
Dollar Value of Underlying Securities:	$7,268,336

Payments Made in Connection with 2007 Financing

        The following tables disclose the dollar amount of each payment (including the value of any payments to be made in common stock) in connection with the 2007 Financing that we have made or may be required to make to any selling security holder, any affiliate of a selling security holder, or any person with whom any selling security holder has a contractual relationship regarding the transaction (including any interest payments, liquidated damages, payments made to "finders" or "placement agents", and any other payments or potential payments). The net proceeds to the company from the sale of the 2007 Debentures and the total possible payments to all selling security holders and any of their affiliates in the first year following the sale of the 2007 Debentures and are also provided.

Payee	Type of Payment	Amount/Value of Payment
T.R. Winston & Company, LLC(1)	Cash Warrant(2)	$ $	717,200 1,889,998
Burrill Merchant Advisors Group, LLC(1)	Cash Warrant(3)	$ $	38,500 45,478
Rodman & Renshaw LLC(1)	Cash Warrant(4)	$ $	58,100 68,630
Perrin, Holden & Davenport Capital Corp.(1)	Cash Warrant(5)	$ $	18,000 21,262
Total Possible Payments to all Selling Security Holders and Any of Their Affiliates in First Year:			$2,857,168
Net Proceeds from Debentures:			$7,142,832

(1)
T.R. Winston & Company, LLC, Burrill Merchant Advisors Group, LLC, Rodman & Renshaw LLC, and Perrin, Holden & Davenport Capital Corp. served as the placement agents for the securities sold in the 2007 Financing.

(2)
On August 31, 2007, we issued a warrant to purchase 5,905,882 shares of common stock at an exercise price of $0.38 per share to T.R. Winston & Company, LLC in connection with the 2007 Financing. The market price per share on the date of issuance was $0.35. The initial fair value of the warrant was estimated at approximately $1,889,998 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0.00%;

  (2) expected volatility of 151%, (3) risk-free interest rate of 4.25%, and (4) expected life of 5 years.

(3)
On August 31, 2007, we issued a warrant to purchase 142,110 shares of common stock at an exercise price of $0.38 per share to Burrill Merchant Advisors Group in connection with the 2007 Financing. The market price per share on the date of issuance was $0.35. The initial fair value of the warrant was estimated at approximately $45,478 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0.00%; (2) expected volatility of 151%, (3) risk-free interest rate of 4.25%, and (4) expected life of 5 years.

(4)
On August 31, 2007, we issued a warrant to purchase 214,457 shares of common stock at an exercise price of $0.38 per share to Rodman & Renshaw LLC in connection with the 2007 Financing. The market price per share on the date of issuance was $0.35. The initial fair value of the warrant was estimated at approximately $68,630 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0.00%; (2) expected volatility of 151%, (3) risk-free interest rate of 4.25%, and (4) expected life of 5 years.

(5)
On August 31, 2007, we issued a warrant to purchase 66,441 shares of common stock at an exercise price of $0.38 per share to Perrin, Holden & Davenport Capital Corp. in connection with the 2007 Financing. The market price per share on the date of issuance was $0.35. The initial fair value of the warrant was estimated at approximately $21,262 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0.00%; (2) expected volatility of 151%, (3) risk-free interest rate of 4.25%, and (4) expected life of 5 years.

Potential Profits on Conversion of 2007 Debentures

        The following tables show the total possible profit that the selling security holders could realize as a result of the conversion discount for the securities underlying the 2007 Debentures.

Selling Security Holder	Market Price per Share of Common Stock on Closing Date	Conversion Price of Debentures	Total Possible Shares Underlying Debentures	Combined Market Price of Shares Underlying Debentures	Combined Conversion Price of Shares Underlying Debentures	Total Possible Discount to Market Price(1)
The Jay Goldman Master L.P.	$0.35	$0.34	922,794	$322,978	$313,750	$9,228
CAMOFI Master LDC	$0.35	$0.34	4,060,294	$1,421,103	$1,380,500	$40,603
Shapiro Family Trust Dated September 25, 1989	$0.35	$0.34	738,235	$258,382	$251,000	$7,382
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	$0.35	$0.34	369,118	$129,191	$125,500	$3,691
High Tide, LLC	$0.35	$0.34	442,941	$155,029	$150,600	$4,429
JMG Triton Offshore Fund, Ltd.	$0.35	$0.34	922,794	$322,978	$313,750	$9,228
JMG Capital Partners, LP	$0.35	$0.34	922,794	$322,978	$313,750	$9,228
Cranshire Capital, LP	$0.35	$0.34	1,107,353	$387,574	$376,500	$11,074
Bristol Investment Fund, Ltd.	$0.35	$0.34	3,691,176	$1,291,912	$1,255,000	$36,912
Rockmore Investment Master Fund, Ltd.	$0.35	$0.34	553,676	$193,787	$188,250	$5,537
Smithfield Fiduciary, LLC	$0.35	$0.34	5,536,765	$1,937,868	$1,882,500	$55,368
Alpha Capital	$0.35	$0.34	1,107,353	$387,574	$376,500	$11,074
Midsummer Investment, Ltd.	$0.35	$0.34	5,536,765	$1,937,868	$1,882,500	$55,368
John A. Kryzanowski	$0.35	$0.34	738,235	$258,382	$251,000	$7,382
Anthem Ventures Fund, LP	$0.35	$0.34	738,235	$258,382	$251,000	$7,382
CAMHZN Master LDC	$0.35	$0.34	1,476,471	$516,765	$502,000	$14,765
RHP Master Fund, Ltd.	$0.35	$0.34	922,794	$322,978	$313,750	$9,228
Brio Capital L.P.	$0.35	$0.34	664,412	$232,544	$225,900	$6,644
Gemini Master Fund, Ltd.	$0.35	$0.34	1,107,353	$387,574	$376,500	$11,074
Paragon Capital LP	$0.35	$0.34	1,291,912	$452,169	$439,250	$12,919
The Black Diamond Fund, LLLP	$0.35	$0.34	738,235	$258,382	$251,000	$7,382
Chestnut Ridge Partners, LP	$0.35	$0.34	1,107,353	$387,574	$376,500	$11,074
PDPI LLC	$0.35	$0.34	2,214,706	$775,147	$753,000	$22,147
T.R. Winston & Company, LLC	$0.35	$0.34	—	$—	$—	$—
Burrill Merchant Advisors Group, LLC	$0.35	$0.34	—	$—	$—	$—
Rodman & Renshaw LLC	$0.35	$0.34	—	$—	$—	$—
Perrin, Holden & Davenport Capital Corp.	$0.35	$0.34	—	$—	$—	$—
Total			36,911,764	$12,919,119	$12,550,000	$369,119

(1)
This amount does not include Original Issue Discount.

Total Potential Profit from Other Securities

        The following tables show the total possible profit to be realized as a result of any conversion discounts for securities underlying any other warrants, options, notes or other securities of the company in connection with the 2007 Financing that are held by the selling security holders or any affiliates of the selling security holders.

Selling Security Holder	Market Price per Share of Common Stock on Closing Date	Exercise Price of Warrants	Total Possible Shares Underlying Warrants	Combined Market Price of Shares Underlying Warrants	Combined Conversion Price of Shares Underlying Warrants	Total Possible Discount to Market Price(1)
The Jay Goldman Master L.P.	$0.35	$0.38	922,794	$322,978	$350,662	$(27,684)
CAMOFI Master LDC	$0.35	$0.38	4,060,294	$1,421,103	$1,542,912	$(121,809)
Shapiro Family Trust Dated September 25, 1989	$0.35	$0.38	738,235	$258,382	$280,529	$(22,147)
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	$0.35	$0.38	369,118	$129,191	$140,265	$(11,074)
High Tide, LLC	$0.35	$0.38	442,941	$155,029	$168,318	$(13,288)
JMG Triton Offshore Fund, Ltd.	$0.35	$0.38	922,794	$322,978	$350,662	$(27,684)
JMG Capital Partners, LP	$0.35	$0.38	922,794	$322,978	$350,662	$(27,684)
Cranshire Capital, LP	$0.35	$0.38	1,107,353	$387,574	$420,794	$(33,221)
Bristol Investment Fund, Ltd.	$0.35	$0.38	3,691,176	$1,291,912	$1,402,647	$(110,735)
Rockmore Investment Master Fund, Ltd.	$0.35	$0.38	553,676	$193,787	$210,397	$(16,610)
Smithfield Fiduciary, LLC	$0.35	$0.38	5,536,765	$1,937,868	$2,103,971	$(166,103)
Alpha Capital	$0.35	$0.38	1,107,353	$387,574	$420,794	$(33,221)
Midsummer Investment, Ltd.	$0.35	$0.38	5,536,765	$1,937,868	$2,103,971	$(166,103)
John A. Kryzanowski	$0.35	$0.38	738,235	$258,382	$280,529	$(22,147)
Anthem Ventures Fund, LP	$0.35	$0.38	738,235	$258,382	$280,529	$(22,147)
CAMHZN Master LDC	$0.35	$0.38	1,476,471	$516,765	$561,059	$(44,294)
RHP Master Fund, Ltd.	$0.35	$0.38	922,794	$322,978	$350,662	$(27,684)
Brio Capital L.P.	$0.35	$0.38	664,412	$232,544	$252,476	$(19,932)
Gemini Master Fund, Ltd.	$0.35	$0.38	1,107,353	$387,574	$420,794	$(33,221)
Paragon Capital LP	$0.35	$0.38	1,291,912	$452,169	$490,926	$(38,757)
The Black Diamond Fund, LLLP	$0.35	$0.38	738,235	$258,382	$280,529	$(22,147)
Chestnut Ridge Partners, LP	$0.35	$0.38	1,107,353	$387,574	$420,794	$(33,221)
PDPI LLC	$0.35	$0.38	2,214,706	$775,147	$841,588	$(66,441)
T.R. Winston & Company, LLC	$0.35	$0.38	5,905,882	$2,067,059	$2,244,235	$(177,176)
Burrill Merchant Advisors Group, LLC	$0.35	$0.38	142,110	$49,739	$54,002	$(4,263)
Rodman & Renshaw LLC	$0.35	$0.38	214,457	$75,060	$81,494	$(6,434)
Perrin, Holden & Davenport Capital Corp.	$0.35	$0.38	66,441	$23,254	$25,248	$(1,993)
Total			43,240,654	$15,134,231	$16,431,449	$(1,297,220)

(1)
Given that the exercise price for each of the warrants identified in this table is in excess of the market price on the date of issuance, all of the warrants identified herein are "out-of-the-money" and therefore have a negative value ascribed to them.

Comparison of Company Proceeds 2007 Financing to Potential Investor Profit

Gross Proceeds from 2007 Financing:	$10,000,000
Less Payments Made or Required to be Made to Selling Security Holders and Any of Their Affiliates:	$2,857,168
Resulting Net Proceeds from 2007 Financing:	$7,142,832
Combined Total Possible Discount to Market Price
Debentures:	$369,119
Warrants*:	$—
Total:	$369,119
(Payments Made or Required to be Made to Selling Security Holders + Combined Total Possible Discount to Market Price)/Net Proceeds from 2007 Financing:	45.17%
Percentage Averaged over Term of Debentures (3 years):	15.06%

*
Given that the exercise price for each of the warrants identified in this table is in excess of the market price on the date of issuance, all of the warrants identified herein are "out-of-the-money" and therefore have no value ascribed to them for purposes of this table.

Prior Securities Transactions between the Company and Selling Security Holders

        On January 31, 2005, the small business issuer entered into a merger pursuant to which it effected a complete change of business. Upon the completion of the merger, the issuer ceased all of its pre-merger operations and adopted the business of the company as it exists today. Prior to the merger, the issuer had minimal business, operations, revenues and assets, and had been involved in an industry entirely unrelated to the business of the company as it exists today. As a result, the following table sets forth all prior securities transactions between us and the selling security holders, any affiliates of such selling security holders or any person with whom any selling security holder has a contractual relationship regarding such securities transactions, since January 31, 2005, the date of the merger.

Selling Security Holder or Affiliate of Selling Security Holder	Date of Transaction	Number of Shares of Common Stock Outstanding Prior to Transaction	Number of Shares of Common Stock Outstanding Prior to Transaction Held by Persons Other than Selling Security Holders, Affiliates of the Company, or Affiliates of Selling Security Holders	Number of Shares of Common Stock Issued or Issuable in Transaction	Percentage of Total Issued and Outstanding Securities Held by Persons Other than Selling Security Holders, Affiliates of the Company, or Affiliates of
Selling Security
Holders Issued or
Issuable
in Transaction
								Market Price per Share of Common Stock Prior to Transaction		Current Market Price per Share(1)
The Jay Goldman Master L.P.	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	1,227,717(2 409,239(3 4,902,343(4	) ) )	6.03 1.96 19.72	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
CAMOFI Master LDC	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	818,478(2 272,826(3 3,268,228(4	) ) )	4.02 1.31 13.14	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Shapiro Family Trust Dated September 25, 1989	9/15/2005 8/28/2006 9/6/2006 8/1/2005 10/5/2005 4/20/2006 7/3/2006 1/5/2007	23,361,466 27,864,677 31,825,238 23,166,466 23,099,879 24,876,655 25,872,015 39,759,973	20,359,574 20,903,482 24,864,043 20,164,574 17,046,288 18,607,356 19,787,124 36,216,730	163,695(2 54,565(3 653,646(4 50,000(5 2,813(6 50,000(5 44,216(6 40,034(6	) ) ) ) ) ) ) )	0.80 0.26 2.63 0.25 0.02 0.27 0.22 0.11	% % % % % % % %	$ $ $ $ $ $ $ $	2.25 0.96 0.60 2.48 2.25 1.35 0.65 0.74	$ $ $ $ $ $ $ $	0.30 0.30 0.30 0.30 0.30 0.30 0.30 0.30
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	122,772(2 40,924(3 490,234(4	) ) )	0.60 0.20 1.97	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
High Tide, LLC	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	122,772(2 40,924(3 490,234(4	) ) )	0.60 0.20 1.97	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
JMG Triton Offshore Fund, Ltd.	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	818,478(2 272,826(3 3,268,229(4	) ) )	4.02 1.31 13.14	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
JMG Capital Partners, LP	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	818,478(2 272,826(3 3,268,229(4	) ) )	4.02 1.31 13.14	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Cranshire Capital, LP	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	245,544(2 81,848(3 980,469(4	) ) )	1.21 0.39 3.94	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Bristol Investment Fund, Ltd.	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	1,636,956(2 545,652(3 8,007,162(4	) ) )	8.04 2.61 32.20	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Rockmore Investment Master Fund, Ltd.	8/28/2006 9/6/2006	27,864,677 31,825,238	20,903,482 24,864,043	86,431(3 1,035,375(4	) )	0.41 4.16	% %	$ $	0.96 0.60	$ $	0.30 0.30

Smithfield Fiduciary, LLC	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	409,239(2 136,413(3 1,634,115(4	) ) )	2.01 0.65 6.57	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Alpha Capital	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	409,239(2 136,413(3 1,634,115(4	) ) )	2.01 0.65 6.57	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Midsummer Investment, Ltd.	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	654,783(2 218,261(3 2,614,583(4	) ) )	3.22 1.04 10.52	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
John A. Kryzanowski	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	327,391(2 109,130(3 1,307,292(4	) ) )	1.61 0.52 5.26	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30
Anthem Ventures Fund, LP	9/15/2005 9/6/2006	23,361,466 31,825,238	20,359,574 24,864,043	818,478(2 3,268,228(4	) )	4.02 13.14	% %	$ $	2.25 0.60	$ $	0.30 0.30
PDPI LLC—Dr. Pedro Huertas	2/5/2007	45,534,819	41,991,576	1,300,000(7)		3.10%			$0.75		$0.30
PDPI LLC—Stephen Price	4/24/2006	24,885,749	18,616,450	300,000(8)		1.61%			$1.27		$0.30
PDPI LLC—Stephen Price	2/5/2007	45,534,819	41,991,576	300,000(9)		0.71%			$0.75		$0.30
T.R. Winston & Company, LLC	9/15/2005 8/28/2006 9/6/2006	23,361,466 27,864,677 31,825,238	20,359,574 20,903,482 24,864,043	1,162,239(2 581,120(3 4,575,521(4	) ) )	5.71 2.78 18.40	% % %	$ $ $	2.25 0.96 0.60	$ $ $	0.30 0.30 0.30

(1)
Market price per share as of September 11, 2007.

(2)
This amount reflects the total possible shares underlying the 2005 Debentures and 2005 Warrants on the original date of issuance.

(3)
This amount reflects the total possible shares underlying the Replacement Warrants on the original date of issuance.

(4)
This amount reflects the total possible shares underlying the 2006 Debentures and 2006 Warrants on the original date of issuance.

(5)
Dr. Alan C. Shapiro may be deemed the beneficial owner of securities owned by the Shapiro Family Trust and is a member of our Board of Directors. We issued these stock options to Dr. Shapiro as compensation for duties performed by him as a member of our Board of Directors.

(6)
Dr. Alan C. Shapiro may be deemed the beneficial owner of securities owned by the Shapiro Family Trust and is a member of our Board of Directors. We issued these shares of our common stock to Dr. Shapiro as compensation for duties performed by him as a member of our Board of Directors.

(7)
Dr. Pedro Huertas is a member of PDPI LLC and our Chief Development Officer. We issued these stock options to Dr. Huertas as compensation for duties to be performed by him as our Chief Development Officer.

(8)
Stephen Price is a member of PDPI LLC and a consultant to the Company. We issued a warrant to Mr. Price to purchase shares of common stock in connection with consulting services provided to us by Mr. Price.

(9)
Stephen Price is a member of PDPI LLC and a consultant to the Company. We issued a warrant to Mr. Price to purchase shares of common stock in connection with consulting services provided to us by Mr. Price.

Comparison of Registered Shares to Outstanding Shares

Selling Security Holder	Number of Shares of Common Stock Outstanding Prior to 2007 Financing Held by Persons Other than Selling Security Holders, Affiliates of the Company, or Affiliates of Selling Security Holders	Number of Shares of Common Stock Registered for Resale by Selling Security Holders or Affiliates of Selling Security Holders Prior to the 2007 Financing	Number of Shares of Common Stock Registered for Resale by Selling Security Holders or Affiliates of Selling Security Holders in Prior Registration Statements Still Held by the Same	Number of Shares of Common Stock Sold in Registered Resale Transactions by Selling Security Holders or Affiliates of Selling Security Holders Prior to the 2007 Financing	Number of Shares of Common Stock Registered for Resale on behalf of Selling Security Holders or Affiliates of Selling Security Holders in 2007 Financing
The Jay Goldman Master L.P.	55,488,834	2,784,378	81,899	2,702,479	478,173
CAMOFI Master LDC	55,488,834	1,836,355	87,153	1,225,064	2,103,962
Shapiro Family Trust Dated September 25, 1989	55,488,834	371,249	377,816	0	382,538
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	55,488,834	254,716	0	197,235	191,269
High Tide, LLC	55,488,834	254,716	0	197,235	229,523
JMG Triton Offshore Fund, Ltd.	55,488,834	1,746,822	0	2,298,469	478,173
JMG Capital Partners, LP	55,488,834	1,776,666	0	2,301,352	478,173
Cranshire Capital, LP	55,488,834	556,876			573,808
Bristol Investment Fund, Ltd.	55,488,834	3,716,689	0	1,588,646	1,912,692
Rockmore Investment Master Fund, Ltd.	55,488,834	581,511	0	397,645	286,904
Smithfield Fiduciary, LLC	55,488,834	928,126	0	928,126	2,869,038
Alpha Capital	55,488,834	849,055	0	791,077	573,808
Midsummer Investment, Ltd.	55,488,834	1,485,001	422,189	40,022	2,869,038
John A. Kryzanowski	55,488,834	742,501	463,065	28,000	382,538
Anthem Ventures Fund, LP	55,488,834	1,856,252	730,644	85,333	382,538
CAMHZN Master LDC	55,488,834	0	N/A	N/A	765,077
RHP Master Fund, Ltd.	55,488,834	0	N/A	N/A	478,173
Brio Capital L.P.	55,488,834	0	N/A	N/A	344,285
Gemini Master Fund, Ltd.	55,488,834	0	N/A	N/A	573,808
Paragon Capital LP	55,488,834	0	N/A	N/A	669,442
The Black Diamond Fund, LLLP	55,488,834	0	N/A	N/A	382,538
Chestnut Ridge Partners, LP	55,488,834	0	N/A	N/A	573,808
PDPI LLC	55,488,834	0	N/A	N/A	1,147,615
T.R. Winston & Company, LLC	55,488,834	2,330,237	0	0	1,530,154
Burrill Merchant Advisors Group, LLC	55,488,834	0	N/A	N/A	36,819
Rodman & Renshaw LLC	55,488,834	0	N/A	N/A	55,564
Perrin, Holden & Davenport Capital Corp.	55,488,834	0	N/A	N/A	17,214
Total					20,766,674

Company's Intention and Ability to Satisfy its Obligations to Selling Security Holders

        We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the overlying securities in both cash and shares of our common stock. We have duly accounted for such payments as part of our strategic plan.

Existing Short Positions by Selling Security Holders

        Based upon information provided by the selling security holders, the following selling security holders have existing short positions in our common stock:

Selling Security Holder	Existing Short Position (Y/N)
The Jay Goldman Master L.P.	N
CAMOFI Master LDC	N
Shapiro Family Trust Dated September 25, 1989	N
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	N
High Tide, LLC	N
JMG Triton Offshore Fund, Ltd.	N
JMG Capital Partners, LP	N
Cranshire Capital, LP	(1)
Bristol Investment Fund, Ltd.	(2)
Rockmore Investment Master Fund, Ltd.	(3)
Smithfield Fiduciary, LLC	(4)
Alpha Capital	N
Midsummer Investment, Ltd.	(5)
John A. Kryzanowski	N
Anthem Ventures Fund, LP	N
CAMHZN Master LDC	N
RHP Master Fund, Ltd.	(6)
Brio Capital L.P.	N
Gemini Master Fund, Ltd.	N
Paragon Capital LP	N
The Black Diamond Fund, LLLP	N
Chestnut Ridge Partners, LP	N
PDPI LLC	N
T.R. Winston & Company, LLC	N
Burrill Merchant Advisors Group, LLC	N
Rodman & Renshaw LLC	N
Perrin, Holden & Davenport Capital Corp.	N

(1)
In response to our request for information regarding whether this selling security holder has an existing short position in our common stock, we received the following response from Cranshire Capital, LP: We acknowledge the staff's stated position that short sales of Common Stock made prior to the effectiveness of the registration statement may not be covered with the shares (or underlying shares) acquired in the PIPE transaction.

(2)
In response to our request for information regarding whether this selling security holder has an existing short position in our common stock, we received the following response from Bristol Investment Fund, Ltd.: In the ordinary course of its business in trading securities positions, Bristol Investment Fund, Ltd. ("Bristol") may from time to time enter into short sales. However, no short sales are entered into while in possession of any material, nonpublic information. Bristol is aware of and acknowledges the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

(3)
In response to our request for information regarding whether this selling security holder has an existing short position in our common stock, we received the following response from Rockmore Investment Master Fund, Ltd: In the ordinary course of our business in trading securities positions, Rockmore Investment Master Fund Ltd may from time to time effect short sales. However, no such short sales are effected while in possession of material, nonpublic information. Rockmore acknowledges the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

(4)
In response to our request for information regarding whether this selling security holder has an existing short position in our common stock, we received the following response from Smithfield Fiduciary, LLC: In the ordinary course of its business in trading securities positions, Smithfield Fiduciary, LLC may enter into short sales. However, no such short sales are entered into while in possession of any material, nonpublic information. The undersigned also acknowledges the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

(5)
In response to our request for information regarding whether this selling security holder has an existing short position in our common stock, we received the following response from Midsummer Investment, Ltd.: In the ordinary course of its business in trading securities positions, the undersigned may enter into short sales. However, no such short sales are entered into while in possession of any material, nonpublic information. The undersigned also acknowledges the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

(6)
In response to our request for information regarding whether this selling security holder has an existing short position in our common stock, we received the following response from RHP Master Fund, Ltd.: In the ordinary course of its business in trading securities positions, RHP Master Fund, Ltd. ("RHP") may from time to time effect short sales. RHP is aware of and acknowledges the position of the Staff of the Commission set forth in Item A.65 of the SEC Telephone Interpretations Manual.

Relationships Between the Company and Selling Security Holders

        We hereby confirm that a description of the relationships and arrangements between and among those parties is presented in the prospectus and that all agreements between and/or among those parties are included as exhibits to the registration statement by incorporation by reference. This disclosure pertains to all such relationships and arrangements occurring on and after January 31, 2005, the date on which the issuer entered into a merger and effected a complete change of business as further described above.

Method of Determining the Number of Shares Registered in this Prospectus

        The number of shares registered under this registration statement is determined by totaling the number of shares underlying the 2007 Debentures (36,911,765) plus the number of shares underlying the 2007 Warrants (36,911,765), but not in excess of 33.3% of our issued and outstanding common stock (less shares held by our affiliates) as of September 7, 2007, which amount is 20,766,674 shares.

Information Regarding Institutional Selling Security Holders

        With respect to the shares to be offered for resale by each selling security holder that is a legal entity, the natural person or persons who exercise the sole or shared voting and/or dispositive powers with respect to the shares to be offered by that security holder are as follows:

Selling Security Holder	Control Person
The Jay Goldman Master L.P.	Jay Goldman
CAMOFI Master LDC	Richard Smithline
Shapiro Family Trust Dated September 25, 1989	Alan C. Shapiro
G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000	G. Tyler Runnels or Jasmine Niklas Runnels TTEES The Runnels Family Trust dtd 1-11-2000
High Tide, LLC	G. Tyler Runnels, Manager of High Tide, LLC
JMG Triton Offshore Fund, Ltd.	(1)
JMG Capital Partners, LP	(2)
Cranshire Capital, LP	(3)
Bristol Investment Fund, Ltd.	Paul Kessler(4)
Rockmore Investment Master Fund, Ltd.	(5)
Smithfield Fiduciary, LLC	(6)
Alpha Capital	Konrad Ackerman
Midsummer Investment, Ltd.	(7)
Anthem Ventures Fund, LP	William Woodward
CAMHZN Master LDC	Richard Smithline
RHP Master Fund, Ltd.	(8)
Brio Capital L.P.	Shaye Hirsch
Gemini Master Fund, Ltd.	(9)
Paragon Capital LP	Alan P. Donenfeld
The Black Diamond Fund, LLLP	Brandon Goulding
Chestnut Ridge Partners, LP	Kenneth Pasternak
PDPI LLC	Stephen Price, David Levy
T.R. Winston & Company, LLC	G. Tyler Runnels
Burrill Merchant Advisors Group, LLC	N/A
Rodman & Renshaw LLC	Thomas G. Pinou
Perrin, Holden & Davenport Capital Corp.	Nelson Braff EVP

(1)
JMG Triton Offshore Fund, Ltd. (the "Fund") is an international business company organized under the laws of the British Virgin Islands. The Fund's investment manager is Pacific Assets Management LLC, a Delaware limited liability company (the "Manager") that has voting and dispositive power over the Fund's investments, including the Registrable Securities. The equity interests of the Manager are owned by Pacific Capital Management, Inc., a California corporation ("Pacific") and Asset Alliance Holding Corp., a Delaware corporation. The equity interests of Pacific are owned by Messrs. Roger Richter, Jonathan M. Glaser and Daniel A. David. Messrs. Glaser and Richter have sole investment discretion over the Fund's portfolio holdings.

(2)
JMG Capital Partners, L.P. ("JMG Partners") is a California limited partnership. Its general partner is JMG Capital Management, LLC (the "Manager"), a Delaware limited liability company and an investment adviser that has voting and dispositive power over JMG Partners' investments, including the Registrable Securities. The equity interests of the Manager are owned by JMG Capital Management, Inc., ("JMG Capital") a California corporation, and Asset Alliance Holding Corp., a Delaware corporation. Jonathan M. Glaser is the Executive Officer and Director of JMG Capital and has sole investment discretion over JMG Partners' portfolio holdings.

(3)
Mitchell P. Kopin, President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downsview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

(4)
Bristol Capital Advisors, LLC ("BCA") is the investment advisor to Bristol Investment Fund, Ltd. ("Bristol"). Paul Kessler is manager of BCA and as such has voting and investment control over the securities held by Bristol. Mr. Kessler disclaims beneficial ownership of these securities.

(5)
Rockmore Capital, LLC ("Rockmore Capital") and Rockmore Partners, LLC ("Rockmore Partners"), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda ("Rockmore Master Fund"). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of our common stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of common stock owned by Rockmore Master Fund and, as of September 11, 2007, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of common stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of our common stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of our common stock as those terms are used for purposes under Regulation 13D G of the Securities Exchange Act of 1934, as amended. No person or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC's Regulation 13D-G) controls Rockmore Master Fund.

(6)
Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and has voting control and investment discretion over the securities held by Smithfield Fiduciary LLC. Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and have voting control and investment discretion over the securities held by Smithfield Fiduciary LLC. Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.

(7)
Midsummer Capital, LLC is the investment advisor to Midsummer Investment, Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment, Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our common stock owned by Midsummer Investment, Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our common stock and neither person has any legal right to maintain such delegated authority.

(8)
RHP Master Fund, Ltd. is a party to an investment management agreement with Rock Hill Investment Management, L.P., a limited partnership of which the general partner is RHP General Partner, LLC. Pursuant to such agreement, Rock Hill Investment Management directs the voting and disposition of shares owned by RHP Master Fund. Messrs. Wayne Bloch and Peter Lockhart

  own all of the interests in RHP General Partner. The aforementioned entities and individuals disclaim beneficial ownership of the Company's securities owned by the RHP Master Fund.

(9)
Gemini Strategies, LLC is the investment manager of Gemini Master Fund, Ltd., and Steven Winters is the sole managing member of Gemini Strategies, LLC. Each of Gemini Strategies, LLC and Steven Winters expressly disclaims any equitable or beneficial ownership of such securities.

PLAN OF DISTRIBUTION

        Each selling security holder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling security holder may use any one or more of the following methods when selling shares:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers,

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account,

  •
  an exchange distribution in accordance with the rules of the applicable exchange,

  •
  privately negotiated transactions,

  •
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part,

  •
  broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share,

  •
  a combination of any such methods of sale,

  •
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise, or

  •
  any other method permitted pursuant to applicable law.

        The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

        In connection with the sale of the common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

        We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

        Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that it has not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

        We have agreed to keep this prospectus effective until the earlier of:

  •
  the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or

  •
  the date on which all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect.

        The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LEGAL PROCEEDINGS

        None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

        Our executive officers, key employees and directors are described below. There are no family relationships among our executive officers or directors.

Name	Age	Position
William M. Caldwell, IV	60	Chief Executive Officer and Chairman of the Board of Directors
Robert P. Lanza, M.D.	51	Vice President of Medical and Scientific Development
Pedro Huertas, M.D., Ph.D.	53	Chief Development Officer
Ivan Wolkind	39	Vice President of Finance and Chief Accounting Officer
Jonathan F. Atzen	42	Senior Vice President, General Counsel and Secretary
Michael D. West, Ph.D.	54	President, Chief Scientific Officer and member of the Board of Directors
Erkki Ruoslahti, M.D., Ph.D.	67	Member of Board of Directors
Alan C. Shapiro, Ph.D.	60	Member of Board of Directors
Alan G. Walton, Ph.D., D.Sc.	70	Member of Board of Directors

*
On September 14, 2007, Mr. Peabody resigned from his position with the company.

        William M. Caldwell, IV is our Chief Executive Officer and Chairman of the Board of Directors. He has a 30-year management career working with emerging technologies and restructuring distressed corporate environments. During his career he has served in senior executive positions both in marketing and finance. He has worked with Booz Allen and Hamilton; the Flying Tiger Line Inc.; Van Vorst Industries; and Kidder Peabody. He started a firm specializing in strategy and financial planning which was instrumental in restructuring over $1.0 billion of debt for over twenty companies and partnerships. He was a pioneer in the satellite radio auctions as President of Digital Satellite Broadcasting Corporation; assisted in the financing and became President and ultimately CEO in the restructuring of CAIS Internet, and has advised corporations, both public and private, in technology, telecommunications, retailing, real estate, hospitality, publishing, and transportation. He received his B.A. degree from the University of Southern California and was a Multinational Enterprise Fellow at the Wharton School of Finance. He serves as a director of Lee Pharmaceuticals and King Koil Franchising Corp. Mr. Caldwell is not an officer or director of any other reporting company.

        Robert P. Lanza, M.D. is our Vice President of Medical and Scientific Development. Dr. Lanza has over 20 years of research and industrial experience in the areas of tissue engineering and transplantation medicine. Before joining ACT in 1998, from 1990 to 1998, Dr. Lanza was Director of Transplantation Biology at BioHybrid Technologies, Inc., where he oversaw that company's xenotransplantation and bioartificial pancreas programs. He has edited or authored sixteen books, including Principles of Tissue Engineering (2d ed. co-edited with R. Langer and J. Vacante), Yearbook of Cell and Tissue Transplantation, One World The Health & Survival of the Human Species in the Twenty-First Century, and Xeno: The Promise of Transplanting Animal Organs into Humans (co-authored with D.K.C. Cooper). Dr. Lanza received his B.A. and M.D. Degrees from the University of Pennsylvania, where he was both a University Scholar and Benjamin Franklin Scholar. Dr. Lanza is not an officer or director of any other reporting company.

        Pedro Huertas, M.D., Ph.D. is our Chief Development Officer. Prior to joining the company in February 2007, Dr. Huertas was Chief Strategy and Development Officer at Amicus Therapeutics Inc., where his duties included oversight of preclinical and clinical development activities, R&D and product development. He served as acting Chief Medical Officer at Stemcells Inc., where he designed stem cell-based therapeutics initiatives, and handled regulatory affairs, including the successful filing of an Investigational New Drug (IND) application and other interactions with the FDA. Dr. Huertas also served as Chief Medical Officer for Novazyme which was acquired and prior to that served as a Director of Strategic Development at Genzyme Corporation.

        Ivan Wolkind is our Vice President of Finance and Chief Accounting Officer. Prior to joining the company in March 2005, Mr. Wolkind served as the Executive Vice President of Finance and Chief Financial Officer for Eyematic, a technology company providing software solutions for delivering animated content to cell phones. Between 1999 and July 2001, Mr. Wolkind was the Chief Financial Officer for eLease, a company providing software solutions and back-end automation for the capital equipment leasing market. Prior to his appointment at eLease, Mr. Wolkind served as the Vice President of Finance for Ventro Corporation, where he was instrumental in the raising of capital in the company's initial public offering and subsequent debt offerings. Before his tenure at Ventro Corporation, Mr. Wolkind served as the Vice President of Finance at Onsale, Inc., a publicly traded Internet auction company. Prior to joining Onsale, he held key finance positions at two other companies after leaving KPMG, where he had worked in the financial services and banking audit group. Mr. Wolkind qualified as a Chartered Accountant in the United Kingdom. Mr. Wolkind is not an officer or director of any other reporting company.

        Jonathan F. Atzen is our Senior Vice President and General Counsel. Mr. Atzen joined the company in 2005. Prior to joining the company, Mr. Atzen was an attorney at Heller Ehrman/Venture Law Group LLP and worked as a corporate/securities attorney for other large international law firms including Brobeck, Phleger & Harrison LLP and Morrison & Foerster LLP. His corporate practice has focused on the representation of emerging growth and established technology companies in such industries as life sciences, semiconductors, wireless communications, software and alternative energy technologies. Mr. Atzen has provided general corporate counsel to public companies with respect to securities offerings including initial public offerings, secondary offerings, PIPEs and spin-offs, and reporting and compliance matters under the Securities Exchange Act of 1934. Mr. Atzen also has experience in public and private company mergers and acquisitions. He received his B.A. degree in economics from the University of California at Santa Barbara and his J.D. from Loyola Law School. Mr. Atzen is a director of Genesis Bioventures, Inc., a reporting company.

        Michael D. West, Ph.D. is our President, Chief Scientific Officer and member of the Board of Directors. Dr. West has extensive academic and business experience in age-related degenerative diseases, telomerase molecular biology and human embryonic stem cell research and development. Before joining ACT in 1998, Dr. West founded Geron Corporation, and from 1990 to 1998 served as a Director and senior executive officer of Geron, where he initiated and managed programs in telomerase diagnostics, telomerase inhibition, telomerase-mediated therapy and human embryonic stem cell research. After leaving Geron, Dr. West co-founded and served as Chairman of Origen Therapeutics, a company focused on the development of avian transgenic technologies. He is the inventor of patents assigned to the University of Texas Southwestern Medical Center at Dallas licensed to Geron Corporation relating to telomere biology. Dr. West receives royalties from the license of these patents. In 1999, Dr. West formed ACT Group for the purpose of acquiring a controlling interest in ACT. Dr. West received a B.S. Degree from Renselaer Polytechnic Institute in 1976, an M.S. Degree in Biology from Andrews University in 1982 and a Ph.D. from Baylor College of Medicine in 1989. Dr. West is also a director of Biotime, Inc., a reporting company, and a director of the Life Extension Foundation, and the privately held company BioMarker Pharmaceuticals, Inc. Dr. West is not an officer or director of any other reporting company.

        Erkki Ruoslahti, M.D., Ph.D. has served as a director since November 2005. Dr. Ruoslahti joined The Burnham Institute in 1979 and served as its President from 1989 to 2002. Dr. Ruoslahti is the recipient of the 2005 Japan Prize for his work in cell biology. Dr. Ruoslahti's other honors include the

Gairdner Prize, and membership in the U.S. National Academy of Sciences, Institute of Medicine, and American Academy of Arts and Sciences. He is a Knight of the Order of the White Rose of Finland. Dr. Ruoslahti earned his M.D. and Ph.D. from the University of Helsinki in Finland. After postdoctoral training at the California Institute of Technology, he held various academic appointments in Finland and at City of Hope National Medical Center in Duarte, California. Dr. Ruoslahti's research has been the basis of several drugs currently on the market or in clinical trials. He has been a founder and director of several biotechnology companies. Dr. Ruoslahti is not an officer or director of any other reporting company.

        Alan C. Shapiro, Ph.D. is a member of our Board of Directors. He adds more than 30 years' experience in corporate and international financial management to Advanced Cell Technology. Dr. Shapiro is currently the Ivadelle and Theodore Johnson Professor of Banking and Finance at the Marshall School of Business, University of Southern California, where he previously served as the Chairman of the Department of Finance and Business Economics, Marshall School of Business. Prior to joining the University of Southern California, Dr. Shapiro taught as an Assistant Professor at the University of Pennsylvania, Wharton School of Business, and has been a visiting professor at Yale University, UCLA, the Stockholm School of Economics, University of British Columbia, and the U.S. Naval Academy. Dr. Shapiro has published over 50 articles in such academic and professional journals as the Journal of Finance, Harvard Business Review, and the Journal of Business, among many others. He frequently serves as an expert witness in cases involving valuation, economic damages, international finance, takeovers, and transfer financing through Trident Consulting Group LLC. He received his B.A. in Mathematics from Rice University, and a Ph.D. in Economics from Carnegie Mellon University. Dr. Shapiro is a trustee of Pacific Corporate Group's Private Equity Fund and also serves as a director of Remington Oil and Gas Corporation, a reporting company traded on the New York Stock Exchange.

        Alan G. Walton, Ph.D., D.Sc. has served as a director since November 2005. Since 1987, Dr. Walton has been a general partner of Oxford Bioscience Partners, a venture capital firm investing in life sciences enterprises. Prior to joining Oxford Bioscience Partners, Dr. Walton was President and Chief Executive Officer of University Genetics Co. Dr. Walton serves on the board of directors of Alexandria Real Estate Equities, Inc., Acadia Pharmaceuticals, Inc., and Avalon Pharmaceuticals, Inc. He previously has served as the Chairman of the Board of Directors or as a Director for numerous private and public biotechnology companies, including Human Genome Sciences and Gene Logic Inc. He was a professor at Case Western Reserve University and Harvard Medical College from 1961 to 1981 and a member of President Carter's Science Advisory Committee from 1976 to 1977. Dr. Walton holds a Ph.D. in Physical Chemistry, a D.Sc. in Biological Chemistry and a B.S. in Chemistry, each from the University of Nottingham and in 2005 received an honorary LLD degree in recognition of his lifetime achievement in life sciences, also from the University of Nottingham. Dr. Walton also has been awarded an Adjunct Professorship from Case Western Reserve University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of Directors, Officers and 5% Stockholders

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of September 6, 2007. On such date, 63,938,528 shares of common stock were outstanding. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our Common Stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except, where applicable, to the extent authority is shared by spouses under applicable state community property laws.

        The following table sets forth information regarding beneficial ownership of our capital stock as of September 6, 2007 by:

  •
  each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

  •
  each of our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
5% or Greater Stockholders:
Anthem Ventures Fund, LP	10,136,857	(1)	14.0%
Directors and Named Executive Officers
William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	3,610,396	(2)	5.4%
Robert P. Lanza, M.D, Vice President of Medical & Scientific Development	1,422,927	(3)	2.2%
Pedro Huertas, M.D., Ph.D., Chief Development Officer	1,777,095	(4)	2.7%
Ivan Wolkind, Vice President of Finance and Chief Accounting Officer	208,325	(5)	*
Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	547,500	(6)	1.0%
Michael D. West, Ph.D., President and Director	3,663,905	(7)	5.4%
Erkki Ruoslahti, M.D., Ph.D., Director	120,086	(8)	*
Alan C. Shapiro, Ph.D., Director	2,788,748	(9)	4.2%
Alan G. Walton, Ph.D., D.Sc., Director	100,000	(10)	*
Robert Peabody, Former Vice President Grant Administration	521,116	(11)	* %
Directors and Executive Officers as a Group (10 persons)	14,071,863	(12)	19.2%

*
Less than 1%

(1)
The address of Anthem Ventures Fund, LP is 225 Arizona Ave., Suite 200, Santa Monica, CA 90401. Includes (i) 6,870,316 shares issuable upon exercise of certain warrants and upon conversion of the debentures, and (ii) 157,747 shares owned by certain of its affiliates, all of which it may be deemed the beneficial owner.

(2)
Includes (i) 2,554,273 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007 that are held directly by Mr. Caldwell, (ii) indirect ownership of 486,000 shares subject to currently exercisable warrants awarded to Andwell, LLC, an entity affiliated with Mr. Caldwell and of which he may be deemed the beneficial owner, (iii) indirect ownership of 246,748 shares held by the spouse of Mr. Caldwell and of which Mr. Caldwell may be deemed the beneficial owner, and (iv) indirect ownership of 323,374 shares subject to warrants held by the spouse of Mr. Caldwell that are currently exercisable or exercisable within 60 days of September 6, 2007 and of which Mr. Caldwell may be deemed the beneficial owner.

(3)
Includes 1,322,927 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(4)
Includes 300,625 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007, and (ii) indirect ownership of 1,476,470 shares issuable upon exercise of certain warrants and upon conversion of the debentures held by PDPI, LLC, an entity in which Dr. Huertas owns a 16.67% equity interest.

(5)
Includes 58,325 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(6)
Includes (i) 272,500 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007, and (ii) 75,000 shares subject to currently exercisable warrants.

(7)
Includes (i) 3,553,905 shares subject to stock options held directly by Dr. West that are currently exercisable or exercisable within 60 days of September 6, 2007, and (ii) indirect ownership of 110,000 shares subject to warrants held by the spouse of Dr. West that are currently exercisable or exercisable within 60 days of September 6, 2007 and of which Dr. West may be deemed the beneficial owner.

(8)
Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(9)
Includes (i) indirect ownership of 2,272,414 shares issuable upon exercise of certain warrants and upon conversion of certain debentures held by the The Shapiro Family Trust, (ii) indirect ownership of 333,396 shares held by the The Shapiro Family Trust, and (iii) 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(10)
Includes 100,000 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007.

(11)
Includes 498,323 shares subject to stock options that are currently exercisable or exercisable within 60 days of September 6, 2007. On September 14, 2007, Mr. Peabody resigned from his position with the Company.

(12)
Includes 8,935,878 shares subject to stock options, warrants or convertible debentures that are currently exercisable or exercisable within 60 days of September 6, 2007.

DESCRIPTION OF SECURITIES

        Pursuant to our Certificate of Incorporation, we are authorized to issue 500,000,000 shares of common stock. Below is a description of our common stock, shares of which are being offered pursuant to this prospectus.

Common Stock

        The holders of our common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of our stockholders, except to the extent that the voting rights of our shares of any class or series of stock are determined and specified as greater or lesser than one vote per share in the manner provided by our certificate of incorporation. The shares of our common stock do not carry cumulative voting rights in the election of directors. Our stockholders have no pre-emptive rights to acquire additional shares of our common stock or other securities. Our common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of our company, the shares of our common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of our common stock now outstanding are fully paid and non-assessable. Our bylaws authorize the board of directors to declare dividends on our outstanding shares. Our common stock holders are not personally liable for the payment of our debts. Our shares of common stock are "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. This designation may adversely affect the development of any public market for our common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers.

        Interwest Transfer Company, Inc. acts as our transfer agent and registrar for our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

Experts

        The consolidated financial statements of Advanced Cell Technology, Inc. as of December 31, 2006 and for each of the two years in the period ended December 31, 2006 as included in this prospectus have been so included in reliance on the report of Stonefield Josephson, Inc., an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing.

Counsel

        The validity of the issuance of the shares of common stock offered hereby and other legal matters in connection herewith have been passed upon for us by Pierce Atwood LLP, Portland, Maine. On July 1, 2003, we issued a promissory note with a face amount of $339,000 to Pierce Atwood LLP as a payment of fees due them. The annual interest rate on the note was 10%. The note was due on October 1, 2003. During the first quarter of 2005, the note, plus accrued interest of $53,675, was settled through:

  •
  the issuance of 105,177 preferred shares and 52,589 warrants pursuant to the stock offering collectively valued at $89,400,

  •
  a cash payment of $100,000, and

  •
  a new note with a face value of $150,000, which has been paid in full.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

        Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been directors or officers of the company or ACT. Our certificate of incorporation provides that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

        Overview.    We are a biotechnology company focused on developing and commercializing human embryonic and adult stem cell technology in the emerging field of regenerative medicine.

        We have acquired, developed and maintain a portfolio of patents and patent applications that form the proprietary base for our research and development efforts in the area of embryonic and adult stem cell research. We believe that our intellectual property represents one of the strongest portfolios in the field. We employ a team including some of the world's leading scientists in the field of stem cell research and development and experts in the conduct of clinical trials. We believe our technology base, in combination with our know-how, provides a competitive advantage and will facilitate the successful development and commercialization of products for use in treatment of a wide array of chronic degenerative diseases and in regenerative repair of acute disease, such as trauma, myocardial infarction and burns.

        Our belief that our intellectual property represents one of the strongest portfolios in the field is supported by:

  •
  the size, date and pace of filing, and focus of the portfolio,

  •
  the relative immaturity of this field of study, and

  •
  the limited number of truly competitive portfolios of intellectual property.

        Regenerative medicine is a new and emerging field of study involving development of medical therapies based on advances in stem cell and nuclear transfer technology. We have developed and maintain a broad portfolio with ownership or exclusive licensing of over 50 issued patents and over 270 patent applications in the field of regenerative medicine and related technologies. This significant volume of patents and patent licenses has been developed in the short span of approximately the past seven to ten years.

        Although we have strong competitors in this field, there are a limited number of companies operating in this field. We believe our intellectual property portfolio compares favorably with those of our competition based upon its size, focus and filing dates.

        With respect to the focus of our human embryonic stem cell portfolio, we believe that somatic cell nuclear transfer and chromatin transfer are, and will prove to be, one of the technological keys to successful development of stem cell therapies. See "Cellular Reprogramming" below. We own or have license to numerous other technologies for dealing with transplant rejection, including means of activating oocytes during nuclear transfer, parthenogenesis, transdifferentiation, and dedifferentiation. Our intellectual property also includes patent rights and applications for specific applications of stem cell technology in producing retinal pigment epithelium, hemangioblasts, myoblast stem cells and numerous methods and compositions for the use of these technologies and derived cells in heart disease, immunodeficiency estates and cancer.

        With respect to the company's myoblast program, we believe that the technology has demonstrated that a myoblast transplantation treatment is feasible and safe in clinical trials conducted to date and that the technology could address the large market potential presented by heart failure.

        This is a young and emerging field. There can be no assurances that our intellectual property portfolio or ongoing clinical trials will ultimately produce viable commercialized products and processes; however, at this early stage of development, our intellectual property and science team are well-recognized leaders in the field. See "RISK FACTORS—Risks Relating to Our Technology" on page 8 of this prospectus.

        Our research efforts to date in human embryonic technologies are at the level of clinical trials, pre-clinical development and basic research. Our myoblast program has received FDA clearance to proceed to Phase II human clinical trials. We are focused on leveraging our key assets, including our intellectual property, our scientific team, our facilities and our capital, to accelerate the advancement of our stem cell technologies. In addition, we are pursuing strategic collaborations with members of academia, industry and foundations to further accelerate the pace of our research efforts. We are currently headquartered in Alameda, California, with additional research and development offices in Worcester, Massachusetts and Charlestown, Massachusetts.

        The Field of Regenerative Medicine.    The emerging field of treatment called "regenerative medicine" or "cell therapy" refers to treatments that are founded on the concept of producing new cells to replace malfunctioning or damaged cells as a vehicle to treat disease and injury. Our focus is the development of effective methods to generate replacement cells from both human embryonic and adult stem cells. Many significant and currently untreatable human diseases arise from the loss or malfunction of specific cell types in the body. This is especially true of diseases associated with aging such as Alzheimer's disease, Parkinson's disease, type II diabetes, heart failure, osteoarthritis, and aging of the immune system, known as immunosenescence. This is also true for medical conditions resulting from damage to cells due to acute disease, such as trauma, infarction and burns. We believe that replacing damaged or malfunctioning cells with fully functional ones may be a useful therapeutic strategy in treating many of these diseases and conditions.

        A stem cell is a cell that has the ability to branch out and change, or differentiate, into two or more different cell types. Stem cells are self-renewing primitive cells that have the ability to develop into functional, differentiated cells. In general, there are two broad categories of stem cells: adult stem cells and embryonic stem cells. Adult stem cells are derived from various tissues in the human body. Because they can branch out into many different cell types, they are referred to as "multipotent." Multipotent means these cells develop into multiple, but not all, types of cells in the body. Embryonic stem cells, referred to as ES cells, which are derived from pre-implantation embryos, are unique because they are "pluripotent," which means that they can develop into all cells and tissues in the body, and they self-renew indefinitely in their undifferentiated state. The ability of ES cells to divide indefinitely in the undifferentiated state without losing pluripotency is a unique characteristic that distinguishes them from all other stem cells discovered to date in humans.

        Our business is focused on both the development and commercialization of ES cell based technologies and adult stem cell transplantation therapies. Our adult stem cell-based products are specifically targeted at therapies for heart and other cardiovascular disease and are at a more advanced stage of development than our human ES cell based technologies. By contrast, our human ES cell-based technologies are not yet in clinical trials, but we believe these technologies have potentially broader and more powerful applications with respect to a wide range of diseases.

  Human ES Cell Programs.

        Since the discovery of the human ES cell, medical researchers worldwide have generally recognized the significance of this new technology and have begun to focus research on the translation of this discovery into important new therapies. Specifically, researchers have focused on several key challenges including:

  •
  isolating and purifying cell lines,

  •
  growing stable cell lines in culture for long periods without mutations,

  •
  manufacturing cell lines in numbers sufficient for therapy,

  •
  differentiating ES cells into all of the cell types desired for therapies, and

  •
  solving the potential rejection of ES cells used in therapies due to immuno-incompatibility with the patient.

        We believe that solving the potential rejection of ES cells in patients is the greatest scientific obstacle to developing successful therapeutics. Our research and technologies are focused on solving this obstacle by creating stem cell therapeutics with compatible tissues. Compatible tissues are referred to as being histocompatible.

        We believe the potential markets for regenerative medicine and stem cell therapy are large. The table below summarizes the potential United States patient populations which we believe may be amenable to cell or organ transplantation and represent target markets for products generated through our regenerative medicine technology.

POTENTIAL U.S. PATIENT POPULATIONS FOR CELL-BASED THERAPIES

Medical Condition	Number of Patients*
Cardiovascular disease	70 million
Autoimmune disease	50 million
Diabetes	18 million
Osteoporosis	10 million
Cancer	10 million
Alzheimer's disease	4.5 million
Parkinson's disease	1 million
Burns (severe)	1.1 million
Spinal-cord injuries	0.25 million
Birth defects	0.15 million/year

*
These estimates are based on the most current patient estimates published by the following organizations as of April 2005: the American Heart Association, the American Autoimmune Related Diseases Association, SEER (Surveillance, Epidemiology and End Result), American Burn Association, March of Dimes, the Alzheimer's Association, the Alzheimer's Disease Education & Referral Center (National Institute on Aging), the National Institutes of Health's National Institute

  on Neurological Disorders and Stroke, the Foundation for Spinal Cord Injury Prevention, Care & Cure, the Centers for Disease Control and Prevention, the American Association of Diabetes Educators, the Northwest Parkinson's Foundation and the Parkinson's Action Network.

        Our Human Embryonic Stem Cell Technologies.    The ability to produce embryonic stem cells that are immunologically compatible with the patient is the hallmark and the strength of our technology platform. We believe our technology platform will enable the transformation of a patient's cells into an embryonic state where those cells can be differentiated into specific therapeutically relevant cell types that are genetically identical to the patient. We believe our technology may also enable the production of stem cell lines, from sources external to the patient, that have a sufficiently high level of histocompatibility to be useful in making cell therapies readily accessible to a large segment of the patient population, without the need for exact genetic matching of tissues. As a result, our technology avoids reliance on more limited approaches that involve use of cell lines that are not histocompatible with the recipient, or therapies based upon use of adult stem cells.

        In August 2001, the President of the United States set guidelines for federal funding of research on embryonic stem cells from human embryos created by in-vitro fertilization, referred to as IVF. IVF-ES cells have the drawback that they are not genetically matched to the recipient patient. These ES cells are allogeneic. The word allogeneic literally means "other DNA type." Therapies using allogeneic cell lines can result in immune system incompatibilities where the host immune system attacks and rejects the transplanted cells or the transplanted cells attack the host. These incompatibilities may be partially suppressed with powerful immunosuppressive drugs, but the side effects can be severe and result in life-threatening complications. As a result, these incompatibilities will generate significant inefficiencies in the application of cell therapies.

        The strategic focus of our human ES cell technology is to produce cell lines that are both histocompatible with the patient and pluripotent. We have numerous proprietary technologies that we believe will generate histocompatible, pluripotent stem cells for patient-specific application. These cells maximize the potential for effective use as transplants to replace diseased or destroyed cells in human patients. If successfully developed, our cellular reprogramming technologies will make it possible to produce cells that have the proliferative capacity of young cells, have specific therapeutic application, and are immunologically compatible with the patient.

        All of our ES cell technologies are at the level of basic research or in the pre-clinical stage of development.

        Our ES Cell Research Programs.    Our ES cell research programs are divided into three core categories: cellular reprogramming, our reduced complexity program, and stem cell differentiation. Each of these core areas of focus are discussed below.

        Cellular Reprogramming.    This research program involves development of therapies based on the use of genetically identical pluripotent stem cells generated by our cellular reprogramming technologies. These technologies can be used to generate patient-specific pluripotent cells and tissues for transplantation. We believe our technology platform will enable the transformation of a patient's cell into pluripotent ES cells that are histocompatible with the patient and have the potential to be differentiated into any of the over 200 different human cell types that may be therapeutically relevant in treating diseased or destroyed tissues in human patients. We expect that our cellular reprogramming technologies will offer a new avenue for the introduction of targeted genetic modifications in cells and for the regeneration of cell lifespan, thereby making youthful cells available for aging patients. The combination of these advances, the ability to produce young cells of certain kinds that are histocompatible with the patient, is a core potential application of our technology. We believe these cellular reprogramming technologies will be effective therapies where there is time to prepare customized therapy through reprogramming of the patient's own cells.

        Some of the technologies that support our cellular reprogramming program are somatic cell nuclear transfer, chromatin transfer, and fusion technologies.

        Somatic cell nuclear transfer, referred to as SCNT, refers to the process wherein a body cell is transferred to an egg cell from which the nuclear DNA has been removed. This results in the body cell being "reprogrammed" by the egg cell. This reprogramming transforms the cell from the type of cell it was, for instance a skin cell, into an embryonic cell with the power to become any cell type in the body. A related technology is called chromatin transfer. Through this technology, the DNA and attached proteins, or chromatin, of the somatic cell is reprogrammed prior to transfer into an egg cell. Chromatin transfer has the potential to improve the efficiencies and therefore reduce the cost of nuclear transfer. We believe that one critical advantage of our proprietary SCNT and chromatin transfer technologies is that the cells are "rejuvenated" by returning the cell to a youthful state. This is important because these youthful cells will have the proliferative capacity of young cells. These healthy replacement cells, which would be genetically identical to the patient's own cells, would then be used for cell transplantation.

        Our fusion technologies involve the fusion of the cytoplasm of one cell into another. In the same manner that the cytoplasm of an egg cell is capable of transforming any cell back to an embryonic state, the fusion of the cytoplasm of other cell types, including differentiated cell types (such as blood cells) is capable of reprogramming another cell type, such as a skin cell. These technologies have the potential of transforming a cell from a patient into another medically-useful cell type also identical to the patient. They also have the potential to fuse the cytoplasm of undifferentiated cells, such as embryonic stem cells, with somatic cells to transport the somatic cell DNA back to pluripotency. We believe that the fusion technology we are developing can be developed into as broad and powerful a technique as SCNT, producing histocompatible, youthful stem cells that are multi and potentially even pluripotent. If successfully developed, this technology may also provide a pathway that does not utilize human egg cells which would reduce the cost of the procedure and increase the number of patients that could benefit from its implementation.

        Stem Cell Differentiation.    Regenerative medicine requires that stem cells, from whatever source derived, be differentiated, or re-differentiated, into specific body cell types and then physically transplanted into a patient. Differentiation into tissues such as cardiac muscle, blood, and other tissues occurs spontaneously in ES cells being cultured in a dish. Successful application of stem cell technology will require control over the specific kinds of cells into which stem cells differentiate. Control of differentiation and the culture and growth of stem and differentiated cells are important current areas of research for us. Also, some chemicals, such as retinoic acid, can be used to trigger differentiation into specific cell types such as nerve cells. We intend to pursue differentiation approaches both in-house and through collaborations with other researchers who have particular interests in, and skills related to, cellular differentiation. These efforts include using both animal and human stem cell lines. Our research in this area includes projects focusing on developing many different cell types that may be used in the future to treat a wide range of diseases.

        Currently our researchers are working on projects to generate stable cell lines with particular focus on retinal pigment epithelium, or RPE, cells, and hemangioblast cells.

        Retinal Pigment Epithelium Program.    In November, 2006 we published data demonstrating human ES cell-derived RPE cells were capable of rescuing visual function in Royal College of Surgeon rats. Following the publication of that data, we entered into a pre-clinical development collaboration with Casey Eye Institute at Oregon Health & Science University. The purpose of the collaboration is to conduct dosage and safety studies in preparation for IND and Phase I human clinical trials.

        Hemangioblast Program.    Hemangioblasts are a newly-characterized stem cell capable of differentiating into both hematopoietic, meaning blood cell forming, and angiogenic, meaning blood vessel endothelium forming, cells. We believe it will be possible to utilize hemangioblast cells in engraftment to repair age-related endothelial dysfunction associated with numerous significant age-related diseases, including cardiovascular disease, stroke, and even perhaps cancer. In 2006 we successfully derived hemangioblast cells generated from the company's blastomere-derived human embryonic stem cell lines. In 2007, we published data reporting that through utilization of hemangioblast based therapy we generated function in vivo with respect to the repair of eschemic retinal vasculatures and restoration of blood flow in eschemic limbs. In addition, we also reported increased survival rates of animals suffering from myocardial infarction.

  Adult Stem Cell Program.

        Our adult stem cell-based program is developing an autologous myoblast transplantation therapy delivered using a minimally invasive catheter injection system to restore cardiac function in patients with advanced heart disease. The key target for the therapy will be heart failure patients with New York Heart Association ("NYHA") scores Class II to IV. The company's therapy could also benefit patients supported on ventricular assistance devices and potential additional indications, such as acute myocardial infarction, peripheral artery disease, and non-cardiac tissue repair. Currently available treatment options for heart failure patients are inadequate and can only slow the progression of heart failure; none can halt or reverse the process. We believe our autologous myoblast transplantation therapy uses patented myoblast compositions for catheter delivery to the heart offering repair of the disease in heart failure patients and for those end-stage disease patients on ventricular assistance device support. These indications represent a significant unmet medical need and hold significant potential for clinical approval.

        Our transplantation therapy involves extraction through simple biopsy from a patient's thigh of myoblasts, which are non-embryonic, skeletal muscle stem cells, that can be expanded in culture and injected back into damaged and scarred regions of the heart. This therapy promotes repair of damaged cardiac tissue by autologous cells, thereby avoiding immune rejection as each patient receives their own cells. Skeletal muscle, unlike heart muscle, can repair itself after injury. Skeletal muscle contains immature myoblasts that can fuse with surrounding myoblasts or with damaged muscle fibers to regenerate contractile skeletal muscle. In experimental models, our researchers have demonstrated that skeletal myoblasts can be transplanted into an infarcted myocardium with the subsequent development of elongated, striated cells characteristic of both skeletal and cardiac muscle. Our Phase I clinical studies have demonstrated the efficacy of this therapy on a preliminary basis. Our Phase II and III studies planned for commencement in 2008 will evaluate the applications for myoblast transplantation in slowing and/or reversing the impact of heart failure.

        We perform our myoblast expansion, packaging, shipment, and quality testing using proprietary procedures that adhere to GMP regulations for manufacturing clinical trial material. After expansion, the myoblasts are packaged and delivered to the clinical site for implantation into the injured heart tissue by a surgeon or interventional cardiologist. To maximize cell therapy effectiveness, adequate numbers of cells must be delivered to the site of damage in a repeatable and safe manner. Our therapy utilizes a minimally invasive catheter-based delivery methodology, which provides a safe, targeted and high efficiency approach to cell delivery to the infarct area.

        We have completed preclinical testing, two multi-center Phase I clinical trials and a multi-center Phase Ib clinical trial and we anticipate initiating at least one multi-regional, Phase II study in 2008.

        We believe that, unlike currently available treatment options, myoblast therapy has the ability to repair and improve the function of a damaged heart. Our preclinical and clinical studies support the conclusion that our therapy presents significant advantages over currently available treatments, including:

  •
  Ability to restore cardiac function through new muscle formation

  •
  Ability to prevent further decline of heart function

  •
  No risk immunological rejection of myoblasts due to autologous nature of the therapy

  •
  Complementary to and capable of improving outcomes of current therapeutic options for heart disease

        Potential Commercial Applications of our ES Cell and Adult Stem Cell Technologies.    We believe that, if successfully developed, stem cell-based therapy has the potential to provide treatment for a broad range of acute and chronic degenerative diseases. We believe the potential applications of cell-based therapeutics include

  •
  hematopoietic cells for blood diseases and cancer,

  •
  myocardial and endothelial vascular tissue for cardiovascular disease,

  •
  congestive heart failure, myocardial infarction and other cardiovascular disease

  •
  skin cells for dermatological conditions,

  •
  retinal pigment epithelium cells as treatment for macular degeneration and retinal pigmentosis,

  •
  neural cells for spinal cord injury, Parkinson's disease and other neuro-degenerative diseases,

  •
  pancreatic islet ß cells for diabetes,

  •
  liver cells for hepatitis and cirrhosis,

  •
  cartilage cells for arthritis, and

  •
  lung cells for a variety of pulmonary diseases.

        While we expect that any future products will take the form of medical procedures, tangible therapeutics, or combinations thereof, we currently have no products, and the identity of our future products, if any, is dependent upon the results of our ongoing research efforts, and, therefore cannot be determined at this time.

Our Intellectual Property.

        Our research and development is supported by a broad intellectual property portfolio. We currently own or have exclusive licenses to over 50 patents and have over 270 patent applications pending worldwide in the field of regenerative medicine and stem cell therapy. We also have non-exclusive rights to a portfolio of patents and patent applications that support our core intellectual property.

        Our success will likely depend upon our ability to preserve our proprietary technologies and operate without infringing the proprietary rights of other parties. However, we may rely on certain proprietary technologies and know-how that are not patentable. We protect our proprietary information, in part, by the use of confidentiality agreements with our employees, consultants and certain of our contractors.

        We maintain a disciplined patent policy and, when appropriate, seek patent protection for inventions in our core technologies and in ancillary technologies that support our core technologies or which we otherwise believe will provide us with a competitive advantage. We pursue this strategy by filing patent applications for discoveries we make, either alone or in collaboration with scientific collaborators and strategic partners. Typically, although not always, we file patent applications both in the United States and in select international markets. In addition, we plan to obtain licenses or options to acquire licenses to patent filings from other individuals and organizations that we anticipate could be useful in advancing our research, development and commercialization initiatives and our strategic business interests.

        The following table identifies the issued patents we own or license that we believe currently support our technology platform.

Owned by Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,808,704	United States (US)	09/06/00	10/26/04	02/18/2021	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques
518191	New Zealand (NZ)	10/13/00	05/10/04	10/13/2020	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells
516236	NZ	06/30/00	08/07/05	06/30/2020	Cytoplasmic Transfer to De-Differentiate Recipient Cells
782286	Australia (AU)	6/30/00	10/27/05	6/30/2020	Cytoplasmic Transfer to De-Differentiate Recipient Cells
783162	AU	09/06/2000	01/12/06	09/6/2020	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques
536786	NZ	09/06/2000	01/11/07	09/6/2020	Method for Generating Immune-Compatible Cells and Tissues Using Nuclear Transfer Techniques
782385	AU	10/13/00	11/3/05	10/13/2020	Method of Differentiation of Morula or Inner Cell Mass Cells and Method of Making Lineage-Defective Embryonic Stem Cells
531844	NZ	09/06/2000	02/08/05	09/06/2020	Telomere Restoration and Extension of Cell Life-Span in Animals Cloned from Senescent Somatic Cells
521711	NZ	04/16/2001	07/07/05	04/16/2021	Pluripotent Cells Comprising Allogenic Nucleus and Mitochondra
519347	NZ	12/20/00	11/11/04	12/20/2020	Method to Produce Cloned Embryos and Adults from Cultured Cells
510930	NZ	03/05/1998	08/07/2003	08/05/2018	Method of Producing a Polypeptide in an Ungulate
337495	NZ	03/05/1998	10/09/2001	03/05/2018	Method of Cloning Animals
782358	AU				Method of Cloning Animals
745334	AU				Method of Cloning Animals
5,453,366	US	03/15/1993	09/26/1995	03/15/2013	Method of Cloning Bovine Embryos
6,011,197	US	01/28/1999	01/04/2000	01/28/2019	Method of Cloning Bovines Using Reprogrammed Non-Embryonic Bovine Cells
6,395,958	US	07/15/1999	05/28/2002	07/15/2019	Method of Producing a Polypeptide in an Ungulate
4,994,384	US	10/27/1987	02/19/1991	02/19/2008	Multiplying Bovine Embryos
5,374,544	US	01/15/1992	12/20/1994	01/15/2012	Mutated Skeletal Actin Promoter
5,496,720	US	02/10/1993	03/05/1996	03/05/2013	Parthenogenic Oocyte Activation

5,843,754	US	06/06/1995	12/01/1998	12/01/2015	Parthenogenic Bovine Oocyte Activation
6,194,202	US	03/04/1996	02/27/2001	03/04/2016	Parthenogenic Oocyte Activation
6,077,710	US	10/21/1998	06/20/2000	10/21/2018	Parthenogenic Oocyte Activation
5,346,990	US	03/12/1991	09/13/1994	09/13/2011	Sex-Associated Membrane Proteins and Methods for Increasing the Probability that Offspring will be of a Desired Sex

Owned by Advanced Cell Technology, Inc.'s wholly-owned subsidiary Mytogen, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,673,604	United States (US)	07/24/00	1/06/04		Muscle Cells and Their Use in Cardiac Repair*
6,432,711	United States (US)		8/13/02		Embryonic Stem Cells Capable of Differentiating into Desired Cell Lines
5,543,316	United States (US)	04/20/94	08/06/96		Injectable Culture Medium for Maintaining Viability of Myoblast Cells
770889	Australia (AU)	7/24/00	06/17/04		Muscle Cells and Their Use in Cardiac Repair
2,174,746	Canada (CA)		04/24/07		Embryonic Stem Cells Capable of Differentiating into Desired Cell Lines

*
Currently undergoing Inter Partes Reexamination

University of Massachusetts Exclusive License to Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
521426	NZ	03/26/01	11/11/04	03/26/2021	Prion-Free Transgenic Ungulates
521026	NZ	02/26/01	01/13/05	02/26/2021	Production of Mammals which Produce Progeny of a Single Sex
ZL01807315.8	China	2/26/01	12/20/06	2/26/2021	Production of Mammals which Produce Progeny of a Single Sex
2001241720	AU	2/26/01	11/23/06	2/26/2021	Production of Mammals which Produce Progeny of a Single Sex
518365	NZ	10/27/00	08/12/04	10/27/2020	Gynogenetic or Androgenetic Production of Pluripotent Cells and Cell Lines, and Use Thereof to Produce Differentiated Cells and Tissues

517609	NZ	09/14/00	06/08/04	09/14/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation and Method for Enhancing Embryonic Development by Genetic Alteration of Donor Cells or by Tissue Culture Conditions
519346	NZ	05/10/00	06/08/04	05/10/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
759322	AU	03/02/99	07/24/03	03/02/2019	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
506808	NZ	03/02/99	03/29/04	03/02/2019	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
781128	AU	10/13/00	5/5/05	10/13/2020	Preparation and Selection of Donor Cells for Nuclear Transplantation
ZL00815685.9	China	10/13/00	7/6/05	10/13/2020	Preparation and Selection of Donor Cells for Nuclear Transplantation
334016	NZ	07/28/97	12/07/00	07/28/2017	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
784731	AU	5/10/00	9/21/06	5/10/2020	Embryonic or Stem-Like Cell Lines Produced by Cross Species Nuclear Transplantation
502129	NZ	06/24/98	06/09/05	03/24/2017	Cloning using donor nuclei from non-serum starved, differentiated cells
782846	AU	10/27/2000	12/15/05	10/27/2020	Gynogenetic or Androgenetic Production of Pluripotent Cells and Cell Lines, and Use Thereof to Produce Differentiated Cells and Tissues

Genzyme Transgenics Corp. Exclusive License to Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
6,580,017	US	04/23/99	06/17/03	04/23/2019	Methods of Reconstructed Goat Embryo Transfer
6,528,699	US	02/24/98	03/04/03	02/24/2018	Transgenically Produced Non-Secreted Proteins
517930	NZ	09/27/00	05/10/04	09/27/2020	Methods of Producing Cloned and Transgenic Mammals

88117	Singapore	10/16/00	03/31/04	10/16/2020	Methods of Producing a Target Molecule in a Transgenic Animal and Purification of the Target Molecule
518263	NZ	10/16/00	07/05/04	10/16/2020	Methods of Producing a Target Molecule in a Transgenic Animal and Purification of the Target Molecule

TranXenoGen, Inc. Exclusive License to Advanced Cell Technology, Inc.

Number Patent	Country	Filing Date	Issue Date	Expiration Date	Title
5,480,772	US	02/03/93	01/02/96	02/03/2013	In vitro activation of a nucleus
5,651,992	US	02/01/94	07/29/97	07/29/2017	In vitro activation of human fetal cells
5,773,217	US	05/31/95	06/30/98	06/30/2018	Activation of sperm nuclei and activation assays
6,245,567	US	03/30/98	06/12/01	03/30/2018	Activating egg extracts and method of preparation
6,753,457	US	01/06/99	06/22/04	01/06/2019	Nuclear reprogramming using cytoplasmic extract
6,878,546	US	03/14/02	04/12/05	03/29/2023	Product and method for swelling a cell nucleus without DNA replication

*
Actual patent expiration dates may differ from the dates listed herein including due to patent term adjustments pursuant to 35 U.S.C. § 154(b) and 37 C.F.R. §§ 1.702-1.705.

        The fundamental consequence of patent expiration is that the invention covered by that patent will enter the public domain. However, the expiration of patent protection, or anticipated patent protection, for the bulk of our portfolio is not scheduled to begin for approximately ten to fifteen years. Due to the rapid pace of technology development in this field, and the volume of intellectual property we anticipate will be generated over the next decade, it is unlikely that the expiration of any existing patents or patent rights would have an adverse affect on our business. Due to our current stage of development, as described under the heading "MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION" appearing elsewhere in this prospectus, our existing patent portfolio is not currently supporting a marketed product, so we will not suffer from any reduction in product revenue from patent expiration. Any actual products that we develop are expected to be supported by intellectual property covered by current patent applications that, if granted, would not expire for 20 years from the date first filed. For example, our patent rights under the University of Massachusetts license listed in the patent table, above, do not begin to expire until 2016. Due to the early stage of our business, we differ from, for example, the pharmaceutical industry where the loss of a key significant patent can result in contemporaneous loss of products, programs or revenues. As our table demonstrates, our business is at the front end of the patent protection spectrum and is not expected to be significantly impacted by expiration of existing patents or patents issued in response to existing applications.

Research and License Agreements.

Licenses of Intellectual Property to Us

        The following summarizes technology licensed to us.

        UMass License.    On February 1, 2002 and April 16, 1996, we entered into exclusive license agreements with the University of Massachusetts. The 1996 Agreement has been amended by amendments dated September 1, 1997, May 31, 2000 and September 19, 2002. Pursuant to these agreements, the University of Massachusetts, referred to as UMass, exclusively licensed to us certain biological materials, patent rights and related technology for commercialization in specified fields. The license agreements require us to use diligent efforts to develop licensed products and licensed services and require us to pay certain royalties, minimum annual royalties, milestone payments and sublicense income to UMass. UMass received 73,263 shares of common stock of ACT as partial consideration of the license granted.

        2002 License.    Under the 2002 license, UMass licenses to us certain patent rights relating to the cloning of non-human animals for use in connection with the development, manufacture and sale of products and services in the field of non-human animals for agriculture, companion animals, research and diagnostic products, non-human and human therapeutics, and neutraceuticals, except production of immunoglobulin in the blood of Bos taurus and Bos indicus. We are required to pay royalties to UMass ranging from 1.5% to 2.0% based on the covered product or service. We agreed to pay minimum royalty payments of $15,000 on the first and second anniversary of the agreement, $20,000 on the third anniversary, $25,000 on the fourth anniversary, and increasing to $45,000 on the fifth anniversary and for each year thereafter. We also agreed to make milestone payments to UMass of up to $1,630,000 upon the achievement of various development and commercialization milestones. Finally, we have agreed to pay UMass 18% of all sublicense income.

        1996 License.    The 1996 license covers certain patent rights, biological materials and know-how related to the cloning of non-human animals and cells for use in cell fields except the production of immunoglobulin in the blood of Bos taurus and Bos indicus. We are required to pay royalties ranging from 2.5% to 4.5% on net sales of products and services covered by the license, and minimum royalty payments in the amount of $15,000 per year (beginning on the later of the fourth year after the effective date of the agreement or the completion of certain clinical trials) for net sales on products and services for use in human therapeutics, and $30,000 per year (beginning in the third year after the effective date of the agreement) for net sales on products and services for all uses other than in human therapeutics. UMass agreed to waive minimum royalty payments during any calendar year in which we fund research at UMass in the aggregate amount of $300,000. There are no milestone payments. We agreed to pay UMass 18% of all sublicense income except for equity. With respect to equity, we are required to pay UMass an amount equal to 10% of the total equity we receive for any transfer of rights under the 1996 license.

        Both the 2002 agreement and the 1996 agreement remain in effect until all issued patents within the patent rights licensed under the agreement have expired, or for a period ten years after the effective date of the agreement if no patents have issued within that ten-year period. Each party has the right to terminate the agreement upon the occurrence of a material uncured breach. We also have the right to terminate at any time for any reason with ninety days' written notice.

        GTC License.    On September 25, 1997, we entered into a development and commercialization agreement with GTC Biotherapeutics, formerly known as Genzyme Transgenics Corporation, which was superseded by an exclusive development and license agreement dated June 8, 1999, pursuant to which each party exclusively licensed to the other certain patent rights and technology for use in defined fields and pursuant to which we agreed to provide certain related services. The agreement also requires each party to disclose to the other on a periodic basis a written report of developments relevant to the other party's field.

        Under the agreement, GTC licenses certain patent rights to us that are useful to:

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  human somatic cell nuclear transfer applications for therapeutic purposes and

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  the cloning of animals for agricultural purposes, for the production of recombinant proteins, peptides and polypeptides for human transplantation, cells for human transplantation and tissues from human transplantation, but excluding the GTC field.

        In addition, under the agreement we license to GTC certain patent rights and know-how useful to the cloning of animals for all purposes for the production of biopharmaceutical agents in milk, including, but not limited, proteins, peptides and polypeptides for pharmaceutical, neutraceutical or other use.

        Under the agreement, we agreed by September 1, 2000, to produce at least 20 cloned hSA cows (cows produced with our technology that are transfected with a GTC recombinant DNA construct and contain the hSA transgene and express hSA in their milk for the purpose of transgenic production of milk products.)

        We are required to pay GTC a royalty in the amount of 3% of net sales of products covered by the GTC license, which is reduced to 2% in the event net sales of such products exceed $25 million per calendar quarter for two consecutive calendar quarters. GTC is required to pay royalties to us in the amount of 2% of net sales of products consisting of hSA produced in the milk of hSA cows, which is reduced to 1% in the event net sales exceed $12,500,000 per calendar quarter for two consecutive calendar quarters, and 3% of net sales of products consisting of proteins other than hSA in the milk of transgenic animals, which is reduced to 2% in the event sales exceed $25 million per calendar quarter for two consecutive quarters. GTC agreed to pay us an annual fee of $100,000 to maintain exclusivity rights granted to GTC, which may be increased to $1 million if GTC does not enter into agreements with third parties to develop two additional products covered by the patent rights licensed to GTC under the agreement every two years. Each party also agrees to pay to the other 25% of any and all fees obtained in connection with the sublicensing of the other party's intellectual property. There are no milestone payments under the agreement. The licenses granted in the agreement continue in force until the expiration of all patent rights included in the licenses. The agreement may be terminated by either party in the event of an uncured breach.

        Wake Forest License.    On January 26, 2001, we entered into a materials and research data license agreement with Wake Forest University, pursuant to which WFU granted to us a worldwide, exclusive, royalty-free, perpetual and irrevocable right and license to use certain data and stem cells and stem cell cultures created by us from biological materials provided by WFU to us for specified purposes only. The agreement allows us to utilize certain primate skin cells and ovary materials produced by WFU and transferred to us pursuant to an agreement relating to the transfer of biological materials. There are no milestone payments. There are no royalty requirements unless we desire to negotiate a commercial license for use of the biological materials provided to us by WFU. WFU received 60,000 shares of common stock of ACT Group, Inc., a now dissolved Delaware corporation referred to hereinafter as ACT Group. We have agreed to provide WFU samples of stem cells for WFU's research, education and teaching purposes and we have a first option to obtain an exclusive license to any intellectual property rights claimed by WFU in connection with the use of such stem cells. The term of the license granted is perpetual and irrevocable absent a breach by us.

        WiCell 2002 License.    In March 2002, we entered into an industry research license and material transfer agreement with WiCell Research Institute, Inc., referred to as WiCell, pursuant to which WiCell granted to us a non-exclusive license, with no right to sublicense, to make, use and sell or otherwise transfer certain primate embryonic stem cells and derivatives thereof for internal research purposes and to receive such primate embryonic stem cells or derivatives from third parties for internal research purposes. In consideration of the license granted to us by WiCell, we agreed to pay a license fee of $100,000 and an annual maintenance fee of $25,000. The license includes a grant from us to WiCell of a non-exclusive, royalty-free, irrevocable, paid-up research license under any inventions made by or for us to the extent that such inventions are a modification of an invention described in the licensed patent rights.

        WARF and WiCell 2007 License.    On May 2, 2007, we entered into a commercial products addendum with the Wisconsin Alumni Research Foundation ("WARF") and its subsidiary, WiCell Research Institute, Inc., ("WiCell"). The addendum amends in certain respects the industry research license and material transfer agreement discussed above. The addendum (i) grants to us a non-exclusive, world-wide commercial license to 23 issued patents and 123 patents pending to pursue therapeutic and research products utilizing human embryonic stem cell technology and (ii) provides for certain sublicensing rights to enable us to further the development and commercialization of products. The addendum requires us to make certain royalty payments and pay license fees to WARF as set forth in the addendum.

        Kirin License.    Effective May 9, 2006, we entered into an exclusive license agreement with Kirin Beer Kabushiki Kaisha, and its subsidiaries Aurox, LLC, Hematech, LLC and Kirin SD, Inc. (which we collectively refer to as Kirin), pursuant to which Kirin exclusively licensed to us certain patent rights, with the right to sublicense, for use in connection with the research, development, manufacture and sale of therapeutic and diagnostic human cell products. The agreement also requires Kirin to disclose to us on a periodic basis a written report of improvements to the patent rights.

        In consideration of the rights and licenses granted to us, we paid Kirin an initial license fee and we have agreed to pay royalties representing a percentage of the net sales of all royalty-bearing products and services covered by the license. We are also required to pay a minimum annual royalty payment under the license. We also agreed to pay Kirin a percentage of any and all fees obtained in connection with the sublicensing of the patent rights. There are no milestone payments under the agreement. The license granted in the agreement continues in force until the expiration of all patent rights included in the license or for a period of 10 years from the effective date of the agreement if no patents have issued within that 10-year period. The agreement may be terminated by either party in the event of an uncured breach, and the agreement may also be terminated by us at any time by giving written notice to Kirin.

        TranXenoGen License.    On March 24, 2006, we entered into an exclusive sublicense agreement with TranXenoGen, Inc., pursuant to which TranXenoGen exclusively sublicensed to us certain patent rights owned by Brandeis University and technology, with the right to sublicense, for use in defined fields. The agreement also provides us with a right of first negotiation for any improvement patents controlled by TranXenoGen. The agreement is subject to certain terms and conditions included in an exclusive license agreement between TranXenoGen and Brandeis University.

        The field includes:

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  non-human cells, embryos, organs, organisms;

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  any non-human cells, embryos, organs, organisms as cloned, transgenic, or cloned transgenic forms;

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  any protein products and other biological molecules produced by, or prepared from non-human cells, embryos, organs, organisms or non-human cells, embryos, organs, organisms as cloned, transgenic, or cloned transgenic forms;

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  any methods, technologies, or processes for the creation of any of the above;

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  therapeutic and diagnostics (including products, devices, or processes) from the items covered in the first three bullets above;

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  cloned, transgenic, or cloned transgenic human cells, tissues and organs not derived by human cloning (as defined in the agreement).

        The field does not include the use of human reproductive cells, embryos or tissues (as defined in the agreement) or human cloning, but we are exploring the possibility of expanding the field to allow use of the licensed patent rights and technology in the human field.

        In consideration of the rights and licenses granted to us, we paid TranXenoGen an initial license fee of 163,399 shares of common stock and $150,000 in cash, and we have agreed to pay royalties of 2% or 3% (depending on the nature of the product or service) of the net sales of all royalty-bearing products and services covered by the license. Under the agreement we are also required to pay an annual license maintenance fee of $25,000, which is creditable against royalty and sublicense income payments. We also agreed to pay TranXenoGen sublicense income of 10% or 50% of sublicense income received by us; the amount of sublicense income payable to TranXenoGen in a particular instance will depend on the nature of the sublicense income. We also agreed to pay TranXenoGen a milestone payment of $100,000 if TranXenoGen obtains certain patent claims in a U.S. issued patent.

        The license granted in the agreement continues in force until the expiration of all patent rights. The agreement may be terminated by either party in the event of an uncured breach, and the agreement may also be terminated by us at any time by giving 90 days prior written notice to TranXenoGen. We may also terminate the agreement if the agreement between TranXenoGen and Brandeis University is terminated.

        In May, 2007 Brandeis University terminated its license agreement with TranXenoGen. Pursuant to the terms of our license with TranXenoGen we are in the process of negotiating a direct license to the patent rights owned by Brandeis University.

        Start Licensing License.    On August 30, 2006, we entered into a Settlement and License Agreement with UMass and Start Licensing, Inc. Pursuant to this agreement Start Licensing licenses to us, on a nonexclusive, royalty-free and paid-up basis, certain patent rights for use with non-human animal research or studies, including preclinical trials, in connection with the research, development and sale of therapeutic and diagnostic human cell products.

        Cardion License.    Cardion Pharmaceuticals, Inc. and Diacrin, Inc. entered into a patent license agreement on September 30, 2002; the agreement was transferred to our wholly owned subsidiary Mytogen, Inc. on December 28, 2005. Under the agreement, Mytogen has a worldwide, non-exclusive right and license under certain specified patent rights, with the right to sublicense, to make, have made, use, have used, offer for sale, sell, lease, import and/or otherwise dispose of products in the field described as cell-transplantation treatments and related therapies that use genetically unmodified skeletal myoblasts for the treatment of cardiovascular disease. Under the agreement Mytogen is required to make certain milestone payments (ranging from $500,000 to $1,500,000 upon the occurrence of specified events), an annual maintenance fee of $25,000.00, and earned royalties equal to (i) 5% of the net sales price of all covered products sold to its end-user customers and (ii) 5% of net sales of covered products sold by Mytogen's sublicensees.

        GenVec Agreement.    On December 28, 2005, Mytogen and GenVec, Inc. entered into a patent assignment and security agreement. Under the agreement, as amended on July 31, 2007, GenVec assigned certain agreements and intellectual property to Mytogen, and retained a royalty-free non-exclusive license, with the right to grant sublicenses, to practice the intellectual property in connection with products, processes or services developed or provided by GenVec other than autologous and allogenic skeletal myoblasts for cardiac therapy. Under the original agreement, Mytogen granted a security interest in the assigned intellectual property, but the security interest was released in the amendment to the agreement. Under the agreement, as amended, Mytogen must use commercially reasonable efforts to commercialize the assigned intellectual property, including by spending specified amounts in support of research and development in support of such commercialization; Mytogen must pay GenVec one-half of the first milestone payment (anticipated to be two million U.S. dollars)

received by Mytogen under the Terumo Agreement; and Mytogen must also pay GenVec four percent (4%) of the net sales revenue from sales or other provision of products, processes or services covered by the agreement.

Exclusive Licenses of Intellectual Property by Us

        The following summarizes licenses from us to third parties.

        GTC License.    On June 8, 1999, we entered into an exclusive development and license agreement with GTC Biotherapeutics. See description of this agreement above.

        Exeter Life Sciences License.    On October 22, 2003, we entered into an exclusive license with Exeter Life Sciences, Inc., pursuant to which we exclusively licensed to Exeter certain technology and patent rights for use in the fields of agriculture, endangered species, companion animals and equine animals. The license also grants Exeter a right of first negotiation to any improvement patents that are obtained by us that relate to the licensed intellectual property or which are useful, necessary or required to develop or manufacture certain animals, cells or tissues within the defined fields of use.

        Under the agreement, we license rights to certain patent rights and technology useful for the fields of use of non-human animals for agriculture, endangered animals and companion animals; excluding production of such animals for the primary purpose of producing human and non-human animal therapeutics and human healthcare products, including without limitation the production of biopharmaceutical agents in milk, such as proteins, peptides and polypeptides for pharmaceutical, neutraceutical or other use, and excluding the production of immunoglobulin in the blood of Bos taurus and Bos indicus. The field includes:

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  the cloning, development, manufacture and sale of cloned non-human animals, including without limitation, bovine, hircine, ovine, porcine, equine animals and ungulates (as well as any transgenic variance or enhancements thereto) or products that are composed of, made in or derived, extracted or isolated from cells or tissues of such animals for the production of food or fiber, and the rendering of services or uses that relate to the production of such products;

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  the cloning, development, manufacture and sale of endangered species for purposes of researching, aiding, reproducing or assisting in the reproduction of such endangered species;

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  the cloning, development, and sale of hircine, ovine, feline, canine and equine animals (as well as any transgenic variance or enhancements thereto) for personal, business or commercial purposes, specifically excluding the sale of these animals as scientific research laboratory subjects; and

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  the cloning, development, manufacture and sale of cloned equine animals (as well as any transgenic variance or enhancements thereto) or products that are composed of, made in or derived, extracted or isolated from cells or tissues of such animals for non-therapeutic purposes, including but not limited to, for use in agriculture, for use as food, for use as companion, service, work or recreational animals, or for use as racing or other equine event animals, and the rendering of services or uses that relate to the production of such products.

        In consideration of the rights and licenses granted to Exeter, Exeter paid to us an initial license fee of $1,000,000, and has agreed to pay royalties equal to 5% of the net sales of all products and services covered by the license; provided that, sublicense income for license products that are the progeny of cloned animals covered by the license or products obtained from such progeny, the royalty is 3%. Exeter is required to pay an annual maintenance fee for the license, equal to $100,000 in 2005, increasing annually by $50,000 up to $500,000. Exeter's obligation to pay the annual maintenance fee is suspended unless and until certain intellectual property that is the subject of litigation, namely the matter styled University of Massachusetts v. James M. Robl and Phillipe Collas, Massachusetts Superior

Court, Suffolk County, Docket No. 04-0445-BLS, is recovered and licensed to us and included in the license to Exeter. The license also provides that we will refund certain amounts to Exeter if certain conditions concerning the referenced litigation are not met and that we will extend to Exeter rights associated with "improvement patents" that are obtained by us or the University in connection with the referenced litigation or any patent interference or opposition proceedings involving us that relate to the licensed intellectual property or which are useful, necessary or required to develop or manufacture cloned and/or transgenic non-human animals and cloned and/or transgenic cells and tissues from non-human animals within the field of use. The license grants Exeter a right of first negotiation to any improvement patents. There are no milestone payments. Exeter agrees to pay us a total of 25% of all sublicense income under the license. Either party may terminate the agreement in the event of an uncured breach. Exeter may terminate without cause on 60 days' prior written notice to us, or may terminate immediately in the event of a change in law that materially affects Exeter's ability to commercialize the licensed intellectual property under the license.

        We expect that the Exeter Life Science License will be amended as a result of the Start Settlement and the settlement of the University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00706 RMU), and University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00353 RMU).

        Lifeline License.    On May 14, 2004, we entered into three license agreements with Lifeline Cell Technology, formerly known as PacGen Cellco, LLC; the licenses were subsequently amended in August 2005. Pursuant to the license agreements, as amended, we licensed to Lifeline, on an exclusive or non-exclusive basis, as applicable, certain know-how and patent rights for, among other things, the research, development, manufacture and sale of human cells for cell therapy in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases. The license agreements requires milestone payments up to $1.75 million in the aggregate. The agreement requires Lifeline to meet minimum research and development requirements. The licenses continue until expiration of the last valid claim within the licensed patent rights. Either party may terminate the agreements for an uncured breach, and Lifeline may terminate the agreement at any time with 30 days' notice.

        We expect that Lifeline Exclusive License Agreement Number 2, as amended, will be further amended as a result of the Start Settlement and the settlement of University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00706 RMU), and University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00353 RMU).

        Exclusive License Agreement Number 1, as amended, covers patent rights and technology developed by us that are relevant to:

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  the research, development, manufacture and sale of human and non-human animal cells for commercial research and

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  the manufacture and selling of human cells for therapeutic and diagnostic use in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases.

        Lifeline has agreed to pay us royalties ranging from 3% to 10% on net sales of products and services covered by the license, and a minimum royalty fee of $175,000 in the first year, plus, commencing 12 months after the effective date of the agreement, additional minimum royalty fees in the amount of $15,000 at 12 months, $37,500 at 24 months, $60,625 at 36 months, and $75,000 annually thereafter. Lifeline also agreed to pay a license fee in the amount of $225,000 in the form of a Convertible Promissory Note due and payable June 1, 2007, which may be repaid in cash or stock at our election.

        Exclusive License Agreement Number 2, as amended, covers patent rights and technology developed by UMass relevant to:

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  the research, development, manufacture and sale of human and non-human animal cells and defined animal cell lines for commercial research,

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  the manufacture and selling of human cells for therapeutic and diagnostic use in the treatment of human diabetes and liver diseases and retinal diseases and retinal degenerative diseases, and

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  the use of defined animal cell lines in the process of manufacturing and selling human cells for therapeutic and diagnostic use in the treatment of human diabetes and liver diseases.

        Lifeline is required to pay us royalties ranging from 3% to 12% on net sales of products and services covered by the license, and a minimum royalty fee of $100,000 in the first year, plus, commencing 12 months after the effective date of the agreement, additional minimum royalty fees in the amount of $15,000 at 12 months, $30,000 at 24 months, $45,000 at 36 months, and $60,000 annually thereafter. Lifeline also agreed to pay a license fee in the amount of $150,000 in the form of a Convertible Promissory Note due and payable June 1, 2007, which may be repaid in cash or stock at our election.

        We expect that Lifeline Exclusive License Agreement Number 2, as amended, will be further amended as a result of the Start Settlement and the settlement of University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00706 RMU), and University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia (Case No. 1:05-cv-00353 RMU).

        Exclusive License Agreement Number 3, as amended, covers patent rights and technology developed by Infigen relevant to the research, development, manufacture and sale of human cells for cell therapy in the treatment of therapeutic and diagnostic use in the treatment of human diabetes and liver diseases, and retinal diseases and retinal degenerative diseases. Lifeline is required to pay us royalties equal to 6% of net sales of products and services covered by the license, and a minimum royalty fee of $25,000 in the first year, plus, commencing 12 months after the effective date of the agreement, additional minimum royalty fees in the amount of $7,500 at 12 months, $7,500 at 24 months, $6,875 at 36 months, and $15,000 annually thereafter. Lifeline also agreed to pay a license fee in the amount of $225,000 in the form of a convertible promissory note due and payable June 1, 2007, which may be repaid in cash or stock at our election.

        Start Licensing License.    On August 30, 2006, we entered into a Settlement and License Agreement with UMass and Start Licensing, Inc. See description of this agreement above. Pursuant to this agreement, we granted Start Licensing a worldwide, exclusive, fully paid-up and royalty-free license, with the right to grant sublicenses, to certain patent rights for use in connection with all uses and applications in non-human animals. The agreement was reached in connection with the settlement of the patent interference actions described in Item 8 of our Quarterly Report on Form 10-QSB filed on August 11, 2006 ("Geron-Related Proceedings"). The terms of the agreement also includes an initial payment to us, which has been made, and certain milestone payments. In addition, under the agreement, Start, Geron Corporation and Roslin Institute ("Roslin") each agree not to sue us under certain patent applications owned by Roslin.

        Terumo Agreement.    Diacrin, Inc. and Terumo Corporation entered into a development and license agreement on September 4, 2002; the agreement was transferred to Mytogen, Inc. on December 28, 2005. Under the agreement, the parties agreed to collaborate to develop and commercialize products in the field described as autologous skeletal myoblasts for cardiac therapy (and conditionally allogenic skeletal myoblasts for cardiac therapy) in Japan and such other Asian countries as the parties may agree. Pursuant to the agreement, Terumo has an exclusive, royalty-bearing license, with a limited right to grant sublicenses, under certain technology and patent rights controlled by Mytogen; and a non-exclusive, non-royalty bearing right and license to use certain data resulting from clinical trials for products based on the licensed technology and patent rights for purposes of seeking regulatory approvals. The agreement specifies the rights and obligations of the parties with respect to collaboration and development of products covered by the agreement. The agreement also requires Terumo to make certain milestone payments, including the following: two million dollars upon initiation of any clinical trials of any covered product in Japan; two million dollars upon the first filing for regulatory approval of a covered product in Japan; one million dollars upon the first filing for regulatory approval of a covered product in any country other than Japan if the territory is expanded to include countries other than Japan; two million dollars upon the first commercial sale of a covered product in Japan; and one million dollars upon the first commercial sale of a covered product in any country other than Japan if the territory is expanded to include countries other than Japan. Terumo is also required under the agreement to pay royalties in an amount equal to ten percent (10%) of the net sales on covered products.

Nonexclusive Licenses of Intellectual Property by Us

        We have entered into numerous nonexclusive license agreements pursuant to which we have granted non-exclusive rights to various parties to use certain patent rights in defined fields. These licenses generally provide for commercialization of our intellectual property and typically contain minimum royalties, milestones and continuing royalties based upon percentages of revenue.

        California Proposition 71.    In November 2004, California State Proposition 71, referred to as Prop. 71, the California Stem Cell Research and Cures Initiative, was adopted by state-wide referendum. Prop. 71 provides for a state-sponsored program designed to encourage stem cell research in the State of California, and to finance such research with State funds totaling approximately $295 million annually for 10 years beginning in 2005. This initiative creates the California Institute for Regenerative Medicine, which will provide grants, primarily but not exclusively, to academic institutions to advance both ES cell research and adult stem cell research. In 2007, the California Supreme Court refused to hear the appeals related to the previous legal challenges which were dismissed by lower state courts. As a result, the State of California expects to initiate the offering of state bonds to fund the initial grants in late 2007. ES cell research is one of our primary areas of focus. It is unclear whether we are eligible to directly receive Prop. 71 generated funds. However, we intend to apply for any funding that becomes available. We also expect to benefit from collaborations with academic and other institutions eligible for Prop. 71 funding for research in the use of ES cells for various diseases and conditions. ES cell research does not generally qualify for federal funding due to restrictions on embryonic stem cell research. Prop. 71 is specifically targeting research in the embryonic stem cell field. We consider government support to be important confirmation of the quality of our technology, but do not rely on government programs as a significant source of financial support.

        Competition.    The biotechnology industries are characterized by rapidly evolving technology and intense competition. Our competitors include major multinational pharmaceutical companies, specialty biotechnology companies and chemical and medical products companies operating in the fields of regenerative medicine, cell therapy, tissue engineering and tissue regeneration. Many of these companies are well-established and possess technical, research and development, financial and sales and marketing resources significantly greater than ours. In addition, certain smaller biotech companies have formed strategic collaborations, partnerships and other types of joint ventures with larger, well established industry competitors that afford these companies' potential research and development and commercialization advantages. Academic institutions, governmental agencies and other public and private research organizations are also conducting and financing research activities which may produce products directly competitive to those we are developing. Moreover, many of these competitors may be able to obtain patent protection, obtain FDA and other regulatory approvals and begin commercial sales of their products before we do.

        In the general area of cell-based therapies (including both ES cell and autologous cell therapies), we compete with a variety of companies, most of whom are specialty biotechnology companies, such as Geron Corporation, Genzyme Corporation, StemCells, Inc., Aastrom Biosciences, Inc., Viacell, Inc., MG Biotherapeutics, BioHeart, Inc., Baxter Healthcare, Osiris Therapeutics and Cytori. Each of these companies are well-established and have substantial technical and financial resources compared to us. However, as cell-based products are only just emerging as medical therapies, many of our direct competitors are smaller biotechnology and specialty medical products companies. These smaller companies may become significant competitors through rapid evolution of new technologies. Any of these companies could substantially strengthen their competitive position through strategic alliances or collaborative arrangements with large pharmaceutical or biotechnology companies.

        The diseases and medical conditions we are targeting have no effective long-term therapies. Nevertheless, we expect that our technologies and products will compete with a variety of therapeutic products and procedures offered by major pharmaceutical companies. Many pharmaceutical and biotechnology companies are investigating new drugs and therapeutic approaches for the same purposes, which may achieve new efficacy profiles, extend the therapeutic window for such products, alter the prognosis of these diseases, or prevent their onset. We believe that our products, when and if successfully developed, will compete with these products principally on the basis of improved and extended efficacy and safety and their overall economic benefit to the health care system.

        Competition for any stem cell products that we may develop may be in the form of existing and new drugs, other forms of cell transplantation, ablative and simulative procedures, and gene therapy. We believe that some of our competitors are also trying to develop stem and progenitor cell-based technologies. We expect that all of these products will compete with our potential stem cell products based on efficacy, safety, cost and intellectual property positions. We may also face competition from companies that have filed patent applications relating to the use of genetically modified cells to treat disease, disorder or injury. In the event our therapies should require the use of such genetically modified cells, we may be required to seek licenses from these competitors in order to commercialize certain of our proposed products, and such licenses may not be granted.

        If we develop products that receive regulatory approval, they would then have to compete for market acceptance and market share. For certain of our potential products, an important success factor will be the timing of market introduction of competitive products. This timing will be a function of the relative speed with which we and our competitors can develop products, complete the clinical testing and approval processes, and supply commercial quantities of a product to market. These competitive products may also impact the timing of clinical testing and approval processes by limiting the number of clinical investigators and patients available to test our potential products.

        Government Regulation.    Regulation by governmental authorities in the United States and other countries is a significant factor in our research and development and will be a significant factor in the manufacture and marketing of our proposed products. The nature and extent to which such regulation applies to us will vary depending on the nature of any products we may develop. We anticipate that many, if not all, of our products will require regulatory approval by governmental agencies prior to commercialization. In particular, human therapeutic products are subject to rigorous preclinical and clinical testing and other approval procedures of the FDA, and similar regulatory authorities in

European and other countries. Various governmental statutes and regulations also govern or influence testing, manufacturing, safety, labeling, storage and recordkeeping related to such products and their marketing. The process of obtaining these approvals and the subsequent compliance with appropriate statutes and regulations require the expenditure of substantial time and money, and there can be no guarantee that approvals will be granted.

        FDA Approval.    The FDA requirements for our potential products to be marketed in the United States include the following five steps:

        Preclinical laboratory and animal tests must be conducted. Preclinical tests include laboratory evaluation of the cells and the formulation intended for use in humans for quality and consistency. In vivo studies are performed in normal animals and specific disease models to assess the potential safety and efficacy of the cell therapy product.

        An investigational new drug application, or IND, must be submitted to the FDA, and the IND must become effective before human clinical trials in the United States may commence. The IND is submitted to the FDA with the preclinical data, a proposed development plan and a proposed protocol for a study in humans. The IND becomes effective 30 days following receipt by the FDA, provided there are no questions, requests for delay or objections from the FDA. If the FDA has questions or concerns, it notifies the sponsor, and the IND will then be on clinical hold until a satisfactory response is made by the sponsor.

        Adequate and well-controlled human clinical trials must be conducted to establish the safety and efficacy of the product. Clinical trials involve the evaluation of a potential product under the supervision of a qualified physician, in accordance with a protocol that details the objectives of the study, the parameters to be used to monitor safety and the efficacy criteria to be evaluated. Each protocol is submitted to the FDA as part of the IND. The protocol for each clinical study must be approved by an independent institutional review board, or IRB, of the institution at which the study is conducted, and the informed consent of all participants must be obtained. The IRB reviews the existing information on the product, considers ethical factors, the safety of human subjects, the potential benefits of the therapy and the possible liability of the institution. The IRB is responsible for ongoing safety assessment of the subjects during the clinical investigation. Clinical development is traditionally conducted in three sequential phases.

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  Phase 1 studies for a cell therapy product are designed to evaluate safety in a small number of subjects in a selected patient population by assessing adverse effects, and may include multiple dose levels. This study may also gather preliminary evidence of a beneficial effect on the disease.

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  Phase 2 may involve studies in a limited patient population to determine biological and clinical effects of the product and to identify possible adverse effects and safety risks of the product in the selected patient population.

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  Phase 3 trials would be undertaken to conclusively demonstrate clinical benefit or effect and to test further for safety within a broader patient population, generally at multiple study sites. The FDA continually reviews the clinical trial plans and results and may suggest changes or may require discontinuance of the trials at any time if significant safety issues arise.

        Marketing authorization applications must be submitted to the FDA. The results of the preclinical studies and clinical studies are submitted to the FDA in the form of marketing approval authorization applications.

        The FDA must approve the applications prior to any commercial sale or practice of the technology or product. Biologic product manufacturing establishments located in certain states also may be subject to separate regulatory and licensing requirements. The testing and approval process will require substantial time, effort and expense. The time for approval is affected by a number of factors, including relative risks and benefits demonstrated in clinical trials, the availability of alternative treatments and the severity of the disease. Additional animal studies or clinical trials that may be requested during the FDA review period.

        Our research and development is based largely on the use of human stem and progenitor cells. The FDA has initiated a risk-based approach to regulating human cell, tissue and cellular and tissue-based products and has published current Good Tissue Practice regulations. As part of this approach, the FDA has published final rules for registration of establishments that engage in the recovery, screening, testing, processing, storage or distribution of human cells, tissues, and cellular and tissue-based products, and for the listing of such products. In addition, the FDA has published rules for making suitability and eligibility determinations for donors of cells and tissue and for current good tissue practice for manufacturers using them, which have recently taken effect. We cannot now determine the full effects of this regulatory initiative, including precisely how it may affect the clarity of regulatory obligations and the extent of regulatory burdens associated with our stem cell research and the manufacture and marketing of stem cell products.

        We have completed preclinical testing, two multi-center Phase I clinical trials and a multi-center Phase Ib clinical trial of our myoblast cell transplantation product and we anticipate initiating at least one multi-regional, pivotal Phase II/III study in 2008.

        European and Other Regulatory Approval.    Approval of a product by regulatory authorities comparable to the FDA in Europe and other countries will likely be necessary prior to commencement of marketing a product in any of these countries. The regulatory authorities in each country may impose their own requirements and may refuse to grant approval, or may require additional data before granting approval, even though the relevant product has been approved by the FDA or another authority. The regulatory authorities in the European Union, or EU, and other developed countries have lengthy approval processes for pharmaceutical products. The process for gaining approval in particular countries varies, but is generally similar to the FDA approval process. In Europe, the European Committee for Proprietary Medicinal Products provides a mechanism for EU-member states to exchange information on all aspects of product licensing. The EU has established a European agency for the evaluation of medical products, with both a centralized community procedure and a decentralized procedure, the latter being based on the principle of licensing within one member country followed by mutual recognition by the other member countries.

        Other Regulations.    In addition to safety regulations enforced by the FDA, we are also subject to regulations under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act and other present and potential future and federal, state, local, and foreign regulations.

        Outside the United States, we will be subject to regulations that govern the import of drug products from the United States or other manufacturing sites and foreign regulatory requirements governing human clinical trials and marketing approval for our products. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursements vary widely from country to country.

        The United States Congress, several states and foreign countries have considered legislation banning or restricting human application of ES cell-based and nuclear transfer based technologies. No assurance can be given regarding future restrictions or prohibitions that might affect our technology and business. In addition, we cannot assure you that future judicial rulings with respect to nuclear transfer technology or human ES cells will not have the effect of delaying, limiting or preventing the use of nuclear transfer technology or ES cell-based technology or delaying, limiting or preventing the sale, manufacture or use of products or services derived from nuclear transfer technology or ES cell-derived material. Any such legislative or judicial development would harm our ability to generate revenues and operate profitably.

        For additional information about governmental regulations that will affect our planned and intended business operations, see "RISK FACTORS" beginning on page 6 above.

        Employees.    As of September 19, 2007, we had 40 full-time employees, of whom 15 hold Ph.D. or M.D. degrees. 33 employees are directly involved in research and development activities and nine are engaged in business development and administration. We also use the services of numerous outside consultants in business and scientific matters. We believe that we have good relations with our employees and consultants.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

OVERVIEW

        This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "may," "assumes," "forecasts," "positions," "predicts," "strategy," "will," "expects," "estimates," "anticipates," "believes," "projects," "intends," "plans," "budgets," "potential," "continue" and variations thereof, and other statements contained in quarterly report, and the exhibits hereto, regarding matters that are not historical facts and are forward-looking statements. Because these statements involve risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to risks inherent in: our early stage of development, including a lack of operating history, lack of profitable operations and the need for additional capital; the development and commercialization of largely novel and unproven technologies and products; our ability to protect, maintain, and defend our intellectual property rights: uncertainties regarding our ability to obtain the capital resources needed to continue research and development operations and to conduct research, preclinical development and clinical trials necessary for regulatory approvals; uncertainty regarding the outcome of clinical trials and our overall ability to compete effectively in a highly complex, rapidly developing, capital intensive and competitive industry. See "RISK FACTORS" set forth on page 6 of this prospectus for a more complete discussion of these factors. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included herein.

        We are a biotechnology company focused on developing and commercializing human and adult stem cell technology in the emerging field of regenerative medicine.

SIGNIFICANT ACCOUNTING POLICIES

        Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Note 2 of the Notes to Consolidated Financial Statements describes the significant accounting policies used in the preparation of the consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below. During the year ended December 31, 2006 we adopted FAS Statement No. 123(R) Share-Based Payment, more fully described below under "Stock-based compensation" and FAS 155 "Accounting for Certain Hybrid Financial Instruments". We applied the accounting proscribed in FAS 155 to account for the 2006 Convertible Debentures described in Note 5—Convertible Debentures 2006. Other than the adoption of these standards, we did not make any significant changes to our accounting policies during the year ended December 31, 2006, as compared to those policies disclosed in the December 31, 2005 consolidated financial statements filed in our Current Report on Form 10-K with the SEC on March 31, 2006.

        A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

        Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our consolidated financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations. We believe the following critical accounting policies reflect our more significant estimates and assumptions used in the preparation of our consolidated financial statements:

        Use of Estimates—These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated variables used to calculate the Black Scholes and binomial lattice model calculations used to value derivative instruments discussed below under "Valuation of Derivative Instruments". In addition, management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes, share-based payments to compensation to employees, directors, consultants and investment banks, the useful lives of our fixed assets and our allowance for bad debts. Actual results could differ from those estimates.

        Fair Value of Financial Instruments—For certain of our financial instruments, including accounts receivable, accounts payable, accrued expenses, interest payable, bank overdraft, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

        Valuation of Derivative Instruments—FAS 133, "Accounting for Derivative Instruments and Hedging Activities" requires bifurcation of embedded derivative instruments and measurement of fair value for accounting purposes. In addition, FAS 155, "Accounting for Certain Hybrid Financial Instruments" requires measurement of fair values of hybrid financial instruments for accounting purposes. We applied the accounting proscribed in FAS 155 to account for the 2006 Convertible Debentures described below in Note 5—Convertible Debentures 2006. In determining the appropriate fair value, the company uses a variety of valuation techniques including Black Scholes models, Binomial Option Pricing models, Standard Put Option Binomial models and net present value of certain penalty amounts. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant derivatives are valued using Black Scholes models.

        Cash and Cash Equivalents—Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses in such account.

        Equipment—We record our equipment at historical cost. We expense maintenance and repairs as incurred. Depreciation is provided for by the straight-line method over three to six years. In the case of certain assets acquired under Capital Leases, the assets are recorded net of imputed interest, based upon the net present value of future payments.

        Revenue Recognition—Our revenues are generated from license and research agreements with collaborators. Licensing revenue is recognized on a straight line basis over the shorter of the life of the license and the estimated economic life of the patents related to the license. Deferred revenue represents the portion of the license and other payments received that has not been earned. Costs associated with the license revenue are deferred and recognized over the same term as the revenue. Reimbursements of research expense pursuant to grants are recorded as a reduction of research and development expense once the reimbursements are approved and the company is assured of collectibility.

        Intangible and Long-Lived Assets—We follow FAS No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the period ended December 31, 2006 no impairment losses were recognized.

        Research and Development Costs—Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, research supplies and research grants. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval. Research and development costs are expensed as incurred.

        Deferred Issuance Costs—Payments, either in cash or share-based payments, made in connection with the sale of debentures are recorded as deferred debt issuance costs and amortized using the effective interest method over the lives of the related debentures. The weighted average amortization period for deferred debt issuance costs is 36 months.

        Stock Based Compensation—At December 31, 2006, we had two stock-based employee compensation plans, which are described more fully in Note 11—Options Outstanding.

        Prior to the January 1, 2006 adoption of the FAS No. 123(R), "Share-Based Payment," the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Because the stock option grant price equaled the market price on the date of grant, no compensation expense was recognized by the Company for stock-based compensation. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") stock-based compensation was included as a pro forma disclosure in the notes to the consolidated financial statements.

        Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method. Under this transition method, stock-based compensation expense is recognized in the consolidated financial statements for granted, modified or settled stock options. Results for prior periods have not been restated, as provided for under the modified prospective method.

        Prior to the adoption of SFAS 123R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash inflows in the consolidated statements of cash flows, in accordance with the provisions of the Emerging Issues Task Force ("EITF") Issue No. 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." SFAS 123R requires the benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis. The impact of this change was not material to the Company.

RESULTS OF OPERATIONS

Fiscal Years ended December 31, 2006 and December 31, 2005

Revenues

        Revenues for the twelve months ended December 31, 2006 and December 31, 2005 were approximately $441,000 and $395,000 rsespectively. These amounts relate primarily to license fees and royalties collected that are being amortized over the period of the license granted. The increase in revenue in the current period was due to increased revenue from new licenses issued in the period.

Research and Development Expenses and Grant Reimbursements

        Research and development expenses for the twelve months ended December 31, 2006 and 2005 were approximately $9,027,000 and $2,606,000, respectively. During the twelve months ended December 31, 2006, the Company has significantly increased scientific research and has allocated a much greater portion of expenditure and focus on research and development activity than had previously been the case. Additional expenditure in this area includes scientific payroll and payroll related expenses, facilities costs and scientific supplies as well as investment in the infrastructure needed to support this greater scientific activity.

        Our research and development expenses for the periods indicated consist primarily of costs associated with basic and pre-clinical research exclusively in the field of human stem cell therapies and regenerative medicine, with focus on development of our technologies in cellular reprogramming, reduced complexity applications, and stem cell differentiation. These expenses represent both pre-clinical development costs and costs associated with non-clinical support activities such as quality control and regulatory processes. The cost of our research and development personnel is the most significant category of expense; however, we also incur expenses with third parties, including license agreements, sponsored research programs and consulting expenses. On a forward-looking basis, our expenses will also include the myoblast clinical program.

        We do not segregate research and development costs by project because our research is focused exclusively on human stem cell therapies as a unitary field of study. Although we have three principal areas of focus for our research, these areas are completely intertwined and have not yet matured to the point where they are separate and distinct projects. The intellectual property, scientists and other resources dedicated to these efforts are not separately allocated to individual projects, but rather are conducting our research on an integrated basis.

        We expect that research and development expenses will continue to increase in the foreseeable future as we add personnel, expand our pre-clinical research, begin clinical trial activities, and increase our regulatory compliance capabilities. The amount of these increases is difficult to predict due to the uncertainty inherent in the timing and extent of progress in our research programs, and initiation of clinical trials. In addition, the results from our basic research and pre-clinical trials, as well as the results of trials of similar therapeutics under development by others, will influence the number, size and duration of planned and unplanned trials. As our research efforts mature, we will continue to review the direction of our research based on an assessment of the value of possible commercial applications emerging from these efforts. Based on this continuing review, we expect to establish discrete research programs and evaluate the cost and potential for cash inflows from commercializing products, partnering with others in the biotechnology or pharmaceutical industry, or licensing the technologies associated with these programs to third parties.

        We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. The use of human embryonic stem cells and adult stem cells as a therapy is an emerging area of medicine, and it is not known what clinical trials will be required by the FDA in order to gain marketing approval. Costs to complete could vary substantially depending upon the projects selected for development, the number of clinical trials required and the number of patients needed for each study. It is possible that the completion of these studies could be delayed for a variety of reasons, including difficulties in enrolling patients, delays in manufacturing, incomplete or inconsistent data from the pre-clinical or clinical trials, and difficulties evaluating the trial results. Any delay in completion of a trial would increase the cost of that trial, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature nor timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we obtain further relevant pre-clinical and clinical data, we will not be able to estimate our future expenses related to these programs or when, if ever, and to what extent we will receive cash inflows from resulting products.

        Grant reimbursements for the twelve months ended December 31, 2006 and 2005 were approximately $369,000 and $742,000, respectively. These amounts represent approved reimbursements pursuant the grant from the National Institutes of Science and Technology. This grant expired in May 2006.

General and Administrative Expenses

        General and administrative expenses for the twelve months ended December 31, 2006 and December 31, 2005 were approximately $9,152,000 and $9,304,000, respectively. The level of spending on general and administrative expenses has remained consistent during the periods as we seek to hold these costs at current levels whilst increasing spending on research and development.

Other Income/(Expense)

        Other income/(expense) for the twelve months ended December 31, 2006 and December 31, 2005 were approximately ($1,037,000) and $1,562,000, respectively. The increase in other expense in the twelve months ended December 31, 2006, compared to other income in the prior periods, relates primarily to increased Interest Expense, which relates primarily to the amortization of discounts on Convertible Debentures and embedded derivatives and to charges related to issuance of Convertible Debentures and repricing and issuance of warrants. This is partially offset by the increased adjustments to the fair value of derivatives during the period.

Net Loss

        Net loss for the twelve months ended December 31, 2006 and December 31, 2005 was approximately $18,720,000 and $9,394,000, respectively. The increased loss in the current periods is the result of increased research and development expenses, and to the increase in other expenses.

Six Months ended June 30, 2006 and June 30, 2005

Three and six months ended June 30, 2007 and 2006

Revenues

        Revenues for the three and six months ended June 30, 2007 and 2006 were approximately $274,000, $399,000, $121,000, and $204,000 respectively. These amounts relate primarily to license fees and royalties collected that are being amortized over the period of the license granted. The increase in revenue in current periods was due to new licenses being granted.

Research and Development Expenses and Grant Reimbursements

        Research and development expenses for the three and six months ended June 30, 2007 and 2006 were approximately $2,829,000, $6,478,000, $2,617,000, and $4,426,000 respectively. The increase in expenses in the current periods, which consist mainly of facility costs, payroll and payroll related expenses, research supplies and costs incurred in connection with specific research grants, relate principally to increased staffing and spending for scientific research.

        Our research and development expenses for the periods indicated consist primarily of costs associated with basic and pre-clinical research exclusively in the field of human stem cell therapies and regenerative medicine, with focus on development of our technologies in cellular reprogramming, reduced complexity applications, and stem cell differentiation. These expenses represent both pre-clinical development costs and costs associated with non-clinical support activities such as quality control and regulatory processes. The cost of our research and development personnel is the most significant category of expense; however, we also incur expenses with third parties, including license agreements, sponsored research programs and consulting expenses. On a forward-looking basis our costs will also include the myoblast clinical program.

        We do not segregate research and development costs by project because our research is focused exclusively on human stem cell therapies as a unitary field of study. Although we have three principal areas of focus for our research, these areas are completely intertwined and have not yet matured to the point where they are separate and distinct projects. The intellectual property, scientists and other resources dedicated to these efforts are not separately allocated to individual projects, but rather are conducting our research on an integrated basis.

        We expect that research and development expenses will continue to increase in the foreseeable future as we add personnel, expand our pre-clinical research, begin clinical trial activities, and increase our regulatory compliance capabilities. The amount of these increases is difficult to predict due to the uncertainty inherent in the timing and extent of progress in our research programs, and initiation of clinical trials. In addition, the results from our basic research and pre-clinical trials, as well as the results of trials of similar therapeutics under development by others, will influence the number, size and duration of planned and unplanned trials. As our research efforts mature, we will continue to review the direction of our research based on an assessment of the value of possible commercial applications emerging from these efforts. Based on this continuing review, we expect to establish discrete research programs and evaluate the cost and potential for cash inflows from commercializing products, partnering with others in the biotechnology or pharmaceutical industry, or licensing the technologies associated with these programs to third parties.

        We believe that it is not possible at this stage to provide a meaningful estimate of the total cost to complete our ongoing projects and bring any proposed products to market. The use of human embryonic stem cells and adult stem cells as a therapy is an emerging area of medicine, and it is not known what clinical trials will be required by the FDA in order to gain marketing approval. Costs to complete could vary substantially depending upon the projects selected for development, the number of clinical trials required and the number of patients needed for each study. It is possible that the completion of these studies could be delayed for a variety of reasons, including difficulties in enrolling patients, delays in manufacturing, incomplete or inconsistent data from the pre-clinical or clinical trials, and difficulties evaluating the trial results. Any delay in completion of a trial would increase the cost of that trial, which would harm our results of operations. Due to these uncertainties, we cannot reasonably estimate the size, nature nor timing of the costs to complete, or the amount or timing of the net cash inflows from our current activities. Until we obtain further relevant pre-clinical and clinical data, we will not be able to estimate our future expenses related to these programs or when, if ever, and to what extent we will receive cash inflows from resulting products.

        Grant reimbursements for the three and six months ended June 30, 2007 and 2006 were approximately $9,600, $67,000, $163,000 and $364,000 respectively. The 2006 amounts represent approved reimbursements pursuant the grant from National Institutes of Science and Technology. This grant expired in May 2006. The 2007 grant amount is from the Small Business Technology Transfer Program.

General and Administrative Expenses

        General and administrative expenses for the three and six months ended June 30, 2007 and 2006 were approximately $1,246,000, $2,987,000, $1,878,000 and $4,508,000 respectively. Expenses for the three month period versus the same period last year have decreased primarily as a result of decreased general and administrative infrastructure costs and legal fees.

Other Income (Expense)

        Other income (expense) for the three and six months ended June 30, 2007 and 2006 were approximately $15,071,000, $409,000, $13,599,000 and $22,628,000, respectively. The increase in other expense in the three months ended June 30, 2007, compared to other income in the prior periods, relates primarily to adjustments to fair value of derivatives related to the Convertible Debenture financing and the Charges related to issuance of Convertible Debentures. The increase in interest expense in the six months ended June 2007, compared to interest expense in the prior periods relates primarily to interest recorded in connection with the convertible debentures.

Net Income (Loss)

        Net income (loss) for the three and six months ended June 30, 2007 and 2006 was approximately $11,169,000, ($8,762,000), $9,295,000, and $14,108,000 respectively. The decrease in loss in the current period is the result of changes to the fair value of derivatives, interest charges related to convertible debentures and charges related to issuance of Convertible Debentures along with increased general and administrative and research and development expenses, as well as decreased grant reimbursements.

RECENT ACCOUNTING PRONOUNCEMENTS

        On February 15, 2007, the Financial Accounting Standards Board, or FASB, issued FAS No. 159, "The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FAS 115." This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. FAS 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FAS 157 "Fair Value Measurements." We will adopt FAS 159 beginning January 1, 2008 and we are currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

        In December 2006, the FASB posted FASB Staff Position, or FSP 00-19-2, "Accounting for Registration Payment Arrangements." This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement should be separately recognized and measured in accordance with FAS No. 5, "Accounting for Contingencies." This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP is effective immediately for registration payment arrangements and financial instruments subject to those arrangements that were entered into or modified subsequent to December 15, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 15, 2006, the FSP is effective for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. We will adopt FSP 00-19-2 beginning January 1, 2008 and we are currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

        In September 2006, the Financial Accounting Standards Board, or FASB, issued FAS No. 157, Fair Value Measurements, or FAS 157, which provides guidance on how to measure assets and liabilities that use fair value. This Statement clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. FAS 157 will apply whenever another generally accepted accounting principle requires, or permits, assets or liabilities to be measure at fair value but does not expand the use of fair value to any new circumstances. This statement will also require additional disclosures in both annual and quarterly reports. FAS 157 is effective for fiscal years beginning after November 2007, and will be adopted by us beginning January 1, 2008. We are currently evaluating the potential impact this statement may have on our financial statements, but do not believe the impact of adoption will be material.

        In September 2006, the SEC staff issued Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, or SAB 108. SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for fiscal years ending after November 15, 2006. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact that SAB 108 may have on our financial statements and do not believe the impact of the application of this guidance will be material.

        In September 2006, the FASB issued FAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, or FAS 158. This Statement requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, FAS 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provisions of FAS 158 are effective as of the end of fiscal year 2006 and we are currently in the process of quantifying the impact to the financial statements.

        In July 2006, the FASB issued Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 09, Accounting for Income Taxes ("FIN No. 48"). This interpretation creates a single model to address uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The interpretation also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for years beginning after December 15, 2006. Management of the Company is evaluating the impact of this pronouncement, but does not anticipate that it will have a significant impact on its financial statements.

        In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments. This standard amends the guidance in FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. The Company has adopted FAS 155 and applies it to all relevant financing transactions from the date of adoption.

        In September 2005, the EITF reached a consensus on Issue 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." EITF Issues No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," provide guidance on how companies should bifurcate convertible debt issued with a beneficial conversion feature into a liability and an equity component. For income tax purposes, such an instrument is only recorded as a liability. A question has been raised as to whether a basis difference results from the issuance of convertible debt with a beneficial conversion feature and, if so, whether the basis difference is a temporary difference. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In September 2005, the EITF discussed Issue 05-4, The Effect of a Liquidated Damages Clause on a Freestanding Instrument Subject to EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." Issuance of a registration rights agreement with a liquidated damages clause is common when equity instruments, stock purchase warrants, and financial instruments that are convertible into equity securities are issued. The agreement requires the issuer to use its "best efforts" to file a registration statement for the resale of the equity instruments or the shares of stock underlying the stock purchase warrant or convertible financial instrument and have it declared effective by the end of a specified grace period. The issuer may also be required to maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor each month until the registration statement is declared effective. Given the potential significance of the penalty, a question arises as to the effect, if any, this feature has on the related financial instruments if they are subject to the scope of Issue 00-19. The company took the provisions of this issue into account in their accounting for the period.

        In September 2005, the EITF reached a consensus on Issue 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues." EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," provides guidance on whether modifications of debt result in an extinguishment of that debt. In certain situations, companies may change the terms of a conversion option as part of a debt modification, which may result in the following circumstances: (a) the change in the conversion option's terms causes the fair value of the conversion option to change but does not result in the modification meeting the condition in Issue 96-19 that would require the modification to be accounted for as an extinguishment of debt, and (b) the change in the conversion option's terms did not result in separate accounting for the conversion option under Statement 133. When both of these circumstances exist, questions have arisen regarding whether (a) the modification to the conversion option, which changes its fair value, should affect subsequent interest expense recognition related to the debt and (b) a beneficial conversion feature related to a debt modification should be recognized by the borrower if the modification increases the intrinsic value of the debt. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In June 2005, the EITF reached a consensus on Issue 05-2, "The Meaning of "Conventional Convertible Debt Instrument" in EITF Issue 00-19. Paragraph 4 of Issue 00-19 states that "the requirements of paragraphs 12-32 of this issue do not apply if the hybrid contract is a conventional convertible debt instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash (at the discretion of the issuer)". The term "conventional convertible debt instrument" is not defined in Issue 00-19 and, as a result, questions have arisen regarding when a convertible debt instrument should be considered "conventional" for purposes of Issue 00-19. A question has also arisen related to whether conventional convertible preferred stock should be treated similar to conventional convertible debt. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In June 2005, the EITF reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

        In May 2005, the FASB issued FAS No. 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FAB Statement No. 3". FAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. FAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. FAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. FAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on our financial position, results of operations and cash flows.

        In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment"("SAB 107"), which provides interpretive guidance related to the interaction between FAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for FAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

LIQUIDITY AND CAPITAL RESOURCES

        We are financing our operations primarily with $10,000,000 of proceeds from the secured convertible debentures issued in August 2007 and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2007. To a substantially lesser degree, financing of our operations is provided through grant funding, payments received under license agreements, and interest earned on cash and cash equivalents.

        With the exception of 2002, when we sold certain assets of a subsidiary resulting in a gain for the year, we have incurred substantial net losses each year since inception as a result of research and development and general and administrative expenses in support of our operations. We anticipate incurring substantial net losses in the future.

        Cash and cash equivalents at June 30, 2007 and December 31, 2006 were approximately $770,000 and $8,689,000, respectively. The decrease in the current period is primarily the result of operational cash expenditures.

        Our cash and cash equivalents are limited. We expect to require substantial additional funding. Our future cash requirements will depend on many factors, including the pace and scope of our research and development programs, the costs involved in filing, prosecuting, maintaining and enforcing patents and other costs associated with commercializing our potential products. We intend to seek additional funding primarily through public or private financing transactions, and, to a lesser degree, new licensing or scientific collaborations, grants from governmental or other institutions, and other related transactions. If we are unable to raise additional funds, we will be forced to either scale back our business efforts or curtail our business activities entirely. We anticipate that our available cash and expected income will be sufficient to finance most of our current activities for at least twelve months from the date of the financial statements, although certain of these activities and related personnel may need to be reduced. We cannot assure you that public or private financing or grants will be available on acceptable terms, if at all. Several factors will affect our ability to raise additional funding, including, but not limited to, the volatility of our Common Stock.

PROPERTIES

        Our headquarters are located at 1201 Harbor Bay Parkway, Alameda, California 94502. Our facilities consist of approximately 15,250 square feet of laboratory and office space. Our sublease for the California facility expires on May 31, 2008. We also lease approximately 14,000 square foot of office and laboratory facilities at 381 Plantation Street in Worcester, MA, which, together with the California facility, provides us the capability of producing necessary quantities of materials sufficient to support our research. We have the Worcester facility under an eight year sub-lease which expires on April 30, 2010. In addition, we lease approximately 3,000 square feet of corporate office space at 11100 Santa Monica Boulevard in Los Angeles, CA 90025. We also lease approximately 25,000 square foot of office and laboratory facilities at 79/96 Thirteenth Street, Charlestown, Massachusetts, which provides us the capability of pursuing our Mytoblast Program. We have the Charlestown facility under a five year lease which expires on or about October 10, 2011. We do not own any real estate.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

        Except as described below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

  •
  Any of our directors or officers,

  •
  Any person proposed as a nominee for election as a director,

  •
  Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock,

  •
  Any of our promoters, and

  •
  Any relative or spouse of any of the foregoing persons who has the same house as such person.

Transactions with ACT Group

        On July 12, 2002, we issued a promissory note with a face amount of $1,000,000, referred to as the Group Note, to our majority stockholder, ACT Group, as a repayment of advances received from ACT Group. The Group Note was extinguished in full in connection with the execution of the Aronson settlement agreement. As a condition to our entering into the Aronson settlement agreement, we entered into an agreement with ACT Group, referred to as the Group Agreement, compensating us for the obligations we incurred under the Aronson settlement agreement, which extinguished in full ACT Group's obligations and indebtedness to the plaintiffs in the Aronson matter, and resolving certain disputes with respect to amounts due to and from us and ACT Group.

        Pursuant to the Group Agreement, in consideration for our entering into the Aronson settlement agreement, the following was agreed to by ACT Group and us:

  •
  ACT Group would extinguish our liability to ACT Group relating to the Group Note,

  •
  We would extinguish an existing intercompany debt owed to us by ACT Group of $782,295, and

  •
  ACT Group agreed to transfer to us 352,153 shares of our common stock to compensate us for the amount by which the value of the settlement consideration paid to the Plaintiffs by us and the amount of the liabilities of ACT Group extinguished us exceeds the amount of the liabilities from us to Group extinguished under the Group Agreement.

Bridge Loan Transaction

        During the period August through October 2004, we issued promissory notes aggregating $500,000 face value for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by our parent to the following related parties, in addition to other unrelated parties: Anthem Venture Management, LLC in the amount of $100,000 and Gregory A. Bonfiglio in the amount of $50,000. The notes bear interest at 10% per year.

        As additional consideration for the purchase of the notes, on November 26, 2004, we granted warrants to certain related parties who were note holders entitling them to purchase shares of our common stock at an exercise price of $0.05. Warrants were issued to Anthem Venture Management, LLC for 100,000 shares and to Gregory A. Bonfiglio for 50,000 shares that are exercisable on or after February 1, 2006 and expire February 1, 2008.

        During the first quarter of 2005, the $500,000 of notes, plus accrued interest of $23,708, were converted into investment units consisting of 616,124 shares of common stock, plus 308,063 common stock purchase warrants, exercisable at $1.27 per share.

Private Equity Financing

        On November 26, 2004, in connection with the early release from escrow of funds related to our private equity financing, we granted to Andwell, LLC, a company affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 250,000 shares of our common stock at an exercise price of $0.05 per share. The warrants are exercisable for twenty four months from the date of issuance.

        On September 15, 2005, in connection with the Securities Purchase Agreement dated September 15, 2005, Anthem Ventures Fund, L.P. purchased convertible debentures with a principal amount of $1,255,000, convertible into 545,652 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, L.P. warrants to purchase 272,826 shares of our common stock at an exercise price of $2.53 per share. As of December 31, 2006, Anthem Ventures Fund, L.P. was the beneficial owner of 11.2% of our outstanding common stock.

        On September 15, 2005, in connection with the Securities Purchase Agreement dated September 15, 2005, The Shapiro Family Trust Dated September 29, 1989, purchased convertible debentures with a principal amount of $251,000, convertible into 109,130 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989, warrants to purchase 54,565 shares of our common stock at an exercise price of $2.53 per share. Dr. Shapiro, one of our directors, may be deemed the beneficial owner of the securities owned by The Shapiro Family Trust.

        On August 29, 2006, in connection with the warrant repricing described under "Recent Developments" above, we issued The Shapiro Family Trust Dated September 29, 1989, a replacement warrant to purchase 54,565 shares of our common stock at an exercise price of $1.60 per share.

        On September 6, 2006, in connection with the Securities Purchase Agreement, Anthem Ventures Fund, L.P. purchased convertible debentures with a principal amount of $627,500, convertible into 2,178,819 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, L.P. warrants to purchase 1,089,409 shares of our common stock at an exercise price of $.3168 per share. As of September 6, 2007, Anthem Ventures Fund, L.P. was the beneficial owner of 14% of our outstanding common stock.

        On September 6, 2006, in connection with the Securities Purchase Agreement, The Shapiro Family Trust Dated September 29, 1989, purchased convertible debentures with a principal amount of $125,500, convertible into 435,764 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989, warrants to purchase 217,881 shares of our common stock at an exercise price of $.3168 per share.

        As reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 11, 2007, we closed amendments to the 2005 and 2006 transaction documents associated with the issuance of the warrants and debentures. Both Anthem Ventures Fund, LP and The Shapiro Family Trust Dated September 29, 1989, were party to these amendments.

        On August 14, 2007, PDPI, LLC advanced $300,000 to the company pursuant to a bridge loan commitment. The bridge loan commitment entered into on August 14, 2007 provided a total of up to $600,000 of interim bridge financing to the company structured in the form of a convertible note with draws to be made in the company's discretion. Dr. Huertas, one of our officer, owns a 16.67% equity interest in PDPI, LLC.

        On August 31, 2007, in connection with the Securities Purchase Agreement, Anthem Ventures Fund, L.P. purchased convertible debentures with a principal amount of $251,000, convertible into 738,235 shares of common stock. In connection with the purchase of the debentures, we issued Anthem Ventures Fund, L.P. warrants to purchase 738,235 shares of our common stock at an exercise price of

$.38 per share. As of September 6, 2007, Anthem Ventures Fund, L.P. was the beneficial owner of 14% of our outstanding common stock.

        On August 31, 2007, in connection with the Securities Purchase Agreement, The Shapiro Family Trust Dated September 29, 1989 purchased convertible debentures with a principal amount of $251,000, convertible into 738,235 shares of common stock. In connection with the purchase of the debentures, we issued The Shapiro Family Trust Dated September 29, 1989 warrants to purchase 738,235 shares of our common stock at an exercise price of $.38 per share. As of September 6, 2007, The Shapiro Family Trust Dated September 29, 1989 was the beneficial owner of 4.2% of our outstanding common stock.

        On August 31, 2007, in connection with the Securities Purchase Agreement, PDPI, LLC purchased convertible debentures with a principal amount of $753,000, convertible into 2,214,706 shares of common stock. In connection with the purchase of the debentures, we issued PDPI, LLC warrants to purchase 2,214,706 shares of our common stock at an exercise price of $.38 per share. Dr. Huertas, our Chief Development Officer, owns a 16.67% equity interest in PDPI, LLC.

Consulting Services

        On September 1, 2004, we entered into a consulting agreement with Redberry Investments LLC, an entity owned by Gregory A. Bonfiglio, who is also a partner of Anthem Venture Partners, L.P. This consulting agreement was separate and independent from any involvement that Anthem Venture Partners, L.P. might have with our private equity financing. Pursuant to the consulting agreement, we agreed to grant Redberry Investments LLC a warrant to purchase 1,488,000 shares of our common stock at the exercise price of $0.25, which vest on February 1, 2006, in consideration of consulting services provided by Redberry Investments LLC to us. The agreement terminated upon the private equity financing and our merger on January 31, 2005.

        On December 13, 2004, we granted Andwell, LLC, an entity affiliated with our Chief Executive Officer, William M. Caldwell, IV, warrants to purchase 236,000 shares of our common stock at $0.25 per share in consideration of consulting services provided by Andwell, LLC to us. The warrants are exercisable for twenty-four months from the date of issuance.

        On December 13, 2004, we granted Rocket Ventures, LLC an entity affiliated with our General Counsel, Jonathan Atzen, warrants to purchase 75,000 shares of our common stock at $0.25 per share in consideration of consulting services provided by Rocket Ventures, LLC. The warrants are exercisable for twenty-four months from the date of issuance.

        On November 30, 2004, we granted Gunnar Engstrom, our former Chief Financial Officer, warrants to purchase 100,000 shares of our common stock at $0.25 per share in consideration of termination of his employment agreement. The warrants are exercisable during the period of April 1, 2005, through April 1, 2010.

        On January 15, 2005, we entered into a consulting agreement with Dr. Karen Chapman, the spouse of Dr. Michael West, our President and Chief Scientific Officer, pursuant to which Dr. Chapman is providing scientific consulting services. Dr. Chapman is to receive an annual payment of $7,500. In addition, Dr. Chapman received 110,000 options to purchase our common stock under the company's 2005 Stock Incentive Plan.

        On September 14, 2005, in connection with consulting services provided to us, we issued a warrant to purchase 33,000 shares of common stock at an exercise price of $2.53 per share to William Woodward, a partner of Anthem Venture Partners, L.P.

        On July 1, 2007, we issued a warrant to purchase 650,000 shares of common stock at an exercise price of $0.38 per share to William Woodward, a principal of Anthem Ventures Fund, LP, in connection with consulting services provided to us.

Other Agreements

        We entered into that certain Nomination Agreement dated September 20, 2007, with Anthem Ventures Fund, LP. The Company previously agreed to a nomination agreement with Anthem in August 2005. Anthem shall have the right to designate in its sole discretion, and the company shall nominate and appoint, a director to the company's board of directors. The agreement terminates upon the earlier to occur of (i) certain corporate events or (ii) December 31, 2009.

Executive Loan Agreement

        On July 31, 2002, we entered into a loan agreement with Robert Lanza, our Vice President of Medical and Scientific Development, for $140,000. Payments were made during the period of January 23, 2003 through January 7, 2005, and the loan was extinguished upon the merger on January 31, 2005.

Related Party Transactions Prior to Merger and Complete Change of Business

        In our 10-KSB for the year ended December 31, 2003, we reported that an officer/shareholder of ours had made advances to us and had directly paid expenses on behalf of us in the amount of $6,173, as of December 31, 2003. Because these advances related to our business prior to the merger and complete change of business on January 31, 2005, we do not believe that they are relevant or material to our current business.

Board Determination of Independence

        The company complies with the standards of "independence" prescribed by rules set forth by the National Association of Securities Dealers ("NASD"). Accordingly, a director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director who is, or at any time during the past three years, was employed by the company or by any parent or subsidiary of the company, shall not be considered independent. Accordingly, Dr. Alan Shapiro, Dr. Alan Walton, and Dr. Erkki Ruoslahti meet the definition of "independent director" under Rule 4200(A)(15) of the NASD Manual; Dr. West and Mr. Caldwell do not.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

        Our common stock is quoted on the OTC Bulletin Board under the symbol "ACTC." For the periods indicated, the following table sets forth the high and low bid prices per share of our common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. We have not provided price information prior to fiscal year 2005, in so far as we believe that the trading of our common stock prior to the merger is not material due to the fact that we effected a complete change of business operations following the merger.

Fiscal Year 2005	High Bid	Low Bid
First Quarter	$7.00	$1.90
Second Quarter	$4.50	$2.65
Third Quarter	$2.90	$2.00
Fourth Quarter	$2.95	$1.84
Fiscal Year 2006	High Bid	Low Bid
First Quarter	$2.20	$1.13
Second Quarter	$1.62	$0.51
Third Quarter	$2.32	$0.26
Fourth Quarter	$0.99	$0.52
Fiscal Year 2007	High Bid	Low Bid
First Quarter	$1.19	$0.54
Second Quarter	$1.10	$0.32

        Trades of our common stock are subject to Rule 15g-9 of the Securities and Exchange Commission, known as the Penny Stock Rule. This rule imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system. The Penny Stock Rules requires a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. These disclosure requirements have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result of these rules, investors may find it difficult to sell their shares.

Holders

        As of September 6, 2007, there were approximately 3000 record owners of our common stock.

Dividends

        We have never paid cash dividends and have no plans to do so in the foreseeable future. Our future dividend policy will be determined by our board of directors and will depend upon a number of factors, including our financial condition and performance, our cash needs and expansion plans, income tax consequences, and the restrictions that applicable laws, our current preferred stock instruments, and our future credit arrangements may then impose.

        Currently under Delaware law, unless further restricted in its certificate of incorporation, a corporation may declare and pay dividends out of surplus, or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital of the corporation is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

EXECUTIVE COMPENSATION

        The following table summarizes the annual compensation paid to our named executive officers for the two years ended December 31, 2006 and 2005:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	2006 2005	283,654 241,333	100,000 125,000	— —	40,544 40,544	15,000 —	(1)	439,198 406,877
Michael D. West, Ph.D., President, Chief Scientific Officer and Member of the Board of Directors	2006 2005	264,422 246,745	65,000 90,000	— —	56,459 92,948	5,058 5,934	(2) (2)	390,939 435,627
Robert P. Lanza, M.D., Vice President of Medical & Scientific Development	2006 2005	235,577 292,593	145,000 51,638	35,005 —	8,877 27,122	4,523 6,485	(2) (2)	428,982 377,838
James G. Stewart, Sr. Vice President and Chief Financial Officer(4)	2006 2005	173,268 175,458	40,000 80,000	— —	32,627 92,666	69,903 4,309	(3) (2)	315,798 352,433
Ivan Wolkind, Vice President of Finance and Chief Accounting Officer(5)	2006 2005	163,846 69,027	20,000 —	35,005 —	35,947 14,978	3,162 25,924	(2) (6)	257,960 109,929
Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	2006 2005	254,807 154,921	90,000 80,000	71,894 —	6,391 6,391	16,877 9,000	(7) (8)	439,969 250,312

        Please see the assumptions relating to the valuation of our stock option awards which are contained in Notes to our unaudited and audited Financial Statements contained in this prospectus.

(1)
This amount represents a "gross-up tax" reimbursement relating to a portion of the bonus paid to Mr. Caldwell.

(2)
Represents contributions made by the company with respect to the company's 401(k) plan.

(3)
This amount represents $3,653 in contributions made by the company with respect to the company's 401(k) Plan and $66,249 paid to Mr. Stewart in connection with consulting services provided to the company following his resignation.

(4)
Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the company.

(5)
Mr. Wolkind became employed as the company's Vice President of Finance and Chief Accounting Officer in September 2006.

(6)
Represents $25,000 in payments made to Mr. Wolkind in connection with consulting services provided to the company in 2005 and $924 in contributions made by the company with respect to the company's 401(k) Plan.

(7)
Represents $12,000 in payments made to Mr. Atzen as part of his $1,000 monthly car allowance and $4,877 in contributions made by the company with respect to the company's 401(k) Plan.

(8)
Represents payments made to Mr. Atzen as part of his $1,000 monthly car allowance.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

        Employment Agreement with William M. Caldwell, IV.    On December 31, 2004, we entered into an employment agreement with William M. Caldwell, IV, our Chief Executive Officer. The agreement provides for annual compensation in the amount of $200,000, increasing to $250,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million, and an annual bonus of $50,000 until Mr. Caldwell's salary reaches $250,000, after which any bonus shall paid be at the discretion of the Board of Directors. We have also agreed to reimburse Mr. Caldwell for certain commuting expenses through June 2005 and relocation expenses after June 2005. Pursuant to his agreement, Mr. Caldwell received 1,903,112 options under the 2005 Stock Plan, 25% of which vested upon grant with the remainder vesting in equal monthly installments over 30 months. In the event of a change of control of us, 50% of any unvested options held by Mr. Caldwell will become vested. The agreement provides for severance in the amount of six months' salary in the event Mr. Caldwell's employment is terminated without cause and accelerated vesting of 50% of any unvested options. In the event Mr. Caldwell's employment is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months' base salary and accelerated vesting of 100% of any unvested stock options.

        Mr. Caldwell's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Caldwell assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

        Employment Agreement with Michael D. West, Ph.D.    On December 31, 2004, we entered into an employment agreement with our President and Chief Scientific Officer, Dr. West. The agreement provides for annual compensation in the amount of $200,000 increasing to $250,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million, and an annual bonus of $50,000 until Dr. West's salary reaches $250,000, after which any bonus shall be paid at the discretion of the Board of Directors. Pursuant to his agreement, Dr. West received 3,180,223 stock options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In the event of a change of control of us, 50% of any unvested options held by Dr. West will become vested. The agreement provides for severance in the event of termination without cause in the amount of twelve months' base salary and accelerated vesting of 50% of any unvested options. In the event of termination without cause following a change of control, Dr. West is entitled to receive a lump sum severance equal to twelve months' base salary and accelerated vesting of 100% of any unvested options.

        Dr. West's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. West assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

        Employment Agreement with Robert P. Lanza, M.D.    On February 1, 2005, we entered into an employment agreement with Robert P. Lanza, M.D., our Vice President of Medical and Scientific Development. The agreement provides for annual compensation in the amount of $215,000, plus a performance-based bonus of $35,000 for fiscal year 2005 upon the achievement of certain milestones established by the Chief Scientific Officer. Dr. Lanza received 500,000 stock options under the 2005 Stock Plan, which vest in equal monthly installments over 48 months. In addition, on September 16, 2005, Dr. Lanza was awarded 250,000 options that were immediately vested. In the event Dr. Lanza's employment is terminated following a change of control, 100% of any unvested options will become vested. In the event Dr. Lanza continues in the employment of a successor company following a change of control, the vesting of Dr. Lanza's unvested options will be accelerated by one year. Dr. Lanza's agreement provides for severance in the amount of twelve months' salary following termination of employment (1) as a result of disability, (2) without cause, (3) by Dr. Lanza following a material change in duties or a material breach by us, or (4) as a result of a change of control.

        Dr. Lanza's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Dr. Lanza assign all invention and intellectual property rights to us. The term of the agreement expires February 1, 2009, which may be renewed by the parties in writing.

        Employment Agreement with James G. Stewart.    On March 13, 2005, we entered into an employment agreement with James G. Stewart, our Senior Vice President and Chief Financial Officer. Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the company. In connection with Mr. Stewart's resignation, we entered into a ninety day consulting agreement with Mr. Stewart which provides for monthly payments to Mr. Stewart in the amount of approximately $22,000.

        Employment Agreement with Jonathan F. Atzen.    On April 1, 2005, we entered into an employment agreement with Jonathan F. Atzen, our Senior Vice President and General Counsel. The agreement provides for annual compensation of $195,000, increasing to $245,000 upon the completion of an equity financing that results in increased financing to us of at least $10 million. The agreement provides for an annual bonus as determined by our Chief Executive Officer and our Board of Directors. Mr. Atzen received a one-time advance of an annual bonus in the amount of $40,000. Mr. Atzen was awarded 400,000 stock options under the 2005 Stock Plan, 10% of which vested upon grant with the remainder vesting in equal monthly installments over 48 months. In the event of a change of control of us, 50% of any unvested options held by Mr. Atzen will become vested. In the event Mr. Atzen's employment is terminated without cause by us or for good reason by Mr. Atzen, he is entitled to a lump sum severance payment equal to six months' base salary, accelerated vesting of 50% of his unvested stock options, and reimbursed cost of medical coverage for a period of six months. In the event Mr. Atzen is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to six months' base salary and accelerated vesting of 50% of any unvested stock options.

        Mr. Atzen's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Atzen assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

        Employment Agreement with Ivan Wolkind.    On May 10, 2005, we entered into an agreement with Ivan Wolkind in connection with his hiring as VP Finance-Controller. The agreement initially provided for annual compensation of $150,000, which, effective as of October 1, 2006, was increased to $195,000 in connection with his appointment as our Vice President of Finance and Chief Accounting Officer. The agreement provides for annual bonuses as determined by our Chief Executive Officer, including the payment of a bonus in the amount of $30,000 upon certain performance milestones. Upon execution of the agreement, Mr. Wolkind was awarded 100,000 stock options under the 2005 Stock Plan, 6.25% of which vested upon grant with the remainder vesting in equal monthly installments over 45 months. In the event of a change of control of us, 100% of any unvested options held by Mr. Wolkind will become vested. In the event Mr.Wolkind's employment is terminated without cause by us, he is entitled to a lump sum severance payment equal to six months' base salary, and accelerated vesting of 50% of his unvested stock options.

        Mr. Wolkind's agreement contains non-solicitation, confidentiality and non-competition covenants, and a requirement that Mr. Wolkind assign all invention and intellectual property rights to us. The agreement may be terminated by either party with or without cause with thirty days' written notice.

Outstanding Equity Awards at Fiscal Year-End

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexecuted Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
William M. Caldwell, IV, Chief Executive Officer and Chairman of the Board of Directors	564,286 1,570,067	(1) (2)	86,875 333,045	0.25 0.85	12/13/2014 1/31/2015
Michael D. West, Ph.D., President, Chief Scientific Officer and Member of the Board of Directors	1,500,000 1,590,112	(3) (4)	— 1,590,112	0.05 0.85	8/12/2014 1/31/2015
Robert P. Lanza, M.D., Vice President of Medical & Scientific Development	750,000 239,583 250,000	(5) (6) (7)	— 260,417 —	0.05 0.85 2.20	8/12/2014 1/31/2015 9/15/2015
James G. Stewart, Sr. Vice President and Chief Financial Officer	154,583 52,083	(8) (9)	— —	0.85 2.20	1/31/2015 9/15/2015
Ivan Wolkind, Vice President of Finance and Chief Accounting Officer	41,667	(10)	58,333	2.48	8/1/2015
Jonathan F. Atzen, Sr. Vice President, General Counsel and Secretary	212,500	(11)	187,500	0.85	1/31/2015

(1)
These options held by Mr. Caldwell vest as follows: 25% vested immediately upon grant with the remainder vesting in equal monthly installments over 30 months.

(2)
These options held by Mr. Caldwell vest as follows: 25% vested immediately upon grant with the remainder vesting in equal monthly installments over 30 months.

(3)
These options held by Dr. West vested in full as of December 31, 2006.

(4)
These options held by Dr. West vest in equal monthly installments over 48 months.

(5)
These options held by Dr. Lanza vested in full as of December 31, 2006.

(6)
These options held by Dr. Lanza vest in equal monthly installments over 48 months.

(7)
These options held by Dr. Lanza vested in full as of December 31, 2006.

(8)
Effective as of August 17, 2006, Mr. Stewart resigned as Chief Financial Officer and terminated his employment arrangement with the company. Mr. Stewart's unvested options as of the date of his resignation were canceled.

(9)
Mr. Stewart's unvested options as of the date of his resignation were canceled.

(10)
Mr. Wolkind's options vest as follows: 6,250 vested immediately upon grant with the remainder vesting in equal monthly installments over 45 months.

(11)
Mr. Atzen's options vest as follows: 40,000 vested immediately upon grant with the remainder vesting in equal monthly installments over 48 months.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		Option Awards ($)	Total ($)
Alan C. Shapiro, Ph.D.	—	36,000	(1)	17,503	53,503
Alan G. Walton, Ph.D., D.Sc.	36,000	—		85,835	121,835
Erkki Ruoslahti, M.D., Ph.D.	36,000	—		85,835	121,835

(1)
This amount represents the fair market value of certain issuances of stock (at the time of issuance) to Dr. Shapiro in payment of fees earned in connection with his services as a member of the Board of Directors.

Director Compensation Arrangements

        Non-executive members of the company's Board of Directors receive (1) a initial grant of 100,000 shares of common stock, (2) an annual grant of options to purchase 25,000 shares of common stock, (3) an annual retainer of $20,000 and (4) a cash payment for attendance at each board meeting in the amount of $1,500 for in-person meetings and $1,000 for telephonic meetings. Regarding members of the company's Audit Committee, the Chair receives a payment of $1,500 per meeting and the regular members receive $1,000 per meeting. With respect to the company's Compensation Committee and the company's Nominating and Corporate Governance Committee, the Chair receives a payment of $1,125 per meeting and the regular members receive $750 per meeting. Each director is entitled to receive payment of the directors' fees in the form of shares of the company's Common Stock valued at 150% of the actual directors' fees due and payable. The fee structure for the directors was established and approved by the Compensation Committee and ratified by the full Board of Directors.

CORPORATE GOVERNANCE

General

        We believe that good corporate governance is important to ensure that Advanced Cell Technology, Inc. is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

Board of Directors Meetings and Attendance

        The Board of Directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our Board of Directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The Board of Directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our Board of Directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at Board of Directors and committee meetings.

        We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so. The Board of Directors held eight meetings in 2006, three of which were telephonic. All five board members were present, either by person or on the telephone in the case of the telephonic meetings, at all eight meetings.

Board Committees

        Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The members of each committee are appointed by our Board of Directors, upon recommendation of the Nominating Committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the Board of Directors. The charter for each committee is available on our website. The Audit Committee met four times during 2006. The Compensation Committee met four times during 2006. The Nominating Committee did not meet during 2006.

  Audit Committee

        The Audit Committee's responsibilities include:

  •
  Monitoring the integrity of the company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitoring the independence and performance of the company's internal and independent auditors.

  •
  Monitoring compliance by the company with legal and regulatory requirements.

  •
  Facilitating open communication among the company's independent auditors, internal auditors, employees, management, and the Board.

        Dr. Shapiro, Dr. Walton, and Dr. Ruoslahti serve on our Audit Committee. Dr. Shapiro serves as chair of the Audit Committee. The Board of Directors has determined that Dr. Shapiro is an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B. The board has determined that Dr. Shapiro meets the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

  Compensation Committee

        The Compensation Committee's responsibilities include:

  •
  reviewing and recommending approval of the compensation of our executive officers;

  •
  overseeing the evaluation of our senior executives;

  •
  reviewing and making recommendations to the Board of Directors regarding incentive compensation and equity-based plans;

  •
  administering our stock incentive plans; and

  •
  reviewing and making recommendations to the Board of Directors regarding director compensation.

        The members of the Compensation Committee are Dr. Shapiro, Dr. Walton, Dr. Ruoslahti and William M. Caldwell, IV.

  Nominating Committee

        The Nominating Committee's responsibilities include:

  •
  identifying individuals qualified to become board members;

  •
  recommending to the Board the persons to be nominated for election as directors and to each of the Board's committees;

  •
  reviewing and making recommendations to the Board with respect to senior management succession planning; and

  •
  overseeing an annual evaluation of the Board.

        The members of the Nominating Committee are Dr. Shapiro, Dr. Walton, and Dr. Ruoslahti.

Director Candidates

        The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating Committee and the Board.

        In considering whether to recommend any particular candidate for inclusion in the Board's slate of recommended director nominees, the Nominating Committee applies certain criteria, including

  •
  the candidate's honesty, integrity and commitment to high ethical standards,

  •
  demonstrated financial and business expertise and experience,

  •
  understanding of our company, its business and its industry,

  •
  actual or potential conflicts of interest, and

  •
  the ability to act in the interests of all stockholders.

        The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        The Nominating Committee will consider director candidates recommended by stockholders or groups of stockholders who have owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating Committee, c/o Corporate Secretary, Advanced Cell Technology, Inc., 1201 Harbor Bay Parkway, Alameda, CA 94502. Assuming that appropriate biographical and background material have been provided on a timely basis, the Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communicating with the Directors

        The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Audit Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Audit Committee considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Advanced Cell Technology, Inc., 1201 Harbor Bay Parkway, Alameda, CA 94502. You should indicate on your correspondence that you are an Advanced Cell Technology, Inc. stockholder.

        Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling (508) 756-1212. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the company's directors, executive officers and persons who own more than 10% of the company's stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and changes in ownership of the company's common stock. Reporting Persons are required by SEC regulations to furnish the company with copies of all Section 16(a) reports they file. To the company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the company believes that during its fiscal year ended December 31, 2006, all Reporting Persons timely complied with all applicable filing requirements except as follows: Alan Shapiro was late in filing three reports concerning seven transactions. Erkki Ruoslahti and Alan Walton were each late in filing one report concerning two transactions. Robert Lanza, Jonathan Atzen, and Ivan Wolkind were each late in filing one report concerning one transaction. These individuals subsequently filed their delinquent Forms.

Code of Ethics

        We have adopted a code of business conduct and ethics that applies to our directors, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions) as well as our employees. A copy of our code of business conduct and ethics is available on our website at www.advancedcell.com under "Investors—Corporate Governance." We intend to post on our website all disclosures that are required by applicable law, the rules of the Securities and Exchange Commission or OTCBB listing standards concerning any amendment to, or waiver from, our code of business conduct and ethics.

FINANCIAL STATEMENTS

        See the Financial Statements beginning on page F-1 of this prospectus.

CHANGES IN CERTIFYING ACCOUNTANTS

        Pritchett, Siler & Hardy, P.C., referred to as Pritchett, served as our independent auditors for the fiscal years ended December 31, 2004 and 2003. Stonefield Josephson, Inc., referred to as Stonefield, served as independent auditors for ACT for the fiscal years ended December 31, 2004 and 2003. Upon consummation of the January 2005 merger, the financial statements of ACT became our financial statements. Accordingly, we elected to change independent accountants and to retain ACT's historical independent accountants, Stonefield Josephson, Inc.

        On May 4, 2005, we dismissed Pritchett as our independent registered public accounting firm. Pritchett had served as our independent registered public accounting firm since our inception. The reports of Pritchett on our financial statements for fiscal year ended December 31, 2004 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

        The decision to dismiss Pritchett was based on the explanation set forth above and was approved by our full Board of Directors at such time. During fiscal year 2004 and the subsequent interim period through the date of the dismissal, we had no disagreement with Pritchett on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pritchett, would have caused them to make reference to such disagreement in connection with their reports for such periods. During fiscal year 2004 and the subsequent interim period through the date of the dismissal, there have been no reportable events (as defined in Regulation S-B, Item 304).We provided Pritchett with a copy of the above disclosures and requested that they furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating the respects in which they do not agree. A copy of the letter from Pritchett is attached to our Current Report on 8-K dated May 4, 2005.

        On April 17, 2007, we dismissed Stonefield Josephson, Inc. ("Stonefield") as our independent registered public accounting firm. Concurrent with this action on the same date, our audit committee appointed Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as our new independent registered public accounting firm. The decision to change accountants was approved by the audit committee and ratified by the Board of Directors.

        The audit reports of Stonefield on the consolidated financial statements of Advanced Cell Technologies, Inc. and subsidiaries as of and for the years ended December 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that Stonefield's report on the December 31, 2006 consolidated financial statements included an explanatory paragraph regarding the existence of substantial doubt about the company's ability to continue as a going concern.

        During the two most recent fiscal years ended December 31, 2006 and 2005 and from January 1, 2007 to the date of our dismissal of Stonefield, there have been no disagreements with Stonefield on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Stonefield's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports. During the same period, there have been no reportable events, as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

        A copy of a letter from Stonefield to the Securities and Exchange Commission, dated April 20, 2007, is attached as Exhibit 16.1 to this Report.

        During the two most recent fiscal years, and the subsequent interim period prior to engaging SLGG, neither the company nor anyone on its behalf consulted SLGG regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the company's financial statements, and no written or oral advice was provided by SLGG that was a factor considered by the company in reaching a decision as to the accounting, auditing or financial reporting issues as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

ADDITIONAL INFORMATION

        We have filed with the SEC a registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, please refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement and these statements are qualified in their entirety by reference to the contract or document.

        The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and at the SEC's regional offices located at the Woolworth Building, 233 Broadway, New York, New York 10279 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials may also be obtained from the SEC's Public Reference at 100 F Street, N.E., Room 1580, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system, known as EDGAR, and is publicly available through the SEC's Website located at http://www.sec.gov.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2006

INDEX TO FINANCIAL STATEMENTS
ADVANCED CELL TECHNOLOGY, INC.

Unaudited Interim Financial Statements:
Balance Sheets as of June 30, 2007 and December 31, 2006	F-2
Statements of Operations for the Three and Six Months Ended June 30, 2007 and 2006	F-3
Statements of Cash Flows for the Six Months Ended June 30, 2007 and 2006	F-4
Statement of Changes in Stockholders' Deficit for the Six Months Ended June 30, 2007	F-6
Notes to Unaudited Interim Financial Statements	F-7
Audited Financial Statements:
Report of Independent Registered Public Accounting Firm	F-25
Consolidated Balance Sheet as of December 31, 2006	F-26
Consolidated Statements of Operations for the Years Ended December 31, 2006 and 2005	F-27
Consolidated Statement of Stockholders' Deficit for the Years Ended December 31, 2006 and 2005	F-28
Consolidated Statements of Cash Flows for the Years Ended December 31, 2006 and 2005	F-29
Notes to Audited Financial Statements	F-32

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

BALANCE SHEET

	June 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$769,587	$8,689,336
Accounts receivable, net of allowance for doubtful accounts of $0 and $236,399	28,397	66,319
Prepaid expenses	127,947	111,229
Deferred royalty fees, current portion	327,525	225,475

Total current assets	1,253,455	9,092,359
Property and equipment, net	931,006	1,081,680
Deferred royalty fees, less current portion	1,386,816	1,062,620
Deposits	143,841	133,841
Deferred issuance costs, net of amortization of $3,400,005 and $1,035,120	3,476,600	5,619,218

Total assets	$7,191,718	$16,989,718

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,253,479	$3,067,825
Accrued expenses	1,120,920	1,023,583
Deferred revenue, current portion	497,374	432,509
Interest payable	0	75,833
Advances payable—other	130,000	130,000
2005 Convertible debenture and embedded derivatives, net of discounts of $1,377,274 and $3,713,554	2,968,064	7,354,706
2006 Convertible debenture and embedded derivatives (fair value $4,157,646 and $5,472,177)	3,273,470	3,971,543
Warrant and Option Derivatives—current portion	3,707,606	2,264,175
Capital leases—current portion	70,585	77,594
Notes payable—other	468,425	638,674

Total current liabilities	15,489,923	19,036,442
2005 Convertible debenture and embedded derivatives, less current portion and net of discounts of $124,334 and $1,571,332	267,943	3,112,029
2006 Convertible debenture and embedded derivatives, less current portion (fair value $8,315,293—unaudited, and $12,768,413)	6,546,939	9,266,933
Warrant and Option Derivatives, less current portion	6,391,096	12,987,967
Capital leases, less current portion	0	31,971
Deferred revenue, less current portion	1,783,167	2,096,700

Total liabilities	30,479,068	46,532,042

Commitments and contingencies	—	—
Stockholders' deficit:
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 0 issued and outstanding	—	—
Common stock, $0.001 par value; 500,000,000 shares authorized, 59,974,205 and 39,318,070 issued and outstanding	59,975	39,318
Additional paid-in capital	27,288,124	12,291,873
Accumulated deficit	(50,635,448)	(41,873,515)

Total stockholders' deficit	(23,287,349)	(29,542,324)

Total liabilities and stockholders' deficit	$7,191,718	$16,989,718

The accompanying notes are an integral part of these financial statements

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Revenue:
License fees and royalties	$274,326	$120,627	$398,669	$203,754
Cost of revenue	110,318	92,618	171,754	153,807

Gross profit	164,008	28,009	226,915	49,947

Operating expenses:
Research and development	2,828,842	2,617,207	6,477,930	4,425,773
Grant reimbursements	(9,597)	(162,662)	(67,179)	(363,567)
General and administrative	1,246,180	1,878,085	2,987,284	4,508,122

Total operating expenses	4,065,425	4,332,630	9,398,035	8,570,328

Loss from operations	(3,901,417)	(4,304,621)	(9,171,120)	(8,520,381)

Other income (expense):
Interest income	24,960	81,382	103,007	199,848
Gain on sale of asset	—	767,040		767,040
Gain on settlement of debt	193,862	—	193,862	—
Interest expense and late fees	(3,390,678)	(2,516,292)	(8,367,818)	(5,597,306)
Charges related to repricing of 2005 Convertible Debentures & Warrants	—	—	(843,277)	—
Adjustments to fair value of derivatives	18,242,544	15,267,101	9,323,413	27,258,778

Total other income (expense)	15,070,688	13,599,231	409,187	22,628,360

Net income/(Loss)	$11,169,271	$9,294,610	$(8,761,933)	$14,107,979

Basic earnings per share	$0.22	$0.38	$(0.18)	$0.57

Diluted earnings per share	$0.17	$0.16	$(0.18)	$0.25

Weighted average shares used in computation of earnings per share
Basic	51,114,251	24,478,469	48,925,339	24,830,321
Diluted	67,410,984	56,487,483	48,925,339	56,839,335

The accompanying notes are an integral part of these financial statements

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,761,933)	$14,107,979
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	189,813	101,998
Amortization of deferred charges	146,753	108,807
Amortization of deferred revenue	(248,669)	(166,253)
Stock based compensation	324,219	192,485
Amortization of deferred issuance costs	2,142,618	414,059
Warrants issued for services	—	331,827
Amortization of deferred compensation	—	48,290
Amortization of discounts	6,132,861	5,330,649
Gain (Loss) on extinguishment of debt	193,862
Adjustments to Fair Value of Derivatives	(9,323,414)	(27,258,778)
Repricing of 2005 Convertible Debentures and Warrants	843,277
Shares issued for legal fees	68,000	—
Shares issued for license fees	608,000	—
Shares issued for board fees	20,752	—
Shares issued to consultants	273,240	—
Shares issued to employees	406,850	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	37,922	86,627
Prepaid expenses	(16,718)	58,052
Deferred charges	(573,000)	(485,000)
Deposits	—	(27,149)
Increase (decrease) in:
Accounts payable and accrued expenses	89,142	(175,957)
Interest payable	(75,833)	22,500
Deferred revenue	—	37,500

Net cash used in operating activities	(7,522,258)	(7,272,364)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(39,139)	(478,126)
Payment of deposits	(10,000)	—

Net cash used in investing activities	(49,139)	(478,126)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of warrants	—	6,100
Payments on Convertible Debentures	(139,123)	(767,639)
Payments on notes and leases	(38,980)	(38,975)
Settlement payment	(170,249)	—

Net cash paid by financing activities	(348,352)	(800,514)

Net increase/(decrease) in cash	(7,919,749)	(8,551,004)
Cash and cash equivalents, beginning of period	8,689,336	13,857,901

Cash and cash equivalents, end of period	769,587	5,306,897

Cash paid for:
Interest	$5,008	$5,013
Income taxes	$—	$—

The accompanying notes are an integral part of these financial statements

Supplemental schedule of non-cash financing activities:

During the six months ended June 30, 2007:

        The Company issued approximately 5,209,598 shares of common stock in redemption of convertible debentures with a face value of approximately $3,290,000.

        The Company issued approximately 14,010,870 shares of common stock in conversion of convertible debentures with a face value of approximately $7,638,000.

        The Company issued approximately 36,000 shares of common stock in payment of board fees of approximately $21,000.

        The Company issued approximately 800,000 shares of common stock in payment of license fees of $608,000.

        The Company issued approximately 515,000 shares of common stock in payment of employee bonuses of $407,000.

        The Company issued approximately 85,000 shares of common stock in settlement of legal fees of approximately $68,000.

        The Company also paid cash in $50,000. $311,381 worth of liabilities were settled, resulting in a gain of $193,862.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2007 (UNAUDITED)

	Common Stock
			Additional Paid-In Capital	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount
Balance at December 31, 2006	39,318,070	$39,318	$12,291,873	$(41,873,515)	$(29,542,324)
Convertible debenture redemption	5,209,598	5,210	3,284,297	—	3,289,507
Convertible debenture conversion	14,010,628	14,011	10,285,569	—	10,299,580
Issuance of stock in payment of board fees	35,909	36	20,716	0	20,752
Stock based compensation	—	—	324,219	—	324,219
Issuance of stock in payment of license fees	800,000	800	607,200	—	608,000
Issuance of stock in payment of employee bonuses	515,000	515	406,335	—	406,850
Issuance of stock in payment of legal fees	85,000	85	67,915	—	68,000
Net loss for the six months ended June 30, 2007	—	—	0	$(8,761,933)	(8,761,933)

Balance at June 30, 2007	59,974,205	$59,975	$27,288,124	$(50,635,448)	$(23,287,349)

The accompanying notes are an integral part of these financial statements

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

NOTES TO FINANCIAL STATEMENTS

June 30, 2007

(UNAUDITED)

1.    ORGANIZATIONAL MATTERS

Organization

        On January 31, 2005, Advanced Cell Technology, Inc. (formerly known as A.C.T. Holdings, Inc.) (the "Company") completed the Merger with Advanced Cell, Inc. (formerly known as Advanced Cell Technology, Inc.), a Delaware corporation ("ACT"), pursuant to which a wholly-owned subsidiary of the Company merged with and into ACT, with ACT remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Upon the completion of the merger, the Company ceased all of its pre-merger operations and adopted the business of ACT.

        Prior to the merger, the Company had minimal business, operations, revenues and assets, and had been involved in an industry entirely unrelated to the business of ACT. Therefore, the acquisition of ACT by the Company represented a complete change in the nature of the Company's business and operations, and changed the nature of any prior investment in the Company.

        The transaction has been accounted for as a recapitalization of ACT, the accounting acquirer. The historical financial statements presented for periods prior to the merger are those of ACT.

        On November 18, 2005, a majority of the Company's stockholders approved the reincorporation of the Company from the state of Nevada to the state of Delaware pursuant to a merger of the Company with and into a newly formed Delaware corporation, followed by a "roll up" merger to combine the operating subsidiary with the Company.

Nature of Business

        The Company is a biotechnology company focused on developing and commercializing human stem cell technology in the emerging fields of regenerative medicine and stem cell therapy. Principal activities to date have included obtaining financing, securing operating facilities and conducting research and development. The Company has no therapeutic products currently available for sale and does not expect to have any therapeutic products commercially available for sale for a period of years, if at all. These factors indicate that the Company's ability to continue its research and development activities is dependent upon the ability of management to obtain additional financing as required.

Going Concern

        As reflected in the accompanying financial statements, the Company has losses from operations, negative cash flows from operations, a substantial stockholders' deficit and current liabilities exceed current assets. The Company will thus be able to continue as a going concern and fund cash requirements for operations through September 30, 2007, with current cash reserves, including the proceeds of the bridge financing described in Note 13—Subsequent Events. Notwithstanding success in raising capital, there continues to be substantial doubt about the Company's ability to continue as a going concern.

        In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and ultimately generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

        In the first six months of 2007, management has taken or plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

  •
  Management anticipates raising additional future short-term and/or long-term capital from its current convertible debenture holders, or other financing sources, that will be used to fund any capital shortfalls. The terms of any financing will likely be negotiated based upon current market terms for similar financings. Except for the interim bridge financing disclosed in Note 13—Subsequent Events, no commitments have been received for additional investment and no assurances can be given that this financing will ultimately be completed.

  •
  Management has focused its scientific operations on product development in order to accelerate the time to market of products which will ultimately generate revenues. While the amount or timing of such revenues can not be determined, Management believes that focused development will ultimately provide a quicker path to revenues, and an increased likelihood of raising additional financing.

2.    SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and to the rules and regulations of the Securities and Exchange Commission for form 10-QSB.

        Use of Estimates—These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated variables used to calculate the Black Scholes and binomial lattice model calculations used to value derivative instruments discussed below under "Valuation of Derivative Instruments". In addition, management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes, share-based payments to compensation to employees, directors, consultants and investment banks, the useful lives of our fixed assets and our allowance for bad debts. Actual results could differ from those estimates.

        Reclassifications—Certain prior year financial statement balances have been reclassified to conform to the current year presentation. These reclassifications have no effect on the recorded net loss.

        Cash and Cash Equivalents—Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses related to this concentration of risk.

        Accounts Receivable—We periodically assess our accounts receivable for collectibility on a specific identification basis. If collectibility of an account becomes unlikely, we record an allowance for that doubtful account. Once we have exhausted efforts to collect, we write off the account receivable against the allowance we have already created. We do not require collateral for our trade accounts receivable.

        Equipment—We record our equipment at historical cost. We expense maintenance and repairs as incurred. Depreciation is provided for on the straight-line method over three to six years. Upon disposition of equipment, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. In the case of certain assets acquired under Capital Leases, the assets are recorded net of imputed interest, based upon the net present value of future payments. Assets under capital lease are pledged as collateral for the related lease.

        Deferred Issuance Costs—Payments, either in cash or share-based payments, made in connection with the sale of debentures are recorded as deferred debt issuance costs and amortized using the effective interest method over the lives of the related debentures. The weighted average amortization period for deferred debt issuance costs is 36 months, and as redemptions occur the Company writes off the proportional amount of the original deferred issuance cost to interest expense.

        Intangible and Long-Lived Assets—We follow Statement of Financial Accounting Standards ("FAS") No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the years ended December 31, 2006 and 2005, no impairment loss was recognized.

        Fair Value of Financial Instruments—For certain of our financial instruments, including accounts receivable, account payable, accrued expenses, interest payable, bank overdraft, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

        Valuation of Derivative Instruments—FAS 133, "Accounting for Derivative Instruments and Hedging Activities" requires bifurcation of embedded derivative instruments and measurement of fair value for accounting purposes. In addition, FAS 155, "Accounting for Certain Hybrid Financial Instruments" requires measurement of fair values of hybrid financial instruments for accounting purposes. We applied the accounting proscribed in FAS 155 to account for the 2006 Convertible Debentures described below in Note 3—Convertible Debentures 2006. In determining the appropriate fair value, the Company uses a variety of valuation techniques including Black Scholes models, Binomial Option Pricing models, Standard Put Option Binomial models and net present value of certain penalty amounts. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant derivatives are valued using Black Scholes models.

        Revenue Recognition—Our revenues are generated from license and research agreements with collaborators. Licensing revenue is recognized on a straight-line basis over the shorter of the life of the license or the estimated economic life of the patents related to the license. Deferred revenue represents the portion of the license and other payments received that has not been earned. Costs associated with the license revenue are deferred and recognized over same term as the revenue. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval.

        Research and Development Costs—Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, research supplies and research grants. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval. Research and development costs are expensed as incurred.

        Stock Based Compensation—At June 30, 2007 we had two stock-based employee compensation plans, which are described more fully in Note 9—Stock Based Compensation.

        Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method. Under this transition method, stock-based compensation expense is recognized in the consolidated financial statements for granted, modified or settled stock options based on estimated fair values. Results for prior periods have not been restated, as provided for under the modified prospective transition method.

        Prior to the adoption of SFAS 123R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash inflows in the consolidated statements of cash flows, in accordance with the provisions of the Emerging Issues Task Force ("EITF") Issue No. 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company upon Exercise of a Nonqualified Employee Stock Option." SFAS 123R requires the benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis. The impact of this change was not material to the Company.

        Net Loss Per Share—We use FAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

        For the three months ended June 30, 2007, approximately 58,000,000 potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would be anti-dilutive.

        Income Taxes—Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

        When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

        Interest and penalties associated with unrecognized tax benefits are classified as additional income taxes in the statement of income.

        Concentrations and Other Risks—Currently, the Company's revenues and accounts receivable are concentrated on one customer. There is also a geographic concentration of the Company's primary activities in Northern California and Massachusetts. Other risks include the uncertainty of the regulatory environment and the effect of future regulations on the Company's business activities. As we are a biotechnology research and development company, there is also the attendant risk that someone could commence legal proceedings over our discoveries. Acts of God could also adversely affect our business.

  Recent Accounting Pronouncements

        On February 15, 2007, the Financial Accounting Standards Board, or FASB, issued FAS No. 159, "The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FAS 115." This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. FAS 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FAS 157 "Fair Value Measurements." We will adopt FAS 159 beginning January 1, 2008 and we are currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

        Effective January 1, 2007, Advanced Cell Technology adopted FSP No. FIN 48-1, "Definition of Settlement in FASB Interpretation No. 48," (FSP FIN 48-1), which was issued on May 2, 2007. FSP FIN 48-1 amends FIN 48 to provide guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits. The term "effectively settled" replaces the term "ultimately settled" when used to describe recognition, and the terms "settlement" or "settled" replace the terms "ultimate settlement" or "ultimately settled" when used to describe measurement of a tax position under FIN 48. FSP FIN 48-1 clarifies that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open. The adoption of FSP FIN 48-1 did not have an impact on the accompanying Financial Statements.

3.    CONVERTIBLE DEBENTURES—2006

        On September 6, 2006, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $10,981,250 principal amount of convertible debentures with an original issue discount of $2,231,250 representing approximately 20.3%. In connection with the closing of the sale of the debentures, we received gross proceeds of $8,750,000. These convertible debentures were issued in connection with certain additional investment rights granted in connection with the convertible debentures issued in 2005, and described more fully in Note 4—Convertible Debentures—2005. The convertible debentures are convertible at the option of the holders into 38,129,340 shares of Common Stock at a fixed conversion price of $0.288 per share, subject to anti-dilution and other customary adjustments. In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our Common Stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments. The investors have contractually agreed to restrict their ability to convert the convertible debentures, exercise the warrants and exercise the additional investment right and receive shares of our Common Stock such that the number of shares of our Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our Common Stock.

        The agreements entered into provide that the Company will pay certain cash amounts as liquidated damages in the event that the Company does not maintain an effective registration statement, or if the Company fails to timely execute stock trading activity.

        Under the terms of the agreements, principal amounts owed under the debentures became due and payable commencing six months following closing of the transaction. This term was changed to twelve months under the terms of the an amendment signed in January 2007. At that time, and each month thereafter, the Company is required to either repay 1/30 of the outstanding balance owed in cash, or convert the amount due into common stock at the lesser of $0.288 per share or 70% of the prior ten days' average closing stock price, immediately preceding the redemption. The agreements also provide that the Company may force conversion of outstanding amounts owed under the debentures into common stock, if the Company has met conditions and milestones identified above, and, additionally, has a stock price for 20 consecutive trading days that exceeds 200% of the conversion price.

        The agreement included a number of other embedded derivative instruments, and the Company has complied with the provisions of FAS 155 "Accounting for Certain Hybrid Financial Instruments", and recorded the fair value of the convertible debentures, and related embedded derivatives, as of September 6, 2006. The fair value of the debentures and related derivative instruments was valued using a combination of Binomial and Black Scholes models, resulting in a fair value of $22,200,000. The excess of this value over the face value of the Convertible Debentures was recorded through the results of operations as a debit to Charges Related to Issuance of Convertible Debentures.

        The 2006 Convertible debentures and related embedded derivatives outstanding at June 30, 2007 were again valued at fair value using a combination of Binomial and Black Scholes models, resulting in a decrease in the fair value of the liability of approximately $8,162,000 which was recorded through the results of operations as a credit to Adjustments to Fair Value of Derivatives.

        In connection with this financing, we paid cash fees to a broker-dealer of $525,000 and issued a warrant to purchase 4,575,521 shares of Common Stock at an exercise price of $0.3168 per share. The initial fair value of the warrant was estimated at approximately $3,600,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 176%, (3) risk-free interest rate of 4.81%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months, and as redemptions occur the Company writes off the proportional amount of the original deferred issuance cost to interest expense.

        The following table summarizes the 2006 Convertible Debentures and discounts outstanding at June 30, 2007 (unaudited):

2006 Convertible debentures at fair value	$12,472,940
Warrant derivative discount	(1,739,346)
Original issue discount	(913,185)

Net convertible debentures	9,820,409
Less current portion	(3,273,470)

2006 Convertible debentures and embedded derivatives-long term	$6,546,939

        As of June 30, 2007, the outstanding principal amount for the 2006 Convertible Debentures is $8,485,034.

4.    CONVERTIBLE DEBENTURES—2005

        On September 15, 2005, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $22,276,250 principal amount of convertible debentures with an original issue discount of $4,526,250 representing approximately 20.3%. In connection with the closing of the sale of the debentures, we received gross proceeds of $17,750,000.

        The agreement included a number of embedded derivative instruments that required separate valuation in accordance with the requirements of FAS 133, EITF 05-04 and related accounting literature. The following summarizes the fair values of embedded derivatives at December 31, 2006 and June 30, 2007, followed by a description of the valuation methodology utilized to determine fair values:

Embedded Derivative Liability (Asset)	Fair value December 31, 2006	Fair value June 30, 2007
		(unaudited)
Conversion feature	$1,104,414	$298,064
Anti-dilution protection	2,107,767	524,459
Default provisions	46,692	7,959
Right to provide future financing	0	0
Company right to force conversion	(185,091)	(45,964)

	$3,070,782	$784,518

        The fair value of the derivative for the conversion feature was valued as an American call option using the Binomial Option Pricing Model with the following inputs: (1) closing stock price of $0.43 at June 30, 2007 (2) exercise price equal to the $0.90 conversion price (3) volatility based upon the Company's stock trading of 198% (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 4.91%, and (5) duration of the note as an amortizing debenture of approximately 0.22 years, based upon present values.

        The fair value of the derivative for anti-dilution protection was valued using a standard put option binomial model, adjusted for the probability of subsequent financing at prices below the principal's conversion option with the following inputs: (1) closing stock price as of the valuation date of $0.43 (2) exercise price equal to the $0.90 conversion price (3) volatility based upon the Company's stock trading of 198% (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 4.91% and (5) duration of the note as an amortizing debenture of approximately 0.22 years based upon present values.

        The fair value of the derivative for contractual default provisions was determined by taking the monthly amortization schedule, and multiplying the result by the contractual penalty of 120%. The present value of this penalty was then adjusted by the estimated probability of default for each valuation date.

        The fair value of the derivative asset related to the Company's right to force conversion was based upon a binomial option pricing model with the following inputs: (1) closing stock price at the valuation date of $0.43 (2) exercise price of $1.80 per share which is required for the forced conversion (3) volatility based upon the Company's stock trading of 198% (4) Treasury note rate with terms commensurate with the remaining term of the Notes of 4.91% and (5) duration of the note as an amortizing debenture of approximately 0.22 years based upon present values.

        During the three months ended June 30, 2007, a decrease in the fair value of the embedded derivative amounts of approximately $1,025,000 was recorded through results of operations as Adjustment to Fair Value of Derivatives.

        During the three months ended June 30, 2007, the Company recorded approximately $682,000 as Interest Expense for amortization of discounts for original issue discount, discount for warrant derivative, and other embedded derivatives identified above.

        In connection with this financing, we paid cash fees to a broker-dealer of $1,065,000 and issued a warrant to purchase 1,162,239 shares of Common Stock at an exercise price of $2.53 per share. The initial fair value of the warrant was estimated at approximately $1,379,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months under the effective interest rate method. Interest expense for the three months ended June 30, 2007 was approximately $110,000.

        In January 2007, the Company's Board of Directors agreed to reduce the exercise price of the warrants issued in connection with the 2005 debentures to $0.95 per share and to reduce the conversion price of the debentures to $0.90 per share.

        The Company has considered the impact of Emerging Issue Task Force statements, or EITFs 96-19—Debtor's Accounting for a Modification or Exchange of Debt Instruments, 02-4—Determining Whether a Debtor's Modification or Exchange of Debt Instruments is Within the Scope of FASB No. 15, and 05-7—Accounting for Modifications to conversion Options Embedded in Debt Instruments and Related Issues on the accounting treatment of the change in conversion price of the 2005 Convertible Debentures described in the paragraph above. EITF 96-19 states that a transaction resulting in a significant change in the nature of a debt instrument should be accounted for as an extinguishment of debt. The Company has concluded that the change in conversion price does not constitute a significant change in the nature of the debt and that the transaction should not be treated as an extinguishment of that debt.

        The following table summarizes the 2005 Convertible Debentures and embedded derivatives outstanding at June 30, 2007:

2005 Convertible debentures at $0.90 at face	$3,953,097
Discounts on debentures:
Original issue discount	(367,234)
Conversion feature derivative	(622,155)
Warrant derivative	(488,473)
Other derivatives	(23,746)

Net convertible debentures	2,451,489
Embedded derivatives	784,518

2005 Convertible debentures and embedded derivatives	3,236,007

Less current portion	(2,968,064)

2005 Convertible debentures and embedded derivatives—long term	$267,943

5.    WARRANT AND OPTION DERIVATIVES

        As described more fully in Note 4—Convertible Debentures—2005, the provisions of our convertible debenture financing completed in September 2005 permit the Company to make its monthly redemption in shares rather than cash upon satisfaction of certain conditions. Under the terms of the debenture agreement, the price per share is variable dependent upon the actual closing price of the Company's common stock. Accordingly, the total number of shares to retire outstanding principal is variable and the Company can not be assured that there are adequate authorized shares to settle all contractual obligations under the debenture agreement, and other option and warrant agreements outstanding.

        Accordingly, in accordance with the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" the Company has reviewed all instruments previously recorded as permanent equity under EITF 00-19 which are described in detail in Note 8—Stockholders' Equity Transactions. As of September 15, 2005, the closing date of the convertible debenture financing, a $25,600,000 increase in the fair value of instruments previously recorded as permanent equity with a value of zero was recorded based upon fair values computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 64% (3) risk-free interest rate of approximately 3.9% and (4) expected life and exercise prices consistent with each individual instrument.

        The accumulated fair value of these and other instruments at September 15, 2005 of approximately $27,700,000, after the increase to fair value described above, was reclassified from equity to Warrant Derivative liability in accordance with the requirements of EITF 00-19.

        At June 30, 2007 the fair value of each instrument was computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 155% (3) risk-free interest rate of approximately 4.92% and (4) expected life and exercise prices consistent with each individual instrument. These calculations resulted in an aggregate value of derivative instruments of approximately $10,099,000. As a result, for the three months ended June 30, 2007 the Company recorded approximately $10,600,000 as a credit to Adjustment to Fair Value of Derivatives.

        The Company has considered the impact of Emerging Issue Task Force statements, or EITFs 96-19—Debtor's Accounting for a Modification or Exchange of Debt Instruments, 02-4—Determining Whether a Debtor's Modification or Exchange of Debt Instruments is Within the Scope of FASB No. 15, and 05-7—Accounting for Modifications to conversion Options Embedded in Debt Instruments and Related Issues on the accounting treatment of the change in conversion price of the 2005 Convertible Debentures described in the paragraph above. EITF 96-19 states that a transaction resulting in a significant change in the nature of a debt instrument should be accounted for as an extinguishment of debt. The Company has concluded that the change in conversion price does not constitute a significant change in the nature of the debt and that the transaction should not be treated as an extinguishment of that debt.

        The carrying value of the remaining 2005 debenture warrant derivatives at June 30, 2007 has been adjusted to reflect "fair value" of approximately $770,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%; (2) expected volatility of 155%, (3) risk-free interest rate of 4.89%, and (4) expected remaining life of 3.00 years. This resulted in an additional decrease in the fair value of the warrant derivative liability of approximately $775,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

        The carrying value of the replacement warrant derivatives at June 30, 2007 has been adjusted to reflect "fair value" of approximately $1,700,00 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%; (2) expected volatility of 155%, (3) risk-free interest rate of 4.92%, and (4) expected remaining life of 4.25. This resulted in a decrease in the fair value of the warrant derivative liability of approximately $1,538,000 which was recorded as a credit to Adjustment to Fair Value of Derivatives in the results of operations for the three months ended June 30, 2007.

        The carrying value of the January 2005 financing warrant derivatives at June 30, 2007 have been adjusted to reflect fair value of approximately $1,188,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 155%, (3) risk-free interest rate of 4.89%, and (4) expected remaining life of 1.50 years. This resulted in an additional decrease in the fair value of the warrant derivative liability of approximately $1,608,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

        The carrying value of the broker dealer warrant derivatives at June 30, 2007 have been adjusted to reflect fair value of approximately $1,801,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 155%, (3) risk-free interest rate of 4.89%, and (4) expected remaining life of 4.25 years. This resulted in a decrease in the fair value of the warrant derivative liability of approximately $1,578,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

        The carrying value of the remaining warrant derivatives at June 30, 2007 have been adjusted to reflect fair value of approximately $2,882,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 155%, (3) risk-free interest rate ranging from 4.25% to 4.89%, and (4) expected remaining life ranging from .25 years to 4.25 years. This resulted in a decrease in the fair value of the warrant derivative liability of approximately $3,557,000 which was recorded through results of operations as a credit to Adjustments to Fair Value of Derivatives.

6.    ADJUSTMENT TO FAIR VALUE OF DERIVATIVES

        The following table summarizes the components of the Adjustment to Fair Value of Derivatives which were recorded as charges to results of operations in the quarter ended June 30, 2007. The table summarizes by category of derivative liability the impact from market changes during the quarter and impact of additional investments.

	"Market" F.V. Adj	Total F.V. Adjustment
PIPE Hybrid instrument (September 2006)	(6,596,473)	(6,596,473)
Embedded PIPE derivatives (September 2005)	(1,024,757)	(1,024,757)
Original Warrants PIPE (September 2005)	(775,201)	(775,201)
Other Warrant derivatives	(9,846,113)	(9,846,113)

	(18,242,544)	(18,242,544)

7.    RECLASSIFICATION OF EQUITY TRANSACTIONS

        As described more fully in Note 4—Convertible Debentures 2005, the provisions of our convertible debenture financing completed in September 2005 permit the Company to make its monthly redemption in shares rather than cash upon satisfaction of certain conditions. Under the terms of the debenture agreement, the price per share is variable dependent upon the actual closing price of the Company's common stock. Accordingly, the total number of shares to retire outstanding principal is variable and the Company can not be assured that there are adequate authorized shares to settle all contractual obligations under the debenture agreement, and other option and warrant agreements outstanding.

        Accordingly, in accordance with the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" the Company has reviewed all instruments previously recorded as permanent equity under EITF 00-19 which are described in detail in Note 8—Stockholders' Equity Transactions. As of September 15, 2005, the closing date of the convertible debenture financing, a $25,600,000 increase in the fair value of instruments previously recorded as permanent equity with a value of zero was recorded based upon fair values computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 64% (3) risk-free interest rate of approximately 3.9% and (4) expected life and exercise prices consistent with each individual instrument.

        The accumulated fair value of these and other instruments at September 15, 2005 of approximately $27,700,000, after the increase to fair value described above, was reclassified from equity to Warrant Derivative liability in accordance with the requirements of EITF 00-19.

8.    STOCKHOLDERS' EQUITY TRANSACTIONS

        We are authorized to issue two classes of capital stock, to be designated, respectively, Preferred Stock and Common Stock. The total number of shares of Preferred Stock we are authorized to issue is 50,000,000 par value $0.001 per share. The total number of shares of Common Stock we are authorized to issue is 500,000,000, par value $0.001 per share. We had no Preferred Stock outstanding as of June 30, 2007. We had 59,974,205 shares of Common Stock outstanding as of June 30, 2007.

        In January 2007, the Company issued 300,000 warrants to purchase common stock at $0.96 per share in connection with consulting services provided during the quarter. The warrants were valued at approximately $225,000 using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 165%, (3) risk-free interest rate of 4.90%, and (4) expected life of 4.0 years. This warrant is classified as a warrant derivative.

        In January 2007, the Company issued 35,909 fully vested shares of Common Stock as consideration for service on the Company's Board of Directors and Audit Committee. These shares are valued at market price on date of grant.

        In January 2007, the Company issued 515,000 share of Common Stock, valued at $407,000, to employees. These shares are fully vested at issuance and are valued at fair market proce on date of grant.

        In February 2007, the Company issued 800,00 shares of Common Stock, valued at $608,000 based upon the closing price per share on the date of issuance, to Infigen, Inc. in connection with the execution of a Patent Assignment Agreement. The Company recorded the $608,000 as deferred royalty fees and will amortize over an estimated useful life of 10 years.

        In April 2007, the Company issued 85,000 shares of common stock in settlement of legal fees of approximately $68,000. The shares were valued at the closing price per share on the date of issuance.

9.    STOCK-BASED COMPENSATION

Stock Plans

        On August 12, 2004, ACT's Board of Directors approved the establishment of the 2004 Stock Option Plan (the "2004 Stock Plan"). Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At September 30, 2006, ACT had granted 2,604,000 common share purchase options under the plan.

        On December 13, 2004, ACT's Board of Directors and stockholders approved the establishment of the 2004 Stock Option Plan II (the "2004 Stock Plan II"). The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors.

        On January 31, 2005, the Company's Board of Directors approved the establishment of the 2005 Stock Incentive Plan (the "2005 Plan"), subject to approval of our shareholders. The total number of common shares available for grant and issuance under the plan may not exceed 9 million shares, plus an annual increase on the first day of each of the Company's fiscal years beginning in 2006 equal to 5% of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors.

        Pursuant to the 2005 Plan, on February 5, 2007, we granted 1,300,000 common stock purchase options to employees. The options granted have an exercise price of $0.76 per share, the market price of the Company's stock on the date of grant. The options vest monthly over a period of 4 years. The fair value of the options was estimated at $953,000 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 163%, (3) risk-free interest rate of 4.80%, and (4) expected life of 6.25 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

        The assumptions used in the Black Scholes models referred to above are based upon the following data: (1) Expected dividends on the underlying shares over the remaining term of the option are based upon historical dividend data (2) The expected volatility of the price of the underlying shares over the expected term of the option is based upon historical share price data (3) The expected term of the option is estimated by considering the contractual term of the option, the vesting period of the option, the employees' expected exercise behavior and the post-vesting employee turnover rate.

	Shares Available For Grant	Stock Options Outstanding	Price Per Share	Weighted Average Exercise Price	Weighted Average Life	Aggregate Intrinsic Value
Balance at December 31, 2006	478,137	13,656,976	$0.05-$2.48	$0.71	8.2 years
Annual increase pursuant to plan	1,965,963	—	—	—	—
Options granted	(1,300,000)	1,300,000	$0.76	$0.76	9.8 years
Stock Awards	(515,000)		$—	$—
Balance at June 30, 2007	629,100	14,956,976	$0.05-$2.48	$0.74	8.2 years	3,983,000

        Aggregate option activity for the 2004 and 2005 stock option plans is as follows:

        As of June 30, 2007 and December 31, 2006, there were 8,720,879 and 7,503,665 exercisable options outstanding at a weighted average exercise price per share of $0.72 and $0.61, respectively, and with a weighted average life of 8.25 years and 8.40 years respectively.

        During the period, no options were forfeited or exercised. The aggregate intrinsic value of all options vested is approximately $1,847,000. All fully vested options in the Company are exercisable.

        The fair value of all options vested during the year ended December 2006 and the six months ended June 30, 2007 was $522,516 and $344,984 respectively.

        For the three and six months ended March 31, 2007 and June 30, 2007, a charge of approximately $35,000 and $35,000, and $180,000 and $94,000 respectively was recorded through results of operations as General and Administrative and Research and Development expense related to share based compensation. These amounts were calculated using a pre-vesting forfeiture rate of 13%, based on historical employee turnover and forfeiture data.

        A summary of the status of unvested employee stock options as of June 30, 2007 and changes during the period then ended, is presented below:

	Options	Weighted Average Grant Date Fair Value Per Share
Unvested at December 31, 2006	3,416,398	$0.22
Granted	1,300,000	$0.69
Vested	(1,217,212)	$0.26
Unvested at June 30, 2007	3,499,186	$0.38

        As of June 30, 2007, the total remaining unrecognized compensation cost related to unvested stock options amounted to $1.4 million, which will be amortized over the weighted-average remaining requisite service period of 4.0 years.

10.    COMMITMENTS AND CONTINGENCIES

        We are a party to a license agreement with the University of Massachusetts, as amended from time to time (the "UMass License"). Under the UMass License, we were granted certain exclusive rights to license and sublicense certain products and services invented as part of the collaborative effort. The term of the UMass License extends to the later of the expiration of the related patents currently 2021, or April 16, 2006. We are required to pay royalties ranging from 2.5% to 4.5% of net sales of licensed products and services, as defined. Minimum royalties of $45,000 per year must be paid to UMass. For 2006 and 2007, we have paid only the minimum royalty required. Additionally, we are required to pay sublicense fees of 18% for sublicense income, as defined. We are required to spend a minimum annual amount of $200,000 on research and development. The Company did, in fact, fulfill this requirement.

        In May 2006 we entered into exclusive and non-exclusive sublicense agreements with a company whereby we are the licensee of certain of their technology and intellectual property for a cash payment of $300,000. The agreement requires we pay minimum annual royalties of $25,000 per annum for 2006, $37,500 for 2007 and $50,000 each year thereafter through the term of the agreement. The initial license fees paid have been capitalized and will be amortized over the life of the underlying intellectual property, estimated to be approximately ten years.

        In March 2006 we entered into an exclusive sublicense agreement with TranXenoGen, Inc. whereby we are the exclusive licensee of certain of TranXenoGen's technology and intellectual property. Pursuant to this agreement we issued 163,399 shares of common stock with a fair value of approximately $239,000 and made a cash payment during the first quarter of 2006 of $140,000. We had previously paid $20,000 as an option payment related to the TranXenoGen technology. The total value paid for this license agreement of $399,000 has been capitalized and will be amortized over the life of the underlying intellectual property, estimated to be approximately seven years.

        During 2004, we entered into license agreements with two parties, the terms of which provide for the initial payment of the license fee through an aggregate of six promissory notes totaling $1,400,000. The notes mature as follows: $333,333 on December 1, 2005; $666,667 on December 1, 2006; and $400,000 on June 1, 2007. There is no stated interest rate for $1,000,000 of notes, the remaining $400,000 bear interest at 10% per year, but only if the notes are not paid at maturity. Because of the uncertainty of the ultimate collection of the principal amount of the notes, they have not been recorded in the financial statements and will not be recorded until their collectibility is reasonable assured.

        The Company entered into a lease for office and laboratory space in Massachusetts commencing December 2004 and expiring April 2010 and for office space in California commencing November 2005 and expiring May 2008. Annual minimum lease payments are as follows:

Year 1	$550,967
Year 2	242,670
Year 3	206,472

        During 2005, the Company entered into a lease for laboratory equipment commencing November 29, 2005 and expiring May 31, 2008. Annual minimum lease payments are as follows:

2007	53,459
2008	36,655

90,114
Imputed interest	(12,520)

Net asset value	77,594
Less current portion	(77,594)

Long-term commitment under capital lease	$0

        Rent expense recorded in the financial statements for the three month and six month period ended June 30, 2007 and 2006 was approximately $324,000, $652,249, $326,000 and $416,348, respectively.

        We have entered into employment contracts with certain executives and research personnel. The contracts provide for salaries, bonuses and stock option grants, along with other employee benefits. The employment contracts generally have no set term and can be terminated by either party. There is a provision for payments of three months to one year of annual salary as severance if we terminate a contract without cause, along with the acceleration of certain unvested stock option grants.

11.    INCOME TAXES

        The Company files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local income tax examinations by tax authorities for years before 2001.

        The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"), on January 1, 2007. As a result of the implementation of FIN 48, the Company reduced its net operating loss carryforward by $1,550,000. This reduction of the net operating loss carryforward translated into a reduction of the gross deferred tax asset of $658,500, with a corresponding reduction of the valuation allowance against that deferred tax asset. Due to the offsetting effect of the reduction of the valuation allowance, the adoption of Interpretation No. 48 had no impact on the Company's balance sheets or statements of operations.

        Included in the deferred tax balance at June 30, 2007 are $4.4 million of tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. Because of the impact of the valuation allowance, the disallowance of the shorter deductibility period would not affect the annual effective tax rate.

        As the Company has significant net operating loss carryforwards, even if certain of the Company's tax positions were disallowed, it is not foreseen that the Company would have to pay any taxes in the near future. Consequently, the Company does not calculate the impact of interest or penalties on amounts that might be disallowed.

12.    GAIN ON SETTLEMENT WITH ROTHWELL FIGG

        In April, 2007, the Company settled outstanding payable amounts to Rothwell Figg. In total, $311,381 worth of liabilites were settled. As part of the settlement, the Company issued 85,000 shares worth a total of $68,000, and made three monthly payments totaling $50,000. As a result, the Company recognized a gain on this transaction totaling $193,861.

13.    SUBSEQUENT EVENTS

        In July 2007, the Company made its monthly redemptions of convertible debentures described in Note 4. The terms of the agreement provide for payment in cash or stock at the company's discretion. In connection with the July redemption, the Company issued approximately 983,149 shares of common stock and redeemed approximately $501,406 in Notes Payable.

        In August 2007, the Company made its monthly redemptions of convertible debentures described in Note 4. In connection with the August redemptions, the Company issued approximately 1,176,370 shares of common stock and redeemed approximately $399,966 in Notes Payable.

        At June 30, 2007, approximately 220,297 of the shares related to the July redemption had been preliminarily issued by the transfer agent in accordance with the terms of the debenture agreement. Such shares are not reflected as issued and outstanding by the company prior to finalizing share and cash payments in connection with the redemption in July 2007.

        On July 31, 2007, the Company entered into a definitive merger agreement pursuant to which a wholly owned subsidiary of the Company will merge with and into Mytogen, with Mytogen as the surviving entity. With the definitive merger agreement approved and executed by both parties, the Company and Mytogen anticipate closing the transaction within ten days following the satisfaction of certain closing conditions, which to date have not yet been satisfied. The merger agreement provides for an aggregated purchase consideration of 8,064,516 restricted shares of the Company's common stock, plus the assumption of certain Mytogen liabilities. Mytogen shareholders will also receive a warrant to purchase an additional 1.5 million shares of the Company's common stock at $0.75 subject to the achievement of certain milestones.

        On August 14, 2007, certain existing investors of the Company advanced $300,000 to the Company pursuant to a bridge loan commitment. The bridge loan commitment entered into on August 14, 2007 provides a total of up to $600,000 of interim bridge financing to the Company structured in the form of a convertible note with draws to be made in the Company's discretion. Such bridge financing shall be used to fund the working capital needs of the Company while the Company continues to seek long-term financing over the course of the next several weeks.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Advanced Cell Technology, Inc. Alameda, California

        We have audited the accompanying consolidated balance sheet of Advanced Cell Technology, Inc. as of December 31, 2006 and the related consolidated statements of operations, stockholders' deficit, and cash flows for each of the years in the two-year period ended December 31, 2006. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Advanced Cell Technology, Inc. as of December 31, 2006 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

        As discussed in Note 11 to the consolidated financial statements, in 2006 the Company adopted Statement of Financial Accounting Standards No. 123 (Revised 2004), Share-Based Payment.

        The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has minimal sources of revenue, incurred substantial net losses, has substantial monetary liabilities in excess of monetary assets and accumulated deficits as of December 31, 2006. These matters, among others, raise a substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are described in Note 1. These consolidated financial statements do not included any adjustments relating to the recoverability and classification of recorded assets, or amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

/s/ Stonefield Josephson, Inc.
Los Angeles, California
March 16, 2007

ITEM 7.    FINANCIAL STATEMENTS

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$8,689,336
Accounts receivable, net of allowance for doubtful accounts of $236,399	66,319
Prepaid expenses	111,229
Deferred royalty fees, current portion	225,475

Total current assets	9,092,359
Property and equipment, net	1,081,680
Deferred royalty fees, less current portion	1,062,620
Deposits	133,841
Deferred issuance costs, net of amortization of $1,035,120	5,619,218

Total assets	$16,989,718

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,067,825
Accrued expenses	1,023,583
Deferred revenue, current portion	432,509
Interest payable	75,833
Advances payable—other	130,000
2005 Convertible debenture and embedded derivatives, net of discounts of $3,713,554	7,354,706
2006 Convertible debenture and embedded derivatives (fair value $5,472,177)	3,971,543
Warrant Derivatives current portion	2,264,175
Capital leases current portion	77,594
Notes payable other	638,674

Total current liabilities	19,036,442
2005 Convertible debenture and embedded derivatives, less current portion and net of discounts of $1,571,332	3,112,029
2006 Convertible debenture and embedded derivatives, less current portion (fair value $12,768,413)	9,266,933
Warrant derivatives, less current portion	12,987,967
Capital leases, less current portion	31,971
Deferred revenue, less current portion	2,096,700

Total liabilities	46,532,042

Commitments and contingencies	—
Stockholders' deficit:
Common stock, $0.001 par value; 500,000,000 shares authorized, 39,318,070 issued and outstanding	39,318
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 0 issued and outstanding	—
Additional paid-in capital	12,291,873
Accumulated deficit	(41,873,515)

Total stockholders' deficit	(29,542,324)

Total liabilities and stockholders deficit	$16,989,718

The accompanying notes are an integral part of these consolidated financial statements

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year ended December 31,
	2006	2005
Revenue:
License fees and royalties	$440,842	$395,007
Cost of revenue	314,043	181,822

Gross profit	126,799	213,185

Operating expenses:
Research and development	9,026,599	2,606,372
Grant reimbursements	(369,446)	(741,598)
General and administrative	9,152,224	9,304,482

Total operating expenses	17,809,377	11,169,256

Loss from operations	(17,682,578)	(10,956,071)

Other income (expense):
Interest income	424,487	200,876
Gain on sale of asset	767,040	—
Loss on extinguishment of debt	(263,464)	—
Gain on settlement of debt	—	1,052,814
Interest expense and late fees	(11,272,127)	(3,590,686)
Charges related to issuance of Convertible Debentures	(11,168,629)	—
Charges related to repricing and issuance of warrants	(7,501,060)	—
Interest expense—stockholder	—	(60,000)
Adjustments to fair value of derivatives	27,976,393	3,959,289

Total other income (expense)	(1,037,360)	1,562,293

Net Loss	$(18,719,938)	$(9,393,778)

Basic and diluted loss per share	$(0.64)	$(0.43)

Shares used in computation of basic and diluted loss per share	29,230,829	22,005,978

The accompanying notes are an integral part of these consolidated financial statements

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
FOR THE TWO YEARS ENDED DECEMBER 31, 2006

	Preferred Stock		Common Stock
					Additional Paid-In Capital	Deferred Compensation	Accumulated Deficit	Total Stockholder's Deficit
	Shares	Amount	Shares	Amount
Balance, December 31, 2004	—	—	8,325,883	8,326	6,180,539	(21,585)	(13,759,799)	(7,592,519)
Sale of preferred units for cash net of costs of offering of approximately $576,000	9,306,601	9,306	—	—	7,414,765	—	—	7,424,071
Issuance of preferred units for services provided	105,177	105	—	—	89,295	—	—	89,400
Issuance of shares for debt conversion	—	—	616,124	616	523,092	—	—	523,708
Issuance of shares for services	—	—	17,647	18	14,982	—	—	15,000
Issuance of units for offering services	—	—	469,247	469	398,391	—	—	398,860
Conversion of preferred	(9,411,778)	(9,411)	9,411,778	9,411	—	—	—	—
Shares retained by public shareholders	—	—	4,374,007	4,374	5,626	—	—	10,000
Options / Warrants issued to consultants	—	—	—	—	1,536,027	—	—	1,536,027
Shares cancelled	—	—	(353,627)	(353)	(802,556)	—	—	(802,909)
Options Exercised	—	—	124,083	124	7,747	—	—	7,871
Stock based compensation					346,644			346,644
Shares issued in settlement of accounts payable	—	—	195,000	195	461,230	—	—	461,425
Warrants issued in connection with ACT Group matters	—	—	—	—	469,966	—	—	469,966
Reclassification of warrants to liabilities	—	—	—	—	(27,648,789)	—	—	(27,648,789)
Issuance of shares to board member	—	—	2,813	3	5,623	—	—	5,626
Issuance of shares for convertible debenture conversion	—	—	167,174	167	534,503	—	—	534,670
Issuance of shares for cashless exercise of warrant	—	—	90,566	91	(91)	—	—	—
Net loss for the twelve months ended December 31, 2005	—	—	—	—	—	—	(9,393,778)	(9,393,778)

Balance at December 31, 2005	—	—	23,440,695	$23,441	$(10,463,008)	$(21,585)	$(23,153,577)	$(33,614,729)
Cashless Exercise of warrant	—	—	63,208	63	(63)	—	—	—
Exercise of warrant in settlement of note payable	—	—	3,283,726	3,284	2,612,325	—	—	2,615,609
Stock option Exercises	—	—	26,000	26	6,074	—	—	6,100
Convertible Debenture Redemption	—	—	5,657,406	5,657	4,541,628	—	—	4,547,285
Issued to employees	—	—	780,000	780	217,620	—	—	218,400
Exercise of warrants	—	—	4,541,672	4,542	4,310,045	—	—	4,314,587
Repricing and issuance of warrants	—	—	—	—	6,629,883	—	—	6,629,883
Transfer deferred compensation to APIC	—	—	—	—	(21,585)	21,585	—	—
Convertible Debenture Conversion	—	—	1,317,748	1,318	3,851,361	—	—	3,852,679
Issuance of stock in payment of board fees	—	—	44,216	44	19,706	—	—	19,750
Option compensation charges	—	—	—	—	349,487	—	—	349,487
Issuance of stock in payment of license fees	—	—	163,399	163	238,400	—	—	238,563
Net loss for the twelve months ended December 31, 2006	—	—	—	—	—	—	(18,719,938)	(18,719,938)

Balance at December 31, 2006	—	—	39,318,070	$39,318	$12,291,873	$—	$(41,873,515)	$(29,542,324)

The accompanying notes are an integral part of these consolidated financial statements

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(18,719,938)	$(9,393,778)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	290,536	107,388
Bad debt	—	51,512
Amortization of deferred charges	437,606	119,762
Amortization of deferred revenue	(365,841)	(332,507)
Amortization of deferred issuance costs	1,050,358	207,029
Shares issued for services	—	15,000
Equity instruments issued for compensation	760,208	1,696,695
Amortization of discounts	10,204,080	3,001,734
Gain (Loss) on extinguishment of debt	263,464	(1,052,814)
Adjustments to Fair Value of Derivatives	(27,976,393)	(3,959,289)
Issuance and repricing of warrants	7,501,060	—
Issuance of Convertible Debentures	11,168,629	—
Non-cash compensation charge	635,927	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	68,557	(82,238)
Prepaid expenses	61,811	(141,740)
Deferred charges	(678,563)	—
Deposits	—	(87,238)
Increase (decrease) in:
Accounts payable	953,842	36,480
Accrued expenses	150,062	1,505,833
Interest payable	(11,250)	112,644
Advances to stockholder	—	(315,418)
Deferred revenue	900,000	—

Net cash used in operating activities	(13,305,845)	(8,510,945)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in acquisition	—	10,000
Purchases of property and equipment	(564,805)	(603,735)
Payment of deposits	(28,649)	—

Net cash used in investing activities	(593,454)	(593,735)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from preferred unit subscriptions, net of cost	—	3,658,930
Proceeds from exercise of stock options	6,100	—
Proceeds from exercise of warrants	4,314,588	7,871
Payments on Convertible Debentures	(2,878,127)	—
Proceeds from Convertible Debentures, net of cost	7,966,125	16,203,713
Payments on notes and leases	(677,952)	(250,000)
Settlement payment	—	(332,524)
Cash overdraft	—	(1,409)

Net cash provided by financing activities	8,730,734	19,286,581

Net increase/(decrease) in cash	(5,168,565)	10,181,901
Cash and cash equivalents, beginning of period	13,857,901	3,676,000

Cash and cash equivalents, end of period	8,689,336	13,857,901

Cash paid for:
Interest	$13,165	$1,247
Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements

Supplemental schedule of non-cash financing activities:

During the year ended December 31, 2005:

        Approximately 105,000 Preferred Units, valued at $89,400, were issued in partial settlement of accounts payable.

        Approximately 616,000 shares of common stock, and 306,000 common stock purchase warrants, were issued upon conversion of $500,000 of notes payable and approximately $24,000 of accrued interest.

        Approximately 469,000 shares of common stock, and 234,000 common stock purchase warrants, valued at an aggregate of approximately $399,000, were issued in consideration of services related to the Preferred Unit Offering.

        Sale of preferred units for cash net of costs of offering of approximately $576,000 included approximately $379,000 of non cash charges related primarily to Black Scholes values of warrants granted in connection with the financing.

        A note for $150,000 was issued as a part of a settlement of a note payable of $339,000 and related accrued interest of $53,675.

        Warrants to purchase 422,727 shares of common stock at $2.20 per share were issued in September 2005 related to the settlement of ACT Group matters.

        9,411,778 shares of preferred stock converted to 9,411,778 shares of common stock in the Merger.

        Approximately 350,000 shares of common stock were retired, and net intercompany amounts of approximately $600,000 due to ACT Group, Inc were extinguished, in final settlement of litigation between ACT Group, Inc and third parties.

        Approximately 195,000 shares of common stock were issued in settlement of accounts payable of approximately $1,428,000.

        Approximately $195,000 of fixed assets were acquired through a financing arrangement with the Company's landlord.

        Approximately $27,700,000 of warrant derivatives were reclassified from equity to liabilities.

        Approximately 2,800 shares of common stock were issued to a director as compensation for board fees.

        Convertible debentures with a principal face of $384,500 were converted into 167,174 shares of common stock at $2.30 per share.

During the year ended December 31, 2006:

        The Company issued approximately 5,657,000 shares of common stock in redemption of convertible debentures with a face value of approximately $4,547,000.

        The Company issued approximately 1,318,000 shares of common stock in conversion of convertible debentures with a face value of approximately $3,852,000.

        The Company issued approximately 163,000 shares of common stock in payment of license fees valued at approximately $239,000.

        The Company issued approximately 780,000 shares of common stock to employees as compensation of approximately $218,000.

        The Company issued approximately 44,000 shares of common stock in payment of board fees of approximately $20,000.

        The Company eliminated a derivative liability of $6,630,000 upon exercise of warrants.

        The Company issued approximately 3,284,000 shares of common stock in payment of a note valued at approximately $2,616,000.

        The Company issued to a broker-dealer warrants to purchase approximately 4,576,000 shares of common stock initially valued at $3,608,000.

ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2006

1.    ORGANIZATIONAL MATTERS

Organization

        On January 31, 2005, Advanced Cell Technology, Inc. (formerly known as A.C.T. Holdings, Inc.) (the "Company") completed a merger with Advanced Cell, Inc. (formerly known as Advanced Cell Technology, Inc.), a Delaware corporation ("ACT"), pursuant to which a wholly-owned subsidiary of the Company merged with and into ACT, with ACT remaining as the surviving corporation and a wholly-owned subsidiary of the Company. Upon the completion of the merger, the Company ceased all of its pre-merger operations and adopted the business of ACT.

        Prior to the merger, the Company had minimal business, operations, revenues and assets, and had been involved in an industry entirely unrelated to the business of ACT. Therefore, the acquisition of ACT by the Company represented a complete change in the nature of the Company's business and operations, and changed the nature of any prior investment in the Company.

        The transaction has been accounted for as a recapitalization of ACT, the accounting acquirer. The historical financial statements presented for periods prior to the merger are those of ACT.

        On November 18, 2005, a majority of the Company's stockholders approved the reincorporation of the Company from the state of Nevada to the state of Delaware pursuant to a merger of the Company with and into a newly formed Delaware corporation, followed by a "roll up" merger to combine the operating subsidiary with the Company.

Nature of Business

        The Company is a biotechnology company focused on developing and commercializing human stem cell technology in the emerging fields of regenerative medicine and stem cell therapy. Principal activities to date have included obtaining financing, securing operating facilities and conducting research and development. The Company has no therapeutic products currently available for sale and does not expect to have any therapeutic products commercially available for sale for a period of years, if at all. These factors indicate that the Company's ability to continue its research and development activities is dependent upon the ability of management to obtain additional financing as required.

Going Concern

        As reflected in the accompanying consolidated financial statements, the Company has losses from operations, negative cash flows from operations, a substantial stockholders' deficit and current liabilities exceed current assets. These matters raise substantial doubt about the Company's ability to continue as a going concern and fund cash requirements for operations through March 15, 2008. As more fully described in Note 5—Convertible Debentures—2006 and Note 7—Warrant Derivatives, the Company was able to raise cash in the quarter ended September 30, 2006. Notwithstanding success in raising capital, there continues to be substantial doubt about the Company's ability to continue as a going concern.

        In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and ultimately generate positive cash flows from operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

        During 2006, management has taken or has made plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

  •
  As described more fully in Note 5—Convertible Debentures—2006, the Company was able to raise cash during the year from an additional investment by 2005 convertible debenture holders.

  •
  As described more fully in Note 7—Warrant Derivatives, the Company raised cash during the year from the repricing and exercise of warrants issued to 2005 convertible debenture holders.

  •
  Management anticipates raising additional future capital from its current convertible debenture holders, or other financing sources, that will be used to fund any capital shortfalls. The terms of any financing will likely be negotiated based upon current market terms for similar financings. No commitments have been received for additional investment and no assurances can be given that this financing will ultimately be completed.

  •
  Management has focused its scientific operations on product development in order to accelerate the time to market of products which will ultimately generate revenues. While the amount or timing of such revenues can not be determined, Management believes that focused development will ultimately provide a quicker path to revenues, and an increased likelihood of raising additional financing.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        Basis of Presentation—The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and to the rules and regulations of the Securities and Exchange Commission for form 10-KSB.

        Principles of Consolidation—The accounts of Holdings and ACT are included in the accompanying consolidated financial statements for the period from January 1, 2005 to November 18, 2005, when the shareholders approved the roll-up merger to combine the two companies. During the period from January 1, 2005 to November 18, 2005, all intercompany balances and transactions were eliminated in consolidation.

        Use of Estimates—These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and, accordingly, require management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Specifically, our management has estimated variables used to calculate the Black Scholes and binomial lattice model calculations used to value derivative instruments discussed below under "Valuation of Derivative Instruments". In addition, management has estimated the expected economic life and value of our licensed technology, our net operating loss for tax purposes, share-based payments to compensation to employees, directors, consultants and investment banks, the useful lives of our fixed assets and our allowance for bad debts. Actual results could differ from those estimates.

        Reclassifications—Certain prior year financial statement balances have been reclassified to conform to the current year presentation. These reclassifications have no effect on the recorded net loss.

        Cash and Cash Equivalents—Cash equivalents are comprised of certain highly liquid investments with maturities of three months or less when purchased. We maintain our cash in bank deposit accounts, which at times, may exceed federally insured limits. We have not experienced any losses related to this concentration of risk.

        Accounts Receivable—We periodically assess our accounts receivable for collectibility on a specific identification basis. If collectibility of an account becomes unlikely, we record an allowance for that doubtful account. Once we have exhausted efforts to collect, we write off the account receivable against the allowance we have already created. We do not require collateral for our trade accounts receivable.

        Equipment—We record our equipment at historical cost. We expense maintenance and repairs as incurred. Depreciation is provided for on the straight-line method over three to six years. Upon disposition of equipment, the gross cost and accumulated depreciation are written off and the difference between the proceeds and the net book value is recorded as a gain or loss on sale of assets. In the case of certain assets acquired under Capital Leases, the assets are recorded net of imputed interest, based upon the net present value of future payments. Assets under capital lease are pledged as collateral for the related lease.

        Deferred Issuance Costs—Payments, either in cash or share-based payments, made in connection with the sale of debentures are recorded as deferred debt issuance costs and amortized using the effective interest method over the lives of the related debentures. The weighted average amortization period for deferred debt issuance costs is 36 months.

        Intangible and Long-Lived Assets—We follow Statement of Financial Accounting Standards ("FAS") No. 144, "Accounting for Impairment of Disposal of Long-Lived Assets," which established a "primary asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. During the years ended December 31, 2006 and 2005, no impairment loss was recognized.

        Fair Value of Financial Instruments—For certain of our financial instruments, including accounts receivable, account payable, accrued expenses, interest payable, bank overdraft, advances payable and notes payable, the carrying amounts approximate fair value due to their relatively short maturities.

        Valuation of Derivative Instruments—FAS 133, "Accounting for Derivative Instruments and Hedging Activities" requires bifurcation of embedded derivative instruments and measurement of fair value for accounting purposes. In addition, FAS 155, "Accounting for Certain Hybrid Financial Instruments" requires measurement of fair values of hybrid financial instruments for accounting purposes. We applied the accounting proscribed in FAS 155 to account for the 2006 Convertible Debentures described below in Note 5—Convertible Debentures 2006. In determining the appropriate fair value, the Company uses a variety of valuation techniques including Black Scholes models, Binomial Option Pricing models, Standard Put Option Binomial models and net present value of certain penalty amounts. Derivative liabilities are adjusted to reflect fair value at each period end, with any increase or decrease in the fair value being recorded in results of operations as Adjustments to Fair Value of Derivatives. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. In addition, the fair values of freestanding derivative instruments such as warrant derivatives are valued using Black Scholes models.

        Revenue Recognition—Our revenues are generated from license and research agreements with collaborators. Licensing revenue is recognized on a straight-line basis over the shorter of the life of the license or the estimated economic life of the patents related to the license. Deferred revenue represents the portion of the license and other payments received that has not been earned. Costs associated with the license revenue are deferred and recognized over same term as the revenue. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval.

        Research and Development Costs—Research and development costs consist of expenditures for the research and development of patents and technology, which are not capitalizable. Our research and development costs consist mainly of payroll and payroll related expenses, research supplies and research grants. Reimbursements of research expense pursuant to grants are recorded in the period during which collection of the reimbursement becomes assured, because the reimbursements are subject to approval. Research and development costs are expensed as incurred.

        Stock Based Compensation—At December 31, 2006, we had two stock-based employee compensation plans, which are described more fully in Note 11—Stock Based Compensation.

        Prior to the January 1, 2006 adoption of the FAS No. 123(R), "Share-Based Payment," the Company accounted for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Because the stock option grant price equaled the market price on the date of grant, no compensation expense was recognized by the Company for stock-based compensation. As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") stock-based compensation was included as a pro forma disclosure in the notes to the consolidated financial statements.

        Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS 123R, using the modified prospective transition method. Under this transition method, stock-based compensation expense is recognized in the consolidated financial statements for granted, modified or settled stock options based on estimated fair values. Results for prior periods have not been restated, as provided for under the modified prospective transition method.

        Prior to the adoption of SFAS 123R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash inflows in the consolidated statements of cash flows, in accordance with the provisions of the Emerging Issues Task Force ("EITF") Issue No. 00-15, "Classification in the Statement of Cash Flows of the Income Tax Benefit Received by a Company

upon Exercise of a Nonqualified Employee Stock Option." SFAS 123R requires the benefits of tax deductions in excess of the compensation cost recognized for those options to be classified as financing cash inflows rather than operating cash inflows, on a prospective basis. The impact of this change was not material to the Company.

        Net Loss Per Share—We use FAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.

        For the twelve months ended December 31, 2006, 76,941,797 potentially dilutive shares were excluded from the shares used to calculate diluted earnings per share as their inclusion would reduce net loss per share. There were 40,104,105 potentially dilutive shares at December 31, 2005.

        Concentrations and Other Risks—Currently, the Company's revenues and accounts receivable are concentrated on one customer. There is also a geographic concentration of the Company's primary activities in Northern California and Massachusetts. Other risks include the uncertainty of the regulatory environment and the effect of future regulations on the Company's business activities. As we are a biotechnology research and development company, there is also the attendant risk that someone could commence legal proceedings over our discoveries. Acts of God could also adversely affect our business.

Recent Accounting Pronouncements

        On February 15, 2007, the Financial Accounting Standards Board, or FASB, issued FAS No. 159, "The Fair Value Option for Financial Assets and Liabilities—Including an Amendment of FAS 115." This standard permits an entity to choose to measure many financial instruments and certain other items at fair value. This option is available to all entities. Most of the provisions in FAS 159 are elective; however, an amendment to FAS 115 "Accounting for Certain Investments in Debt and Equity Securities" applies to all entities with available for sale or trading securities. Some requirements apply differently to entities that do not report net income. FAS 159 is effective as of the beginning of an entities first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity makes that choice in the first 120 days of that fiscal year and also elects to apply the provisions of FAS 157 "Fair Value Measurements." We will adopt FAS 159 beginning January 1, 2008 and we are currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

        In December 2006, the FASB posted FASB Staff Position, or FSP, 00-19-2, "Accounting for Registration Payment Arrangements." This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement should be separately recognized and measured in accordance with FAS No. 5, "Accounting for Contingencies." This FSP further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other applicable GAAP without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement. This FSP is effective immediately for registration payment arrangements and financial instruments subject to those arrangements that were entered into or modified subsequent to December 15, 2006. For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to December 15, 2006, the FSP is effective for fiscal years beginning after December 15, 2006, and interim periods within those fiscal years. We will adopt FSP 00-19-2 beginning January 1, 2007 and we are currently evaluating the potential impact the adoption of this pronouncement will have on our financial statements.

        In September 2006, the FASB issued FAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, FAS 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. We have adopted FAS 158, and there was no impact on our financial statements.

        In September 2006, the Financial Accounting Standards Board, or FASB, issued FAS No. 157, Fair Value Measurements, or FAS 157, which provides guidance on how to measure assets and liabilities that use fair value. This Statement clarifies the principle that fair value should be based on the assumptions market participants would use when pricing an asset or liability and establishes a fair value hierarchy that prioritizes the information used to develop those assumptions. FAS 157 will apply whenever another generally accepted accounting principle requires, or permits, assets or liabilities to be measure at fair value but does not expand the use of fair value to any new circumstances. This statement will also require additional disclosures in both annual and quarterly reports. FAS 157 is effective for fiscal years beginning after November 2007, and will be adopted by us beginning January 1, 2008. We are currently evaluating the potential impact this statement may have on our financial statements, but do not believe the impact of adoption will be material.

        In September 2006, the SEC staff issued Staff Accounting Bulletin, or SAB, No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, or SAB 108. SAB 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of determining whether the current year's financial statements are materially misstated. SAB 108 is effective for fiscal years ending after November 15, 2006. We will initially apply the provisions of SAB 108 in connection with the preparation of our annual financial statements for the year ending December 31, 2006. We have evaluated the potential impact that SAB 108 may have on our financial statements and do not believe the impact of the application of this guidance will be material.

        In July 2006, the FASB issued Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109, Accounting for Income Taxes ("FIN No. 48"). This interpretation creates a single model to address uncertainty in tax positions. FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. The interpretation also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for years beginning after December 15, 2006. Management of the Company is evaluating the impact of this pronouncement, but does not anticipate that it will have a significant impact on its financial statements.

        In February 2006, the FASB issued FAS No. 155, Accounting for Certain Hybrid Instruments. This standard amends the guidance in FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. Statement 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. The Company has adopted FAS 155 and applies it to all relevant financing transactions from the date of adoption.

        In September 2005, the EITF reached a consensus on Issue 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature." EITF Issues No. 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," and No. 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," provide guidance on how companies should bifurcate convertible debt issued with a beneficial conversion feature into a liability and an equity component. For income tax purposes, such an instrument is only recorded as a liability. A question has been raised as to whether a basis difference results from the issuance of convertible debt with a beneficial conversion feature and, if so, whether the basis difference is a temporary difference. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In September 2005, the EITF discussed Issue 05-4, The Effect of a Liquidated Damages Clause on a Freestanding Instrument Subject to EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock." Issuance of a registration rights agreement with a liquidated damages clause is common when equity instruments, stock purchase warrants, and financial instruments that are convertible into equity securities are issued. The agreement requires the issuer to use its "best efforts" to file a registration statement for the resale of the equity instruments or the shares of stock underlying the stock purchase warrant or convertible financial instrument and have it declared effective by the end of a specified grace period. The issuer may also be required to maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor each month until the registration statement is declared effective. Given the potential significance of the penalty, a question arises as to the effect, if any, this feature has on the related financial instruments if they are subject to the scope of Issue 00-19. The company took the provisions of this issue into account in their accounting for the period.

        In September 2005, the EITF reached a consensus on Issue 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Securities and Related Issues." EITF Issue No. 96-19, "Debtor's Accounting for a Modification or Exchange of Debt Instruments," provides guidance on whether modifications of debt result in an extinguishment of that debt. In certain situations, companies may change the terms of a conversion option as part of a debt modification, which may result in the following circumstances: (a) the change in the conversion option's terms causes the fair value of the conversion option to change but does not result in the modification meeting the condition in Issue 96-19 that would require the modification to be accounted for as an extinguishment of debt, and (b) the change in the conversion option's terms did not result in separate accounting for the conversion option under Statement 133. When both of these circumstances exist, questions have arisen regarding whether (a) the modification to the conversion option, which changes its fair value, should affect subsequent interest expense recognition related to the debt and (b) a beneficial conversion feature related to a debt modification should be recognized by the borrower if the modification increases the intrinsic value of the debt. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In June 2005, the EITF reached a consensus on Issue 05-2, "The Meaning of "Conventional Convertible Debt Instrument" in EITF Issue 00-19. Paragraph 4 of Issue 00-19 states that "the requirements of paragraphs 12-32 of this issue do not apply if the hybrid contract is a conventional convertible debt instrument in which the holder may only realize the value of the conversion option by exercising the option and receiving the entire proceeds in a fixed number of shares or the equivalent amount of cash (at the discretion of the issuer)". The term "conventional convertible debt instrument" is not defined in Issue 00-19 and, as a result, questions have arisen regarding when a convertible debt instrument should be considered "conventional" for purposes of Issue 00-19. A question has also arisen related to whether conventional convertible preferred stock should be treated similar to conventional convertible debt. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In June 2005, the EITF reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

        In March 2005, the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company adopted FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

        In May 2005, the FASB issued FAS No. 154, "Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FAB Statement No. 3". FAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. FAS

No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. FAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. FAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on our financial position, results of operations and cash flows.

        In March 2005, the SEC released Staff Accounting Bulletin No. 107, "Share-Based Payment" ("SAB 107"), which provides interpretive guidance related to the interaction between FAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for FAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

3.    DEFERRED ROYALTY FEES

        Deferred royalty fees represent cash fees and stock based compensation paid by the Company for certain licenses that have been capitalized. Such licenses are utilized in connection with the Company's operations, and are also sublicensed to third parties.

        The following table summarizes the annual amounts of these fees that are amortized to cost of revenue to appropriately match both sublicense fee income and the period in which the technology is utilized.

Amortization in 2007	$270,474
Amortization in 2008	270,474
Amortization in 2009	270,474
Amortization in 2010	270,474
Amortization in 2011 and beyond	206,199

Total Deferred Royalty Fees	1,288,095
Less current portion	(225,475)

Long Term Deferred Royalty Fees	$1,062,620

4.    PROPERTY AND EQUIPMENT

        Our property and equipment as of December 31, 2006 is as follows:

Machinery and equipment	$1,625,624
Computers and office equipment	367,680
Leasehold improvements	124,902
Furniture and fixtures	76,201
Total property and equipment	2,194,407
Accumulated depreciation	(1,112,727)

Property and equipment, net	$1,081,680

        Depreciation expense amounted to $290,536 and $107,388 during the twelve months ended December 31, 2006 and 2005, respectively. Accumulated depreciation at December 31, 2006 includes approximately $98,000 related to capital leases with a net book value of approximately $239,000.

5.    CONVERTIBLE DEBENTURES—2006

        On September 6, 2006, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $10,981,250 principal amount of convertible debentures with an original issue discount of $2,231,250 representing approximately 20.3% of the principal amount. In connection with the closing of the sale of the debentures, we received gross proceeds of $8,750,000. These convertible debentures were issued in connection with certain additional investment rights granted in connection with the convertible debentures issued in 2005, and described more fully in Note 6—Convertible Debentures—2005. The convertible debentures are convertible at the option of the holders into 38,129,340 shares of Common Stock at a fixed conversion price of $0.288 per share, subject to anti-dilution and other customary adjustments. In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our Common Stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments. The investors have contractually agreed to restrict their ability to convert the convertible debentures, exercise the warrants and receive shares of our Common Stock such that the number of shares of our Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our Common Stock.

        The agreements entered into provide that we will pay certain cash amounts as liquidated damages in the event that the Company does not maintain an effective registration statement covering the shares issuable under the debentures and the warrants, or if the Company fails to timely execute stock issuances.

        Under the terms of the agreements, principal amounts owed under the debentures become due and payable commencing six months following closing of the transaction. At that time, and each month thereafter, the Company is required to either repay 1/30 of the outstanding balance owed in cash, or convert the amount due into common stock at the lesser of $0.288 per share or 85% of the prior ten days' average closing stock price, immediately preceding the redemption. The agreements also provide that the Company may force conversion of outstanding amounts owed under the debentures into common stock, if the Company has met certain conditions and milestones, and, additionally, has a stock price for 20 consecutive trading days that exceeds 200% of the conversion price.

        These agreements, as well as the 2005 Convertible Debentures (See Note 6) include certain restrictive covenants including a restriction on incurring additional indebtedness, or liens, a restriction on repurchasing shares and a restriction on paying dividends.

        The agreements included a number of other embedded derivative instruments, and the Company has applied the provisions of FAS 155 "Accounting for Certain Hybrid Financial Instruments", to record the fair values of the convertible debentures, and related derivatives, as of September 6, 2006, the date of issuance. The fair values of the debentures and related derivative instruments were valued using a combination of Binomial and Black-Scholes models, resulting in an initial fair value of approximately $22,200,000. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. The excess of the fair value over the transaction price of the Convertible Debentures was recorded through the results of operations as a debit of approximately $11,200,000 to Charges Related to Issuance of Convertible Debentures.

        The 2006 Convertible Debentures and related derivatives outstanding at December 31, 2006 were again valued at fair value using a combination of Binomial and Black Scholes models, resulting in a decrease in the fair value of the liability of approximately $1,900,000, as a result of a decline in the Company's stock price and the conversion of approximately $156,000 of the note, which was recorded through the results of operations as a credit to adjustments to fair value of derivatives.

        In connection with this financing, we paid cash fees to a broker-dealer of $525,000 and issued a warrant to purchase 4,575,521 shares of Common Stock at an exercise price of $0.3168 per share. The initial fair value of the warrant was estimated at approximately $3,600,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 176%, (3) risk-free interest rate of 4.81%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months using the effective interest rate method.

        The following table summarizes the 2006 Convertible Debentures and discounts outstanding at December 31, 2006:

2006 Convertible debentures at fair value	$18,240,590
Warrant derivative discount	(3,121,013)
Original issue discount	(1,881,101)

Net convertible debentures	13,238,476
Less current portion	(3,971,543)

2006 Convertible debentures and embedded derivatives-long term	$9,266,933

        In the twelve months ended December 31, 2006 debentures with a book value of $156,875 were converted into 544,705 shares at $0.288 per share. These conversions resulted in an increase to stockholders' equity of approximately $1,356,000. As a result of these conversions, approximately $79,000 of unamortized discounts related to amounts converted was charged to interest expense.

6.    CONVERTIBLE DEBENTURES—2005

        On September 15, 2005, we entered into a Securities Purchase Agreement with accredited investors for the issuance of an aggregate of $22,276,250 principal amount of convertible debentures with an original issue discount of $4,526,250 representing approximately 20.3% of the principal value. In connection with the closing of the sale of the debentures, we received gross proceeds of $17,750,000. The convertible debentures are convertible at the option of the holders into 9,685,326 shares of Common Stock at a fixed conversion price of $2.30 per share, subject to anti-dilution and other customary adjustments. In connection with the Securities Purchase Agreement, we also issued warrants to purchase an aggregate of 4,842,663 shares of our Common Stock. The term of the warrants is five years and the exercise price is $2.53 per share, subject to anti-dilution and other customary adjustments. The investors have contractually agreed to restrict their ability to convert the convertible debentures, exercise the warrants and exercise the additional investment right and receive shares of our Common Stock such that the number of shares of our Common Stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our Common Stock.

        The Securities Purchase Agreement provides for additional investment in debentures under certain conditions. If within six months of the effective date of the Registration Statement related to registration of shares underlying the initial issuance, October 2005, the Company satisfies certain conditions set forth in the Securities Purchase Agreement, including listing of the Company on AMEX or NASDAQ Capital Markets, stock trading price in excess of conversion price, and achievement of minimum trading volumes, the Company can require the Purchasers to purchase at a second closing $11,138,125 principal amount of additional debentures for a discounted purchase price of $8,875,000. To the extent the Company has not exercised this right within the six month period, the convertible debenture holders have the right to purchase additional debentures, up to their pro rata share, less any shares required to be purchased by the Company. Twelve months following the effective date of the registration statement, any debentures not yet purchased shall be available to investors to purchase in excess of their individual pro rata share. Additional debentures issued pursuant to the agreement will have a conversion price equal to the lesser of $2.30 per share or the five day average of closing prices immediately prior to exercise of the right to additional investment of the debentures. Warrants issued pursuant to the additional investment will have an exercise price equal to the lesser of $2.53 or 110% of the conversion price. Other terms and conditions related to additional debentures issued will be the same as those specified for the debentures sold at the initial closing.

        The agreements entered into provide that we will pay certain cash amounts as liquidated damages in the event that the Company does not maintain an effective registration statement, or if we fail to timely execute stock trading activity. In addition, the agreements provide that the Company shall meet other milestones, including settlement of ACT Group litigation, and liquidation of ACT Group, as described in Note 12, formation of a majority independent Board of Directors, and merger of the Company and ACT, substantially all of which have been satisfied.

        Under the terms of the agreements, principal amounts owed under the debentures become due and payable commencing six months following closing of the transaction. At that time, and each month thereafter, we are required to either repay 1/30 of the outstanding balance owed in cash, or convert the amount due into common stock at the lesser of $2.30 per share or 85% of the prior ten days' average closing stock price, immediately preceding the redemption. The agreements also provide that we can force conversion of outstanding amounts owed under the debentures into common stock, if the Company has met conditions and milestones identified above, and, additionally, has a stock price for 20 consecutive trading days that exceeds $4.60 per share.

        Of the total proceeds from the issuance of the debentures, $5,747,297 was initially allocated to the freestanding warrants associated with the debentures based upon the fair value of the warrants. The assumptions used in the Black Scholes model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. In accordance with FAS 133 "Accounting for Derivative Instruments and Hedging Activities", EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" and EITF 05-04 "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19", the amounts allocated to the warrant represent a derivative liability that has been recorded in the accompanying balance sheet.

        The agreement included a number of other embedded derivative instruments that required bifurcation and valuation in accordance with the requirements of FAS 133, EITF 05-04 and related accounting literature. The effects of interactions between embedded derivatives are calculated and accounted for in arriving at the overall fair value of the financial instruments. The following summarizes the fair values of embedded derivatives at the transaction date of September 15, 2005 and December 31, 2006, followed by a description of the valuation methodology utilized to determine fair values:

Embedded Derivative Liability (Asset)	Initial Fair value September 15, 2005	Fair value December 31, 2006
Conversion Feature	$7,317,206	$1,101,414
Anti-dilution protection	1,585,255	2,107,767
Default provisions	96,067	46,692
Right to provide future financing	159,960	—
Company right to force conversion	(1,561,618)	(185,091)

	$7,596,870	$3,070,782

        The fair value of the conversion feature derivative was estimated as an American call option using the binomial option pricing model with the following inputs: (1) closing stock price as of the valuation date of $2.20 at September 15, 2005 and $0.58 at December 31, 2006 (2) exercise price equal to $2.30 and $0.95 conversion price at September 15, 2005 and December 31, 2006, respectively (3) volatility based upon the Company's stock trading of 64% at September 15, 2005 and 162% at December 31, 2006 (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 3.9% at September 15, 2005 and 4.82% at December 31, 2006 and (5) duration of the note as an amortizing debenture of approximately 1.7 years at September 15, 2005 and 0.68 years at December 31, 2006 based upon present values.

        The fair value of the derivative for anti-dilution protection was estimated using a standard put option binomial model, adjusted for the probability of subsequent financing at prices below the principal's conversion option with the following inputs: (1) closing stock price as of the valuation date of $2.20 at September 15, 2005 and $0.58 at December 31, 2006 (2) exercise price equal to the $2.30 conversion price (3) volatility based upon the Company's stock trading of 64% at September 15, 2005 and 162% at December 31, 2006 (4) Treasury note rates with terms commensurate with the remaining term of the Notes of 3.9% and (5) duration of the note as an amortizing debenture of approximately 1.7 years at September 15, 2005 and 0.68 years at December 31, 2006 based upon present values.

Reduction of Exercise Price

        On August 24, 2006, the Company's Board of Directors agreed to reduce the exercise price of the warrants issued in connection with the 2005 debentures from $2.53 per share to $0.95 per share for approximately three days. As a result of this repricing, warrant holders with an aggregate of 4,541,672 warrants exercised their rights generating approximately $4,315,000 of cash proceeds. Warrant holders who exercised their warrants were issued replacement warrants to purchase an equivalent number of shares at an exercise price of $1.60 per share. Warrant holders who did not exercise their warrants had the conversion price of their convertible debentures reduced to $0.95. As a result of certain anti-dilution protection in the original warrant agreement, certain of the warrant holders who did not exercise their warrants received anti-dilution protection and had the number of shares covered under the warrant agreement increased to 2,135,615, and the exercise price reduced to $0.95 per share. One warrant holder waived the right to reprice their warrant for $2.53 to $0.95 and did not exercise all of their warrants. Their remaining warrants on an aggregate of 581,119 common shares remain outstanding at an exercise price of $2.53 per share.

        The Company has considered the impact of Emerging Issue Task Force statements, or EITFs 96-19—Debtor's Accounting for a Modification or Exchange of Debt Instruments, 02-4—Determining Whether a Debtor's Modification or Exchange of Debt Instruments is Within the Scope of FASB No. 15, and 05-7—Accounting for Modifications to conversion Options Embedded in Debt Instruments and Related Issues on the accounting treatment of the change in conversion price of a portion of the 2005 Convertible Debentures described in the paragraph above. EITF 96-19 states that a transaction resulting in a significant change in the nature of a debt instrument should be accounted for as an extinguishment of debt. EITF 05-7 states that if the change in the cash flows of the debt instrument plus the change in the fair value of the conversion derivative as a result of the change is greater than 10%, the change should be treated as significant and the debt is considered extinguished. The Company has concluded that the change in conversion price from $2.30 to $0.95 of a portion of the outstanding Debenture does not constitute an extinguishment of that debt.

        The fair value of the derivative for contractual default provisions was determined by taking the monthly amortization schedule, and multiplying the result by the contractual penalty of 120%. The present value of this penalty was then adjusted by the estimated probability of default for each valuation date.

        The fair value of the derivative for the investors' option to provide future financing was determined using a Black-Scholes Option Pricing Model with the following inputs: (1) The stock and exercise price was based on the maximum amount of additional investment of $8,875,000 (2) Volatility of 2% was based on the historical volatility of government and high yield bond indices (3) Risk free rate of 3.9% was based on Treasury notes and (4) time to maturity was based upon the six month option period. This option expired in September 2006 and no value has been attached to it at December 31, 2006.

        The fair value of the derivative asset related to the Company's right to force conversion was based upon a binomial option pricing model with the following inputs: (1) closing stock price at the valuation dates of $2.20 at September 15, 2005 and $0.58 at December 31, 2006 (2) exercise price of $4.60 per share which is required for the forced conversion (3) volatility based upon the Company's stock trading of 64% at September 15, 2005 and 162% at December 31, 2006 (4) Treasury note rate with terms commensurate with the remaining term of the Notes of 3.9% and (5) duration of the note as an amortizing debenture of approximately 1.7 years at September 15, 2005 and 0.68 years at December 31, 2006 based upon present values.

        During the year ended December 31, 2006, a decrease in the fair value of the embedded derivative amounts of approximately $9,073,000 was recorded through results of operations as adjustment to fair value of derivatives.

        During the year ended December 31, 2006, the Company recorded approximately $11,272,108 as Interest Expense for amortization of discounts for original issue discount, discount for warrant derivative, and other embedded derivatives identified above.

        In connection with this financing, we paid cash fees to a broker-dealer of $1,065,000 and issued a warrant to purchase 1,162,239 shares of Common Stock at an exercise price of $2.53 per share. The initial fair value of the warrant was estimated at approximately $1,379,000 using the Black Scholes pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 3.99%, and (4) expected life of 5 years. Cash fees paid, and the initial fair value of the warrant, have been capitalized as debt issuance costs and are being amortized over 36 months under the effective interest rate method. Interest expense for the year ended December 31, 2006 was approximately $828,000.

        In the year ended December 31, 2006, debentures with a face value of $1,778,500 were converted into 773,043 shares at $2.30 per share. These conversions along with the pro rata portion of the conversion feature embedded derivative of approximately $718,000, resulted in an increase to stockholders' equity of approximately $2,496,000. As a result of these conversions, approximately $980,000 of unamortized discounts related to amounts converted was charged to interest expense.

        The following table summarizes the 2005 Convertible Debentures and embedded derivatives outstanding at December 31, 2006:

2005 Convertible debentures at face	$12,680,839
Discounts on debentures:
Original issue discount	(1,319,840)
Conversion feature derivative	(2,174,391)
Warrant derivative	(1,707,597)
Other derivatives	(83,059)

Net convertible debentures	7,395,952
Embedded derivatives	3,070,782

2005 Convertible debentures and embedded derivatives	10,466,734

Less current portion	(7,354,706)

2005 Convertible debentures and embedded derivatives—long term	$3,112,029

7.    WARRANT DERIVATIVES

        As described more fully in Note 6—Convertible Debentures—2005, the provisions of our convertible debenture financing completed in September 2005 permit the Company to make its monthly redemption in shares rather than cash upon satisfaction of certain conditions. Under the terms of the debenture agreement, the price per share is variable dependent upon the actual closing price of the Company's common stock. Accordingly, the total number of shares to retire outstanding principal is variable and the Company can not be assured that there are adequate authorized shares to settle all contractual obligations under the debenture agreement, and other option and warrant agreements outstanding.

        In accordance with the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" the Company has reviewed all instruments previously recorded as permanent equity under EITF 00-19 which are described in detail in Note 10—Stockholders' Equity Transactions. As of September 15, 2005, the closing date of the convertible debenture financing, a $25,600,000 increase in the fair value of instruments previously recorded as permanent equity with a value of zero was recorded based upon fair values computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 64%, (3) risk-free interest rate of approximately 3.90%, and (4) expected life and exercise prices consistent with each individual instrument.

        The accumulated fair value of these and other instruments at September 15, 2005 of approximately $27,700,000, after the increase to fair value described above, was reclassified from equity to Warrant Derivative liability in accordance with the requirements of EITF 00-19.

        At December 31, 2006, the fair value of each instrument was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 162%, (3) risk-free interest rate ranging from approximately 4.70% to 5.10% and (4) expected life and exercise prices consistent with each individual instrument. These calculations resulted in an aggregate value of derivative instruments of approximately $15,252,000. As a result, for the twelve months ended December 31, 2006 the Company recorded approximately $15,488,000 as a credit to adjustment to fair value of derivatives.

        The carrying value of the outstanding warrant derivatives issued in connection with the 2006 debentures was adjusted to the fair value at December 31, 2006 of approximately $2,500,000. The assumptions used in the Black Scholes model for determining the initial fair value of the warrants were as follows: (1) dividend yield of 0%; (2) expected volatility of 162%, (3) risk-free interest rate of 4.57%, and (4) expected life of 4.85 years. This resulted in a decrease in the fair value of the warrant liability of approximately $300,000 which was recorded through results of operations as a credit to adjustment to fair value of derivatives.

        The carrying value of outstanding warrant derivatives from the 2005 debentures were adjusted to their fair value at August 23, 2006, the date of the reduction in conversion price of approximately $8,000,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.81%, and (4) expected remaining life of 4.0 years. This resulted in an increase in the fair value of the warrant liability of approximately $1,500,000 which was recorded through results of operations as a debit to adjustments to fair value of securities. The outstanding derivatives after the repricing and exercise were then adjusted to their fair value at August 24, 2006 of approximately $3,500,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.81%, and (4) expected remaining life of 4.0 years. This resulted in an increase in the fair value of the warrant liability of approximately $2,000,000 which was recorded through results of operations as a debit to charges related repricing and issuance of warrants.

        The carrying value of outstanding warrant derivatives from the January 2005 Preferred financing were adjusted to their fair value at August 23, 2006 of approximately $9,400,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.91%, and (4) expected remaining life of 1.25 years. This resulted in an increase in the fair value of the warrant liability of approximately $6,200,000 which was recorded through results of operations as a debit to Adjustment to Fair Value of Derivatives. On August 24, 2006, the Company's Board of Directors agreed to reprice these warrants to $0.95 per share and to extend the life of the warrants by one year. The outstanding derivatives after the repricing were then adjusted to their fair value at August 24, 2006 of approximately $7,100,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.91%, and (4) expected remaining life of 2.25 years. This resulted in a decrease in the fair value of the warrant liability of approximately $200,000 which was recorded through results of operations as a credit to charges related to repricing and issuance of warrants.

        The fair value of warrants exercised at August 24, 2006 was recorded as equity in additional paid in capital. The fair value of replacement warrants issued to warrant holders who exercised their rights on August 24, 2006, which aggregated approximately $6,900,000, was calculated based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.81%, and (4) expected remaining life of 5.0 years.

        The carrying value of the remaining 2005 debenture warrant derivatives at December 31, 2006 has been adjusted to reflect fair value of approximately $1,155,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 162%, (3) risk-free interest rate of 4.70%, and (4) expected remaining life of 3.50 years. This resulted in an additional decrease in the fair value of the warrant derivative liability of approximately $302,000 which was recorded through results of operations as a credit to adjustment to fair value of derivatives.

        The carrying value of the replacement warrant derivatives at December 31, 2006 has been adjusted to reflect fair value of approximately $2,337,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0% (2) expected volatility of 162%, (3) risk-free interest rate of 4.82%, and (4) expected remaining life of 4.75 years. This resulted in a decrease in the fair value of the warrant derivative liability of approximately $574,000 which was recorded as a credit to adjustment to fair value of derivatives in the results of operations for the year ended December 31, 2006.

        The carrying value of the January 2005 financing warrant derivatives at December 31, 2006 have been adjusted to reflect fair value of approximately $2,116,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 162%, (3) risk-free interest rate of 4.82%, and (4) expected remaining life of 2.00 years. This resulted in an additional decrease in the fair value of the warrant derivative liability of approximately $725,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

        The carrying value of the broker dealer warrant derivatives at December 31, 2006 have been adjusted to reflect fair value of approximately $2,520,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 162%, (3) risk-free interest rate of 4.70%, and (4) expected remaining life of 4.75 years. This resulted in a decrease in the fair value of the warrant derivative liability of approximately $1,537,000 which was recorded through results of operations as a credit to Adjustment to Fair Value of Derivatives.

        The following table summarizes the components of the Adjustment to Fair Value of Derivatives which were recorded as charges to results of operations in the year ended December 31, 2006. The table summarizes by category of derivative liability the impact from market changes during the quarter, and the impact of additional investments.

	Impact of Additional Investment 9.6.06	"Market" Fair Value Adjustment	Total Fair Value Adjustment
PIPE Hybrid instrument September 2006	$—	$3,090,501	$3,090,501
Embedded PIPE derivatives September 2005	18,281	9,055,162	9,073,443
Embedded derivatives—NP Other	128,216	196,501	324,717
Warrants PIPE September 2005	—	(50,603)	(50,603)
Other Warrant derivatives	(2,213,326)	17,751,661	15,538,335

	$(2,066,829)	$30,043,222	$27,976,393

8.    NOTES PAYABLE—OTHER

        On July 8, 2003, we issued a promissory note with a face amount of $272,108 to a law firm as a payment of fees due them. The note bears interest at a rate of 5% per year. The note is payable in monthly installments of $25,000, including interest. The note matured on October 1, 2003. We made payments through January 2004. At December 31, 2006 there is a remaining principal balance of $170,249, as well as accrued interest of $10,833 and accrued late fees of $65,000, included in accrued interest.

9.    RECLASSIFICATION OF EQUITY TRANSACTIONS

        As described more fully in Note 6—Convertible Debentures 2005, the provisions of our convertible debenture financing completed in September 2005 permit the Company to make its monthly redemption in shares rather than cash upon satisfaction of certain conditions. Under the terms of the debenture agreement, the price per share is variable dependent upon the actual closing price of the Company's common stock. Accordingly, the total number of shares to retire outstanding principal is variable and the Company can not be assured that there are adequate authorized shares to settle all contractual obligations under the debenture agreement, and other option and warrant agreements outstanding.

        Accordingly, in accordance with the provisions of EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled in a Company's Own Stock" the Company has reviewed all instruments previously recorded as permanent equity under EITF 00-19 which are described in detail in Note 10—Stockholders' Equity Transactions. As of September 15, 2005, the closing date of the convertible debenture financing, a $25,600,000 increase in the fair value of instruments previously recorded as permanent equity with a value of zero was recorded based upon fair values computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 64% (3) risk-free interest rate of approximately 3.9% and (4) expected life and exercise prices consistent with each individual instrument.

        The accumulated fair value of these and other instruments at September 15, 2005 of approximately $27,700,000, after the increase to fair value described above, was reclassified from equity to Warrant Derivative liability in accordance with the requirements of EITF 00-19.

        At December 31, 2005 the fair value of each instrument was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of approximately 4.4% and (4) expected life and exercise prices consistent with each individual instrument. These calculations resulted in an aggregate value of derivative instruments at December 31, 2005 of approximately $24,600,000. As a result, for the year ended December 31, 2005 the Company recorded approximately $3,100,000 as a credit to Adjustment to Fair Value of Derivatives. As more fully described above in Note 7—Warrant derivatives, we continue to adjust the fair value of these instruments and the effects are recognized as shown in Note 7.

10.    STOCKHOLDERS' EQUITY TRANSACTIONS

        We are authorized to issue two classes of capital stock, to be designated, respectively, Preferred Stock and Common Stock. As of December 31, 2006, the total number of shares of Preferred Stock we are authorized to issue is 50,000,000, par value $0.001 per share. As of December 31, 2006, the total number of shares of Common Stock we are authorized to issue is 500,000,000, par value $0.001 per share. We had no Preferred Stock outstanding as of December 31, 2006. We had 39,318,070 shares of Common Stock outstanding as of December 31, 2006.

        In August 2006, the Company issued 780,000 shares of Common Stock to employees. These shares were fully vested at issuance and valued at fair market price determined as the closing market price on date of grant of $0.28.

        In August 2006, the Company issued 1,050,000 fully vested warrants to purchase common stock at $2.54 per share with a term of three years in connection with consulting services provided during the quarter. The warrants were valued at approximately $174,000 using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 167%, (3) risk-free interest rate of 4.80%, and (4) expected life of 3.0 years. This warrant is classified as a warrant derivative.

        In July 2006, the Company issued 44,216 fully vested shares of Common Stock to Alan Shapiro in consideration for service on the Company's Board of Directors and Audit Committee. These shares were fully vested at issuance and are valued at fair market price determined as the closing market price on date of grant.

        In April 2006, the Company issued 320,000 fully vested warrants to purchase common stock at $2.54 per share with a term of five years in connection with consulting services provided during the quarter. The warrants were valued at approximately $82,000 using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 78%, (3) risk-free interest rate of 5.10%, and (4) expected life of 5.0 years. This warrant is classified as a warrant derivative.

        In March 2006, the Company issued 250,000 fully vested warrants to purchase common stock at $2.54 per share with a term of three and a half years in connection with consulting services provided during the quarter. The warrants were valued at $156,894, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 74%, (3) risk-free interest rate of 4.82%, and (4) expected life of 3.5 years. This warrant is classified as a warrant derivative.

        In October 2005 the Company issued 500,000 warrants to purchase common stock at $2.53 per share in connection with consulting services provided during the quarter. The warrants have been valued at $615,868, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 4.23%, and (4) expected life of 5 years. At December 31, 2005 the fair value of this warrant was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of 4.35%, and (4) expected remaining life of approximately 4.75 years. These calculations resulted in a reduction to fair value of approximately $42,000 recorded as Adjustment to Fair Value of Derivatives.

        In October 2005 the Company issued 150,000 warrants to purchase common stock at $2.53 per share in connection with consulting services provided during the quarter. The warrants have been valued at $154,493, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 4.23%, and (4) expected life of 4 years. At December 31, 2005 the fair value of this warrant was again computed under a Black

Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of 4.37%, and (4) expected remaining life of approximately 3.9 years. These calculations resulted in a reduction to fair value of approximately $1,000 recorded as Adjustment to Fair Value of Derivatives.

        In October 2005 the Company issued 2,813 shares of common stock to a director as compensation for board fees. These shares were fully vested at issuance and are valued at fair market price determined as the closing market price on date of grant.

        In November 2005 the Company issued 174,075 warrants to purchase common stock at $2.54 per share in connection with consulting services provided during the quarter. The warrants have been valued at $192,475, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 76%, (3) risk-free interest rate of 4.33%, and (4) expected life of 4 years. At December 31, 2005 the fair value of this warrant was again computed under a Black Scholes model with the following assumptions: (1) dividend yield of 0% (2) expected volatility of 74% (3) risk-free interest rate of 4.37%, and (4) expected remaining life of approximately 3.9 years. These calculations resulted in a reduction to fair value of approximately $12,000 recorded as Adjustment to Fair Value of Derivatives.

        As described more fully in Note 12—ACT Group Settlement, the Company issued warrants to purchase 422,727 shares of common stock at $2.20 per share. The warrant agreement provides for a reduction in the exercise price in the event there is a dilutive financing event. The warrant has been valued at $469,966, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 2.85%, and (4) expected life of 3.5 years.

        In September 2005 the Company issued 83,000 warrants to purchase common stock at $2.20 per share in connection with consulting services provided during the quarter. The warrants have been valued at $105,907, using the Black Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.149%, and (4) expected life of 5 years.

        In September 2005, the Company reached settlement agreements and releases with two previous legal firms that the Company owed amounts to. Pursuant to the settlement agreements, an aggregate of 195,000 shares of common stock were issued as full satisfaction of amounts owed. Shares issued pursuant to this settlement were valued at fair value based upon the closing market price of the Company's stock on the date of the settlement and the settlement resulted in the Company recording a Gain on Settlement of Debt of approximately $966,000.

        On January 31, 2005, the Company closed the Merger described in Note 1. As a result of the Merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into approximately 18,000,000 shares of the Company's Common Stock. In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of the Company's Common Stock, and the Company has adopted the ACT stock option plans and all options granted thereunder.

        On or about January 27, 2005, the Company issued 616,124 shares of its common stock and granted associated warrants to purchase 308,062 shares of common stock at a per share price of $1.27 to five holders of $500,000 aggregate principal amount of short-term promissory notes, plus interest of $23,708 in exchange for and in retirement of the notes. The fair value of the warrants was estimated at $0, using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 3.25%, and (4) expected life of 2 years.

        On or about January 15, 2005, the Company issued 17,647 shares of common stock, valued at then current fair market value based upon the value of the Company's stock of $15,000, in consideration of accounting services provided to the Company.

        During the period beginning January 3, 2005 through January 31, 2005, ACT completed a preferred unit offering in which ACT sold 4,705,890 investment units to a group of accredited investors (within the meaning of Rule 501 of Regulation D) for total consideration of $8,000,000. ACT received gross cash proceeds of $7,910,600 and the balance of $89,400 was for payment of non-Merger related legal fees which resulted in a gain on settlement of debt of approximately $87,000. The completion of the offering resulted in the issuance of 9,411,788 shares of ACT's Series A Preferred Stock and associated warrants to purchase 4,705,890 shares of common stock at a per share price of $1.27. In consideration of services rendered in connection with the preferred unit offering, ACT paid consultants to the preferred unit offering 469,247 investment units, which resulted in the issuance by the Company of 469,247 shares of Common Stock and associated warrants to purchase 234,629 shares of common stock at a per share price of $1.27, the value of the Company's stock on the date of issue. All preferred shares issued pursuant to the preferred offering were converted into common stock prior to the Merger.

11.    STOCK BASED COMPENSATION

Stock Plans

        On August 12, 2004, ACT's Board of Directors approved the establishment of the 2004 Stock Option Plan (the "2004 Stock Plan"). Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At December 31, 2006 and 2005, ACT had granted 2,604,000 common share purchase options under the plan.

        On December 13, 2004, ACT's Board of Directors and stockholders approved the establishment of the 2004 Stock Option Plan II (the "2004 Stock Plan II "). The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At December 31, 2005 and 2004, ACT had granted 1,301,161 common share purchase options under the plan.

        On January 31, 2005, the Company's Board of Directors approved the establishment of the 2005 Stock Incentive Plan (the "2005 Plan"), subject to approval of our shareholders. The total number of common shares available for grant and issuance under the plan may not exceed 9 million shares, plus an annual increase on the fist day of each of the Company's fiscal years beginning in 2006 equal to 5% of the number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the Board of Directors or a committee established by the Board of Directors. At December 31, 2005, we had granted 8,907,835 common stock purchase options under the plan.

        Pursuant to the 2005 Plan, on October 26, 2006, we granted 60,000 common stock purchase options to employees and directors. The options granted have an exercise price of $0.75 per share, the market price of the Company's stock on the date of grant. Employee options vest monthly over a period of four years and director options were fully vested upon issue. The fair value of the options was estimated at $23,334 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 162%, (3) risk-free interest rate of 5.11%, and (4) expected life of 4 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

        Pursuant to the 2005 Plan, on August 18, 2006, the term of existing common stock purchase options to an employee was changed, resulting in a remeasurement of the fair value of those options. The options granted have an exercise price of $0.85 and $2.20 per share, the market price of the Company's stock on the date of grant. The fair value of the options was estimated at approximately $39,000 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 93%, (3) risk-free interest rate of 4.59%, and (4) expected life of 6 years. The fair value of this grant was recognized in full during the period as a consulting expense.

        Pursuant to the 2005 Plan, on July 11, 2006, we granted 90,000 common stock purchase options to employees and directors. The options granted have an exercise price of $0.35 per share, the market price of the Company's stock on the date of grant. Employee options vest monthly over a period of four years and director options were fully vested upon issue. The fair value of the options was estimated at $18,128 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 172%, (3) risk-free interest rate of 5.10%, and (4) expected life of 4 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

        Pursuant to the 2005 Plan, on April 20, 2006, we granted 235,000 common stock purchase options to employees and directors. The options granted have an exercise price of $1.35 per share, the market price of the Company's stock on the date of grant. Employee options vest monthly over a period of four years and director options were fully vested upon issue. The fair value of the options was estimated at $89,343 using the Black Scholes option pricing model. The assumptions used in the Black

Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 78%, (3) risk-free interest rate of 5.10%, and (4) expected life of 6 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

        Pursuant to the 2005 Plan, on January 26, 2006, we granted 230,000 common stock purchase options to employees and directors. The options granted have an exercise price of $2.04 per share, the market price of the Company's stock on the date of grant. Employee options vest monthly over a period of four years and director options were fully vested upon issue. The fair value of the options was estimated at $314,328 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%, (2) expected volatility of 74%, (3) risk-free interest rate of 4.38%, and (4) expected life of 6 years. The fair value was treated in accordance with FAS 123(R) and is being amortized over a period of four years. Since the Company vests options on the graded method, the fair value is amortized on a straight line basis which approximates the vesting schedule.

        Pursuant to the 2005 Plan, on November 16, 2005, we granted 205,000 common stock purchase options to employees. The options granted have an exercise price of $2.11 per share, the market price of the Company's stock on the date of grant and vest over periods not exceeding 4 years. The fair value of the options was estimated at $250,793 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 74%, (3) risk-free interest rate of 4.35%, and (4) expected life of 4 years.

        Pursuant to the 2005 Plan, on November 16, 2005, we granted 10,000 common stock purchase options to consultants. The options granted have an exercise price of $2.11 per share, the market price of the Company's stock on the date of grant and vest over periods not exceeding 2 years. The fair value of the options was estimated at $8,035 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.13%, and (4) expected life of 2 years. This initial estimate of fair value will be expensed over the consulting period. In addition to this initial estimate of fair value, the Company calculates additional periodic expense based upon options which vest during the period. This amount, plus amortization of initial fair value, resulted in a total charge of $8,489 in the twelve months ended December 31, 2005.

        Pursuant to the 2005 Plan, on September 15, 2005, we granted 500,000 common stock purchase options to employees. The options granted have an exercise price of $2.20 per share, the market price of the Company's stock on the date of grant and vest over periods not exceeding 4 years. The fair value of the options was estimated at $418,908 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 64%, (3) risk-free interest rate of 4.15%, and (4) expected life of 4 years.

        Pursuant to the 2005 Plan, on August 1, 2005, we granted 225,000 common stock purchase options to our employees. The options granted to employees have an exercise price of $2.48 per share, the market price of the Company's stock on the date of grant and vest over periods not exceeding 4 years. The fair value of the options was estimated at $293,760 using the Black Scholes option pricing model.

The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.15%, and (4) expected life of 4 years.

        Pursuant to the 2005 Plan, on August 1, 2005, we granted 174,500 common stock purchase options to consultants, and 50,000 common stock purchase options to a director. The options have an exercise price of $2.48 per share, the market price of the Company's stock on the date of grant and vest over periods not exceeding 2 years. The fair value of the options at the date of grant was estimated at $170,162 for the consultant options and $41,886 for the director options using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 65%, (3) risk-free interest rate of 4.13%, and (4) expected life of 2 years. This initial estimate of fair value will be expensed over the option vesting period. In addition to this initial estimate of fair value, the Company calculates additional periodic expense based upon options which vest during the period. This amount, plus amortization of initial fair value, resulted in a total charge of $95,337 in the twelve months ended December 31, 2005.

        Pursuant to the 2005 Plan, on January 31, 2005, we granted 7,273,335 common stock purchase options to our employees. The options granted to employees have an exercise price of $0.85, the value of the Company's stock on the date of grant per share and vest over periods not exceeding 4 years. The fair value of the options was estimated at $385,472 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 3.25%, and (4) expected life of 2 years.

        Pursuant to the 2005 Plan, on January 31, 2005, we granted 535,000 common stock purchase options to consultants. The options have an exercise price of $0.85, the value of the Company's stock on the date of grant per share and vest over periods not exceeding 4 years. The fair value of the options at the date of grant was estimated at $28,354 using the Black Scholes option pricing model. The assumptions used in the Black Scholes model are as follows: (1) dividend yield of 0%; (2) expected volatility of 0%, (3) risk-free interest rate of 3.25%, and (4) expected life of 2 years. This initial estimate of fair value will be expensed over the option vesting period. In addition to this initial estimate of fair value, the Company calculates additional periodic expense based upon options which vest during the period. This amount, plus amortization of initial fair value, resulted in a total charge of $293,587 in the twelve months ended December 31, 2005.

        Aggregate option activity for the 2004 Plan and 2005 Plan is as follows:

	Shares Available For Grant	Stock Options Outstanding	Price per share	Weighted Average Exercise Price	Weighted Average Life Remaining
Balance at December 31, 2004	208,000	3,893,161	$0.05–$0.25	$0.12	8.6 years
Additional shares authorized	9,000,000	—	—	—
Options granted	(7,808,335)	7,808,335	$0.85	$1.04	9.0 years
Options granted	(1,164,500)	1,164,500	$2.00–$2.50	$2.29	9.3 years
Stock awards granted	(2,813)	2,813	—	—	—
Options exercised	—	(100,000)	$0.05	$0.05	—
Options exercised	—	(12,083)	$0.85	$0.85	—
Options forfeited	52,917	(52,917)	$0.85	$0.85	—

Balance at December 31, 2005	285,269	12,703,809	$0.05–$2.48	$0.76	8.9 years

Balance at December 31, 2005	285,269	12,703,809	$0.05–$2.48	$0.76	8.9 years
Additional shares authorized	1,172,035	—	—	—
Options granted	(230,000)	230,000	$2.04	$2.04	9.0 years
Options granted	(235,000)	235,000	$0.65	$0.65	9.0 years
Options granted	(90,000)	90,000	$0.35	$0.35	10.0 years
Options granted	(60,000)	60,000	$0.75	$0.75	10.0 years
Options exercised	—	(20,000)	$0.85	$0.85	—
Options exercised	—	(6,000)	$0.85	$0.85	—
Options forfeited	415,833	(415,833)	$0.85–2.20	$1.50	9.0 years
Stock awards	(780,000)	780,000	—	$—	—

Balance at December 31, 2006	478,137	13,656,976	$0.05–2.48	$0.71	8.2 years

        As of December 31, 2006 and December 31, 2005, there were 7,503,665 and 6,320,961 exercisable options outstanding at a weighted average exercise price per share of $0.61 and $0.57, respectively, and with a weighted average life of 8.40 years and 9.02 years respectively. During the period, 415,833 options were forfeited. Options exercised during the period had no intrinsic value. The aggregate intrinsic value of all options vested and expected to vest is approximately $1.2 million. All fully vested options in the Company are exercisable.

        Options exercised during the period had no intrinsic value. The aggregate intrinsic value of all options vested and expected to vest is approximately $1.2 million. All fully vested options in the Company are exercisable.

        The fair value of all options vested during the years ended December 2005 and 2006 was $505,180 and $522,516 respectively.

        The following table illustrates the effect on net income and earnings per share for the period ended December 31, 2005 if the Company had applied the fair value recognition provisions of FAS 123 to options granted under the company's stock option plans in all periods presented. For purposes of this pro forma disclosure, the value of the options is estimated using a Black Scholes calculation and amortized to expense over the options' vesting periods.

For the year Ended December 31, 2005
Net loss as reported	$(9,393,778)
Current period expense calculated under APB 25	—
Stock compensation calculated under FAS 123	(495,048)
Pro forma net loss	$(9,888,826)
Basic and diluted historical loss per share	$(0.43)
Pro forma basic and diluted loss per share	$(0.45)

        The above pro forma disclosure is provided for 2005 because employee stock options were not accounted for using the fair-value method during that period.

        For the twelve months ended December 31, 2006, a charge of approximately $180,000 was recorded through results of operations as Research and Development expense related to share based compensation. For the twelve months ended December 31, 2006, a charge of approximately $169,000 was recorded through results of operations as General and Administrative expense related to share based compensation. These amounts were calculated using a pre-vesting forfeiture rate of 13%, based on historical employee turnover and forfeiture data.

        A summary of the status of unvested employee stock options as of December 31, 2006 and changes during the period then ended, is presented below:

	Options	Weighted Average Grant Date Fair Value Per Share
Unvested at December 31, 2005	5,489,041	$0.19
Granted	615,000	$0.71
Vested	(2,271,810)	$0.23
Forfeited	(415,833)	$0.51
Unvested at December 31, 2006	3,416,398	$0.22

        As of December 31, 2006, the total remaining unrecognized compensation cost related to unvested stock options amounted to $920,000 which will be amortized over the weighted-average remaining requisite service period of four years.

12.    ACT GROUP SETTLEMENT

        On September 14, 2005, we entered into a Settlement Agreement ("Settlement Agreement") with Gary D. Aronson and John S. Gorton ("Plaintiffs") and our majority shareholder, A.C.T. Group, Inc., a Delaware corporation that has since filed a certificate of dissolution in the state of Delaware ("ACT Group"), Advanced Cell, Inc., a Delaware Corporation, Michael D. West, Gunnar L. Engstrom, William M. Caldwell, IV, Anthem Venture Partners and Greg Bonfiglio (referred to collectively with the Company as the "Defendants"). The Settlement Agreement resolved certain disputes relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom which was pending in Commonwealth of Massachusetts Superior Court, Worcester, C.A. No. 040523B and two companion Contempt Complaints filed by the Plaintiffs against certain of the Defendants, including the Company. The Settlement Agreement extinguished in full ACT Group's obligations and indebtedness to Plaintiffs, and Plaintiffs dismissed pending claims and actions.

        We analyzed the $600,000 of convertible promissory notes payable and related warrants issued by the Company in connection with this settlement, and determined that the warrants should be recorded as free standing warrant derivative liabilities, and the conversion option and anti-dilution provisions represent embedded derivative instruments under the provisions of FAS 133. Accordingly, we separately valued these instruments and recorded discounts offsetting Notes Payable—Other.

        In August 2006, we repaid in full the convertible promissory notes payable. This cash payment, along with accrued interest and costs, resulted in payment in full of the outstanding notes payable balances and in a loss on extinguishment of approximately $263,000. As a result of repaying in full the outstanding notes payable, the fair value of the embedded derivative for the conversion option of approximately $14,000 was charged to adjustment to fair value of derivatives.

        In September 2006, the Company received notice of exercise of the warrants issued as part of the Settlement Agreement noted above. In accordance with anti-dilution provisions in the warrant and the issuance of 2006 convertible debentures described in Note 5, the exercise resulted in issuance of approximately 3,200,000 shares of common stock. The warrants were adjusted to their fair value at September 5, 2006 of approximately $185,000 based upon a Black Scholes calculation as follows: (1) dividend yield of 0%, (2) expected volatility of 175%, (3) risk-free interest rate of 4.71%, and (4) expected remaining life of 2.6 years. This resulted in an increase in the fair value of the warrant liability of approximately $18,000 which was recorded through results of operations as a debit to Adjustment to Fair Value of Derivatives.

13.    COMMITMENTS AND CONTINGENCIES

        We are a party to a research collaboration agreement and license agreement with the University of Massachusetts, as amended from time to time (the "UMass License"). Under the UMass License, we were granted certain exclusive rights to license and sublicense certain products and services invented as part of the collaborative effort. The term of the UMass License extends to the later of the expiration of the related patents currently 2021, or April 16, 2006. We are required to pay royalties ranging from 2.5% to 4.5% of net sales of licensed products and services, as defined. Minimum royalties of $45,000 per year must be paid to UMass. For 2005 and 2004, we have paid only the minimum royalty required. Additionally, we are required to pay sublicense fees of 18% for sublicense income, as defined. We are required to spend a minimum annual amount of $200,000 on research and development.

        In May 2006 we entered into exclusive and non-exclusive sublicense agreements with a company whereby we are the licensee of certain of their technology and intellectual property for a cash payment of $300,000. The agreement requires we pay minimum annual royalties of $25,000 per annum for 2006, $37,500 for 2007 and $50,000 each year thereafter through the term of the agreement. The initial license fees paid have been capitalized and will be amortized over the life of the underlying intellectual property, estimated to be approximately ten years.

        During 2004, we entered into license agreements with two parties as licensor, the terms of which provide for the initial payment of the license fee through an aggregate of six promissory notes totaling $1,400,000. The notes mature as follows: $333,333 on December 1, 2005; $666,667 on December 1, 2006; and $400,000 on June 1, 2007. There is no stated interest rate for $1,000,000 of notes, the remaining $400,000 bear interest at 10% per year, but only if the notes are not paid at maturity. Because of the uncertainty of the ultimate collection of the principal amount of the notes, they have not been recorded in the financial statements and will not be recorded until their collectibility is reasonable assured.

        The Company entered into a lease for office and laboratory space in Massachusetts commencing December, 2004 and expiring April, 2010 and for office space in California commencing November, 2005 and expiring May 2008. Annual minimum lease payments are as follows:

2007	568,509
2008	386,311
2009	246,146
2010	83,400

Total	1,284,366

        During 2005, the Company entered into a lease for laboratory equipment commencing November 29, 2005 and expiring May 31, 2008. Annual minimum lease payments are as follows:

2007	87,964
2008	36,655

124,619
Imputed interest	(15,054)

Net asset value	109,565
Less current portion	(77,594)

Long-term commitment under capital lease	$31,971

        Rent expense recorded in the financial statements for the years ended December 31, 2006 and 2005 was $1,387,155 and $461,155, respectively.

        We have entered into employment contracts with certain executives and research personnel. The contracts provide for salaries, bonuses and stock option grants, along with other employee benefits. The employment contracts generally have no set term and can be terminated by either party. There is a provision for payments of three months to one year of annual salary as severance if we terminate a contract without cause, along with the acceleration of certain unvested stock option grants.

14.    LEGAL PROCEEDINGS

  Geron-related Proceedings

        University of Massachusetts v. James M. Robl and Phillippe Collas, Massachusetts Superior Court (Suffolk County). The University of Massachusetts, referred to as UMass, filed a complaint on February 22, 2004 in the Superior Court (Suffolk County) for the Commonwealth of Massachusetts. A decision adverse to UMass in this litigation could have had a materially adverse effect on our business. The complaint alleged the misappropriation by the defendants of valuable inventions in the fields of animal cloning and cell reprogramming, made by the defendants at UMass and with UMass support, that are exclusively licensed to ACT by UMass. The complaint included counts for declaratory judgment, breach of contract seeking specific performance, injunctive relief and damages, intentional interference with contract and prospective contractual relations, conversion, breach of duty, and breach of the covenant of good faith and fair dealing. ACT successfully intervened in the litigation to protect its interests. In May 2006 the parties to the litigation reached a settlement agreement, and this case was dismissed during the second quarter.

        University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia. We filed an action on February 18, 2005 in the U.S. District Court for the District of Columbia. We brought this action under 35 U.S.C. 146 to reverse the decision of the Board of Patent Appeals and Interferences regarding a patent to a method of cloning non-human animals. The patent, U.S. Patent No. 5,945,577, is licensed by the University of Massachusetts exclusively to us.

        University of Massachusetts and Advanced Cell Technology, Inc. v. Roslin Institute (Edinburgh), Geron Corporation and Exeter Life Sciences, Inc., U.S. District Court for the District of Columbia. We filed an action on April 7, 2005 in the U.S. District Court for the District of Columbia. We brought this action under 35 U.S.C. 146 to reverse the decision of the Board of Patent Appeals and Interferences regarding a patent to a method of creating embryonic stem cells. The patent, U.S. Patent No. 6,235,970, is licensed by the University of Massachusetts exclusively to us.

        On August 30, 2006, the Company entered into a License and Settlement Agreement between the Company, UMass and Start Licensing, Inc. ("Start") relating to the settlement of the patent interference actions most recently described above ("Geron-Related Proceedings"). The terms of the License and Settlement Agreement include an initial payment to the Company of $500,000 and milestone payments to the Company of up to $750,000. In addition, Start, Geron Corporation and Roslin Institute ("Roslin") each agree not to sue the Company under certain patent applications owned by Roslin. In exchange, the Company and the University agreed to dismiss their appeal in the Geron-Related Proceedings with prejudice, transfer control of related University patents to Start and pay certain legal fees. Under the terms of the settlement agreement, the Company retained its rights under the University patents in the human field.

15.    INCOME TAXES

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". FAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at December 31, 2006, operating loss carryforwards of approximately $43,000,000, which may be applied against future taxable income and which expire in various years through 2024. At December 31, 2005, the company had operating loss carryforwards of approximately $23,000,000. The increase in carryforwards for the year ended December 31, 2006 is approximately $20,000,000. If certain substantial changes in the Company's ownership should occur, there will be an annual limitation on the amount of net operating loss carryforwards which can be utilized.

        The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards, the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. A reconciliation of the statutory Federal income tax rate and the effective income tax rate for the years ended December 31, 2006 and 2005 follows:

	December 31, 2006	December 31, 2005
Statutory federal income tax rate	(35)%	(35)%
State income taxes, net of federal taxes	(6)%	(8)%
Non-deductible items	10%	0%
Valuation allowance	32%	43%

Effective income tax rate	0%	0%

        Significant components of deferred tax assets and liabilities are as follows:

	December 31, 2006	December 31, 2005
Deferred tax assets/(liabilities)
Net operating loss carryforwards	$17,200,000	$8,050,000
Deferred interest and finance charges	40,000	51,100
Bad debts	161,200	141,050

Deferred tax assets, net	17,401,200	8,242,150
Valuation allowance	(17,401,200)	(8,242,150)

Net deferred tax assets	$—	$—

16.    GAIN ON SALE OF ASSET

        In May 2006, the Company sold a minority interest it owned in an entity for cash proceeds of approximately $767,000, resulting in a Gain on Sale of Asset as the Company had no asset value recorded for its investment. As part of this sale, the Company entered into a series of agreements that resolved certain legal matters.

17.    SUBSEQUENT EVENTS

        In January 2007, the Company issued 35,909 common shares to a director in payment for board fees.

        In January 2007, the Company made its monthly redemptions of convertible debentures described in Note 6. The terms of the agreement provide for payment in cash, or company stock under certain circumstances. In connection with the January redemptions, the Company paid cash of approximately $135,000 and issued approximately 1,120,000 shares of common stock and redeemed approximately $740,000 in Notes Payable.

        In February 2007, the Company made its monthly redemptions of convertible debentures described in Note 6. The terms of the 2005 Debenture Financing Amendment described below provide for payment in cash, or company stock at the Company's discretion. In connection with the February redemptions, the Company paid no cash and issued approximately 806,000 shares of common stock and redeemed approximately $600,000 in Notes Payable.

        In March 2007, the Company made its monthly redemptions of convertible debentures described in Note 6. The terms of the 2005 Debenture Financing Amendment described below provide for payment in cash, or company stock at the Company's discretion. In connection with the March redemptions, the Company paid no cash and issued approximately 744,000 shares of common stock and redeemed approximately $521,000 in Notes Payable.

        At December 31, 2006, approximately 55,000 of the shares related to the January redemption had been preliminarily issued by the transfer agent in accordance with the terms of the debenture agreement. Such shares are not reflected as issued and outstanding by the company prior to finalizing share and cash payments in connection with the redemption in January 2007.

        In January 2007, the Company announced an amendment to the Company's Amortizing Convertible Debentures and Common Stock Purchase Warrants issued under the Securities Purchase Agreement dated as of September 15, 2005 ("2005 Debenture Financing") and to the Company's Amortizing Convertible Debentures and Common Stock Purchase Warrants issued under the Securities Purchase Agreement dated as of August 30, 2006 ("2006 Debenture Financing"). The amendments contain the basic terms described below.

        2005 Debenture Financing Amendment.    The transaction documents associated with the 2005 Debenture Financing are amended in the following material respects:

  •
  The conversion price of the debentures has been reset to $0.90.

  •
  The exercise price of the warrants has been reset to $0.95.

  •
  The debentures have been amended to give the Company the right to pay mandatory monthly redemptions in registered shares (or shares of Common Stock eligible for immediate resale under Rule 144) or cash, in the Company's discretion.

  •
  The Registration Rights Agreement has been amended so as to limit the number of shares of Common Stock required to be registered to an amount not in excess of the limits imposed by the Securities and Exchange Commission's application of Rule 415.

        2006 Debenture Financing Amendment.    The transaction documents associated with the 2006 Debenture Financing will be amended in the following respects:

  •
  The commencement of monthly redemptions has been deferred until September 7, 2007.

  •
  The Company has been authorized to withdraw its pending Registration Statement, subject to satisfaction of the provisions of the amended Registration Rights Agreement described immediately below.

  •
  The Registration Rights Agreement has been amended as follows: (a) to require the filing of an initial Registration Statement by the later of the 10th trading day following the effective date of the Amendment, or January 19, 2007; (b) the number of shares of Common Stock required to be registered is limited to an amount not in excess of the limits imposed by the Securities and Exchange Commission's application of Rule 415.

  •
  The Company has covenanted to limit cash expenditures to an amount not in excess of $1.3 million per calendar month, subject to certain specified exceptions.

        During January of 2007, the Company issued approximately 5,208,000 shares of common stock related to the conversion of $5,048,000 of the 2005 Debentures.

        On February 5, 2007, the Company entered into a certain Patent Assignment Agreement with Infigen, Inc. with respect to the acquisition of all of the intellectual property portfolio and assets owned by Infigen, Inc. The Company acquired 26 patents and patent applications in exchange for consideration with a total value of $708,000, $100,000 of which was paid in cash and the remaining $608,000 was paid with the issuance of 800,000 shares of "restricted' common stock of the Company at a per share price equal to $0.76 (the closing price on February 5, 2007). The intellectual property portfolio was transferred to the Company on an "as is" basis.

        On February 5, 2007, the Company entered into a Research Services Agreement with Oregon Health & Science University (OHSU). Under the terms of the research agreement, OHSU and the Company will collaborate on an evaluation of the functionality of the Company's human embryonic derived retinal pigment epithelium (RPE) cells. The Company will pay OHSU aggregate consideration of $345,328 in accordance with the budgets set forth in the research agreement. Fifty percent of the fees are due and payable within 30 days from execution of the research agreement and the remaining fifty percent will be payable within 120 days from the execution of the research agreement.

        On February 5, 2007, we entered into an employment agreement with Pedro Huertas, M.D., Ph.D., our Chief Development Officer. Dr. Huertas was most recently Chief Strategy and Development Officer at Amicus Therapeutics Inc., where his duties included oversight of preclinical and clinical development activities, R&D and product development. He also served as acting Chief Medical Officer at Stemcells Inc., where he designed stem cell-based therapeutics initiatives, and handled regulatory affairs, including the successful filing of an Investigational New Drug (IND) application and other interactions with the FDA. Dr. Huertas also served as Chief Medical Officer for Novazyme which was acquired and prior to that served as a Director of Strategic Development at Genzyme Corporation.

        The employment agreement with Dr. Huertas provides for annual compensation of $290,000. The agreement provides for an annual bonus as determined by our Chief Executive Officer and our Board of Directors. Dr. Huertas was awarded 1,300,000 stock options under the 2005 Stock Incentive Plan, 10% of which vested upon grant with the remainder vesting in equal monthly installments over 48 months. Dr. Huertas shall receive a monthly automobile allowance of $1,000. In the event of a change of control of us, 50% of any unvested options held by Dr. Huertas will become vested. In the event Dr. Huertas' employment is terminated without cause by us or for good reason by Dr. Huertas, he is entitled to a lump sum severance payment equal to twelve months' base salary, accelerated vesting of 100% of his unvested stock options, and reimbursed cost of medical coverage for a period of twelve months. In the event Dr. Huertas is terminated without cause following a change of control, he is entitled to a lump sum severance payment equal to twelve months' base salary and accelerated vesting of 100% of any unvested stock options. Dr. Huertas' agreement contains non-solicitation, confidentiality and non-competition covenants. The agreement may be terminated by either party with or without cause with thirty days' written notice.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

        Article Ten of our certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director. Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

        Article Ten of our certificate of incorporation also provides that the corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 25. Other Expenses of Issuance and Distribution

        We will pay all expenses in connection with the registration and sale of our common stock. The estimated expenses of issuance and distribution are set forth below.

Type of Expense	Amount
Registration Fees	$638.00
Transfer Agent Fees	$5,000
Costs of Printing and Engraving	$30,000
Legal Fees	$50,000
Accounting Fees	$15,000

Total	$100,638

Item 26. Recent Sales of Unregistered Securities

        In light of the merger and the complete change of business by the small business issuer following the merger, we have elected to disclose all unregistered sales of equity securities during the previous three years. For the portion of the three-year period prior to the consummation of the merger on January 31, 2005, the disclosure set forth below relates to unregistered sales of equity securities by ACT. For the period January 31, 2005 through December 31, 2006, the disclosure set forth below relates to our unregistered sales of equity securities. The issuances of the equity securities described below were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, relating to sales by an issuer not involving a public offering, and/or pursuant to the requirements of one or more of the safe harbors provided in Regulation D under the Securities Act or, in the case of equity compensation to employees, directors and eligible consultants, Rule 701 therewith.

        In connection with our merger with Mytogen, Inc. which closed on September 20, 2007, we issued the following securities to the former stockholders of Mytogen in exchange for all of their shares of that company: (i) 8,064,517 shares of our common stock having an aggregate value of $5,000,000 based on a per share price of $0.62, and/or (ii) warrants to purchase an aggregate of 1,500,000 shares of our common stock at an exercise price of $0.75 per share. Of the 8,064,517 shares of our common stock issued in connection with the closing, fifteen percent (15%) or 1,209,675, of such shares were issued to Mellon Trust of New England, N.A., as escrow agent, and will be held in escrow for a period of eighteen (18) months in accordance with the terms of the escrow agreement executed in connection with the closing of the transaction.

        On September 7, 2007, in connection with the closing of the exercise of the additional investment right described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006, we issued to certain accredited investors an aggregate of $12,550,000 principal amount senior secured convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the issuance and sale of convertible debentures, we received gross proceeds of $10,000,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $0.34, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 36,911,765 shares of our common stock. The term of the warrants is five years and the exercise price is $0.38 per share, subject to anti-dilution and other customary adjustments.

        On July 1, 2007, we issued a warrant to purchase 650,000 shares of common stock at an exercise price of $0.38 per share to William Woodward in connection with consulting services provided to us.

        On February 5, 2007, we issued a warrant to purchase 300,000 shares of common stock at an exercise price of $0.96 per share to Steven Price in connection with consulting services provided to us by Mr. Price.

        On February 5, 2007, the Company issued 800,000 shares of "restricted" common stock to Infigen, Inc. at a per share price equal to $0.76 (the closing price on February 5, 2007) in connection with the execution of that certain Patent Assignment Agreement with Infigen, Inc.

        On September 6, 2006, in connection with the closing of the exercise of the additional investment right described in our Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2006, we issued to certain accredited investors an aggregate of $10,981,250 principal amount convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the issuance and sale of convertible debentures, we received gross proceeds of $8,750,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $0.288, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our common stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments.

        On August 30, 2006, we entered into a securities purchase agreement with certain accredited investors for the issuance of an aggregate of $10,981,250 principal amount convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the sale of convertible debentures, we received gross proceeds of $8,750,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $0.288, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 19,064,670 shares of our common stock. The term of the warrants is five years and the exercise price is $0.3168 per share, subject to anti-dilution and other customary adjustments.

        On August 28, 2006, in connection with the warrant repricing transaction described above, we issued to certain 2005 Purchasers warrants to purchase an aggregate of 4,541,672 shares of our common stock. The term of the warrants is five years and the exercise price is $1.60 per share, subject to anti-dilution and other customary adjustments.

        On August 23, 2006, in connection with certain consulting services provided to us, we issued to Trilogy Capital Partners, Inc. 1,050,000 warrants to purchase shares of its common stock, of which 550,000 are immediately vested and exercisable and 500,000 will vest and become exercisable after six months.

        On April 21, 2006, we issued a warrant to purchase 20,000 shares of common stock at an exercise price of $2.54 per share to Chad Griffin in connection with consulting services provided to us by Mr. Griffin.

        On April 24, 2006, we issued a warrant to purchase 300,000 shares of common stock at an exercise price of $2.54 per share to Stephen Price in connection with consulting services provided to us by Mr. Price.

        On March 23, 2006, we issued a warrant to purchase 250,000 shares of common stock at an exercise price of $2.54 per share to MarketByte in connection with investor relation services provided to us.

        On March 29, 2006, we issued 163,399 shares of our common stock to TranXenoGen, Inc. in connection with the transactions contemplated by a sublicense agreement entered into by the Company and TranXenoGen, Inc.

        On November 4, 2005, we issued a warrant to purchase 174,075 shares of common stock at an exercise price of $2.54 per share to The Investors Relations Group Inc. in connection with investor relation services provided to us.

        On October 10, 2005, we issued a warrant to purchase 150,000 shares of common stock at an exercise price of $2.53 per share to Crystal Research Associates in connection with investor relation services provided to us.

        On October 5, 2005, we issued a warrant to purchase 500,000 shares of common stock at an exercise price of $2.53 per share to Bristol Capital, LLC in connection with consulting services provided to us.

        On September 18, 2005, we issued 20,000 shares of common stock to Torkildson Katz Fonseca Moore & Hetherington in settlement of accounts payable for services provided to the company on a pre-merger basis.

        On September 16, 2005, we issued 175,000 shares of common stock to Pillsbury Winthrop Shaw & Pittman in settlement of accounts payable for services provided to the company on a pre-merger basis.

        On September 15, 2005, we entered into a securities purchase agreement with certain accredited investors for the issuance of an aggregate of $22,276,250 principal amount convertible debentures with an original issue discount of 20.3187%. In connection with the closing of the sale of convertible debentures, we received gross proceeds of $17,750,000. The convertible debentures are due and payable three years from the date of issuance, unless sooner converted into shares of our common stock. The conversion price of the debentures is $2.30, subject to anti-dilution and other customary adjustments. In connection with the securities purchase agreement, we also issued warrants to purchase an aggregate of 4,842,663 shares of our common stock. The term of the warrants is five years and the exercise price is $2.53 per share, subject to anti-dilution and other customary adjustments.

        On September 15, 2005, in connection with this financing described above, we issued a warrant to purchase 1,162,239 shares of common stock at an exercise price of $2.53 per share, to T.R. Winston & Company, LLC.

        On September 14, 2005, as part of the settlement agreement relating to the litigation entitled Gary D. Aronson and John Gorton v. A.C.T. Group, Inc., Advanced Cell Technology, Inc., Michael D. West, and Gunnar L. Engstrom pending in Commonwealth of Massachusetts Superior Court, Worcester, C.A. No. 040523B, we issued to Gary Aronson and John Gorton unsecured convertible promissory notes in the aggregate amount of $600,000, bearing interest at the rate of 7.5% per annum and maturing July 1, 2006, referred to as the settlement note. The settlement note may be prepaid at any time without penalty. The holders of the settlement note have the right to convert the settlement note, in whole or in part, into our common stock at the price specified in the settlement warrants. We also issued to Aronson and Gorton warrants to purchase 422,727 shares of our common stock, preferred stock or other non-debt securities issued by us at an exercise price of $2.20 per share of common stock or per share of common stock underlying any preferred stock or other non-debt securities.

        On September 14, 2005, we issued a warrant to purchase 50,000 shares of common stock at an exercise price of $2.20 per share to Reinaldo Diaz in connection with consulting services provided to us.

        On September 14, 2005, we issued a warrant to purchase 33,000 shares of common stock at an exercise price of $2.20 per share to William Woodward in connection with consulting services provided to us.

        On January 31, 2005, our Board of Directors approved the establishment of the 2005 Stock Incentive Plan, referred to as the 2005 Plan, subject to approval of our shareholders. The Board approved stock option grants to employees and consultants totaling 7,808,335 under the 2005 Plan. These grants included 7,273,335 awarded to employees and 535,000 awarded to consultants.

        On January 31, 2005, we closed the merger. We filed a Form 8-K on February 4, 2005 reporting that we had completed the merger transaction and the following issuances of unregistered securities in connection therewith. As a result of the merger, all of the outstanding shares of the capital stock of ACT were converted, on a pro rata basis, into the right to receive an aggregate of approximately 18,000,000 shares of our common stock. In addition, all outstanding options and warrants to acquire shares of the capital stock of ACT were converted into the right to receive shares of our common stock, and we have assumed the ACT 2004 Stock Option Plan and the ACT 2004 Stock Option Plan II and all options granted thereunder.

        On or about January 27, 2005, ACT issued 616,124 shares of its common stock and granted associated warrants to purchase 308,062 shares of common stock at a per share price of $1.27 to five holders of $500,000 aggregate principal amount of short-term promissory notes, plus interest of $23,708 in exchange for and in retirement of the notes. The issuance of the notes is described below.

        On or about January 15, 2005, ACT issued 17,647 shares of common stock to Robert Scherne in consideration of accounting services provided to ACT.

        During the period January 3, 2005 through January 31, 2005, ACT completed a preferred unit offering in which ACT sold 4,705,890 investment units to a group of accredited investors (within the meaning of Rule 501 of Regulation D) for total consideration of $8,000,000. The completion of the offering resulted in the issuance of 9,411,788 shares of its Series A Preferred Stock and associated warrants to purchase 4,705,890 shares of common stock at a per share price of $1.27. In consideration of services rendered in connection with the preferred unit offering, ACT paid consultants to the preferred unit offering 469,247 investment units, which resulted in the issuance by ACT of 469,247 shares of Series A Preferred Stock and associated warrants to purchase 234,629 shares of common stock at a per share price of $1.27.

        On December 30, 2004, we issued 1,291,615 warrants to consultants and employees with an exercise price of $2.00 per share, and 1,833,260 cashless warrants with an exercise price of $0.85, as reported in our Form 8-K filed February 4, 2005. All of these warrants are exercisable for a period of 10 years, enjoy "piggy-back" registration rights and may not be exercised for a period of twelve months from the date of issuance.

        On December 13, 2004, ACT's Board of Directors and stockholders approved the establishment of the 2004 Stock Plan II. The total number of common shares available for grant and issuance under the plan may not exceed 1,301,161 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors or a committee established by the Board of Directors. As of December 31, 2004, ACT had granted 1,301,161 common stock purchase options under the plan to certain employees and consultants of ACT.

        On December 13, 2004, ACT granted warrants to certain employees and consultants to purchase 1,954,000 shares of common stock at a price of $0.25 per share in consideration for consulting services provided to ACT.

        On November 30, 2004, ACT granted warrants to purchase 100,000 shares of common stock at a per share price of $0.25 to a former executive of the company in connection with the termination of his employment contract. The warrants are exercisable on or after April 1, 2005 and lapse if unexercised on April 1, 2010.

        On November 26, 2004, ACT granted to Andwell, LLC warrants to purchase 250,000 shares of common stock at a per share price of $0.05 in connection with the early release of $500,000 of escrowed funds from the ACT preferred unit offering escrow account. The warrants are exercisable immediately upon issuance and lapse if unexercised on November 26, 2006.

        During the period August 2004 through October 2004, ACT issued promissory notes aggregating $500,000 face value to certain accredited investors, within the meaning of Rule 501 of Regulation D, for cash proceeds of $450,000 and the assumption of $50,000 of debt owed by ACT Group to one of its creditors. The notes were convertible at the option of the holder into shares of ACT's capital stock sold in a subsequent financing, at an amount equal to the lowest per share selling price of shares of that stock issued in such financing. As described above, these notes were converted into ACT common stock and warrants on January 27, 2005. As additional consideration for the purchase of the notes, ACT granted to the note holders warrants entitling them to purchase 700,000 common shares at an exercise price of $0.05. Warrants for 300,000 shares were exercisable immediately upon issuance and expire two years from the date of issue. Warrants for 400,000 shares are exercisable on or after February 1, 2006 and expire February 1, 2008.

        On August 12, 2004, ACT's Board of Directors approved the establishment of the 2004 Stock Plan, subject to approval by our stockholders on or before August 12, 2005. Stockholder approval was received on December 13, 2004. The total number of common shares available for grant and issuance under the plan may not exceed 2,800,000 shares, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions. Common stock purchase options may be exercisable by the payment of cash or by other means as authorized by the committee or the Board of Directors or a committee established by the Board of Directors. At December 31, 2004, we had granted 2,604,000 common share purchase options under the plan.

Item 27. Exhibits

        Please see the Exhibit Index which follows the signature page to this Registration Statement on Form SB-2 and which is incorporated by reference herein.

Item 28. Undertakings

        The undersigned registrant undertakes that it will:

          1.     File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (a)   Include any prospectus required by section 10(a)(3) of the Act;

            (b)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

            (c)   Include any additional or changed material information on the plan of distribution.

          2.     For determining liability under the Act, treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of offering.

          4.     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

          5.     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Form SB-2 to be signed on its behalf by the undersigned, in the City of Alameda, State of California, on October 1, 2007.

ADVANCED CELL TECHNOLOGY, INC.
By:	/s/ WILLIAM M. CALDWELL, IV
Its:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William M. Caldwell, IV his true and lawful attorney-in-fact and agent, with full power of substitution, for him an in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ WILLIAM M. CALDWELL, IV Name: William M. Caldwell, IV Title: Chief Executive Officer (Principal Executive Officer)	October 1, 2007
By:	/s/ IVAN WOLKIND Name: Ivan Wolkind Title: Principal Financial and Accounting Officer	October 1, 2007
By:	/s/ MICHAEL D. WEST Name: Michael D. West, Ph.D. Title: Director	October 1, 2007
By:	/s/ ALAN C. SHAPIRO Name: Alan C. Shapiro, Ph.D. Title: Director	October 1, 2007
By:	/s/ ERKKI RUOSLAHTI Name: Erkki Ruoslahti, M.D., Ph.D. Title: Director	October 1, 2007
By:	/s/ ALAN G. WALTON Name: Alan G. Walton, Ph.D., D.Sc. Title: Director	October 1, 2007

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger between the Company, A.C.T. Acquisition Corp. and ACT, dated as of January 3, 2005 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on January 4, 2005 (File No. 000-50295) and incorporated by reference herein).
2.2
Agreement and Plan of Merger between Advanced Cell Technology, Inc., a Nevada corporation, and Advanced Cell Technology, Inc, a Delaware corporation, dated as of November 18, 2005 (previously filed as Exhibit 2.1 to the Registrant's Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).
2.2
Agreement and Plan of Merger between Advanced Cell Technology, Inc., a Delaware corporation, and ACT, dated as of November 18, 2005 (previously filed as Exhibit 2.2 to the Registrant's Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).
3.1
Certificate of Incorporation of the Company (previously filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporation by reference herein).
3.2	Bylaws of the Company (previously filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).
4.1	Specimen Stock Certificate (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K filed on November 21, 2005 (File No. 000-50295) and incorporated by reference herein).
4.2
Form of $0.05 Warrant to Purchase Common Stock of ACT. ACT issued warrants in this form for the purchase of an aggregate of 900,000 shares, including a warrant to purchase 250,000 shares of ACT common stock to Andwell, LLC, an entity affiliated with William Caldwell, IV, the Chief Executive Officer and a director of the Company (previously filed as Exhibit 4.2 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.3
Form of $0.25 Warrant to Purchase Common Stock of ACT. ACT issued warrants in this form for the purchase of an aggregate of 1,954,000 shares, including (i) a warrant to purchase 236,000 shares of ACT common stock to Andwell, LLC, an entity affiliated with William Caldwell, IV, the Chief Executive Officer and a director of the Company, (ii) a warrant to purchase 75,000 shares of ACT common stock to Rocket Ventures, an entity affiliated with Jonathan Atzen, a Senior Vice President and the General Counsel of the Company (previously filed as Exhibit 4.3 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.4
$0.25 Warrant to Purchase Common Stock of the Company issued to Gunnar Engstrom (previously filed as Exhibit 4.4 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.5
Form of $0.85 Warrant to Purchase Common Stock of ACT (previously filed as Exhibit 4.5 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

4.6
Form of $1.27 Warrant to Purchase Common Stock of ACT (previously filed as Exhibit 4.6 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.7
Form of $2.00 Warrant to Purchase Common Stock of ACT (previously filed as Exhibit 4.7 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.8
Form of Subscription Agreement to Purchase Series A Convertible Preferred Units of ACT (previously filed as Exhibit 4.8 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.9
Form of Share Purchase Agreement to purchase common stock of Two Moons Kachinas Corp. ("TMOO"), the predecessor to the Company (previously filed as Exhibit 4.9 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.10
Form of Lock-Up Agreement entered into by certain sellers of TMOO common stock (previously filed as Exhibit 4.10 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.11
Form of Lock-Up Agreement entered into by certain buyers of TMOO common stock (previously filed as Exhibit 4.11 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
4.12
Investor's Rights Agreement between ACT and Avian Farms, Inc. dated December 31, 1998 (previously filed as Exhibit 4.12 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
5.1	Opinion of Pierce Atwood LLP.*
9.1
Form of Voting Agreement for shares of common stock of ACT held by certain parties effective as of January 31, 2005 (previously filed as Exhibit 9.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000- 50295) and incorporated by reference herein).
10.1
Exclusive Development and License Agreement between GTC Biotherapeutics (f/k/a as Genzyme Transgenics Corporation) and ACT dated June 8, 1999 (previously filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.2
Exclusive License Agreement dated April 16, 1996 between the University of Massachusetts and ACT as amended on September 1, 1997, May 31, 2000 and September 19, 2002 (previously filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.3
Materials and Research Data License Agreement dated January 26, 2001 between Wake Forest University and ACT (previously filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.3.1
July 1, 2002 Assignment to Wake Forest University Health Sciences (previously filed as Exhibit 10.3.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.4
Exclusive License Agreement dated February 1, 2002 between the University of Massachusetts and ACT (previously filed as Exhibit 10.4 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.5
Non-Exclusive Sublicense Agreement between ACT and Infigen, Inc. dated August 1, 2003 (previously filed as Exhibit 10.5 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.6
Non-Exclusive License Agreements, dated January 1, 2001 between ACT and PPL Therapeutics (Scotland) Limited (previously filed as Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.7
Nonexclusive License Agreement dated May 1, 2001 between ACT and Immerge BioTherapeutics, Inc. (previously filed as Exhibit 10.7 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.8
Nonexclusive License and Sponsored Research Agreement dated June 29, 2001 between ACT and Charles River Laboratories, Inc. (previously filed as Exhibit 10.8 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.9
Non-Exclusive Sublicense Agreement between Cyagra, Inc., ACT, ACT Group and Goyaike, S.A. dated November 20, 2001 (previously filed as Exhibit 10.9 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.10
Exclusive Sublicense Agreement between ACT, ACT Group and Cyagra, Inc. dated June 28, 2002 (previously filed as Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.11
Non-Exclusive License Agreement dated November 8, 2002 between ACT and Merial Limited (previously filed as Exhibit 10.11 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.12
Non-Exclusive Sublicense Agreement between ACT and Infigen, Inc. dated August 1, 2003 (previously filed as Exhibit 10.12 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.13
Exclusive License Agreement dated October 22, 2003 between ACT and Exeter Life Sciences, Inc. (previously filed as Exhibit 10.13 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.13.1
Letter of Intent between ELS and ACT dated March 16, 2003 (previously filed as Exhibit 10.13.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.13.2	Sponsored Research Agreement (previously filed as Exhibit 10.13.2 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.14
Non-Exclusive License Agreement dated January 4, 2002 between ACT and Genetic Savings & Clone (previously filed as Exhibit 10.14 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.15
Non-Exclusive License Agreement dated February 3, 2004 between ACT and Pureline Genetics (previously filed as Exhibit 10.15 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.16
Non-Exclusive License Agreement dated February 3, 2004 between ACT and First Degree Genetics (previously filed as Exhibit 10.6 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.17
Non-Exclusive License Agreement dated February 3, 2004 between ACT and One Degree Genetics (previously filed as Exhibit 10.17 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.18
Option to License Intellectual Property dated December 31, 2003 between ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.18 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.18.1
First Amendment to Option to License Intellectual Property dated February 13, 2004 (previously filed as Exhibit 10.18.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.19
Exclusive License Agreement (Infigen IP) dated May 14, 2004 between ACT and PacGen Cellco, LLC, as amended by First Amendment to Exclusive License Agreement (Infigen IP) dated August 25, 2005 (previously filed as Exhibit 10.19 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.20
Exclusive License Agreement (UMass IP) dated May 14, 2004 between ACT and PacGen Cellco, LLC, as amended by First Amendment to Exclusive License Agreement (UMass IP) dated August 25, 2005 (previously filed as Exhibit 10.20 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.21
Exclusive License Agreement (ACT IP) dated May 14, 2004 between ACT and PacGen Cellco, LLC, as amended by First Amendment to Exclusive License Agreement (ACT IP) dated August 25, 2005 (previously filed as Exhibit 10.21 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.22
Agreement to Amend ACT/CELLCO License Agreements dated September 7, 2004 ACT and PacGen Cellco, LLC (previously filed as Exhibit 10.22 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.23
Indemnification Agreement of David Merrell to certain buyers of TMOO common stock dated December 31, 2004 (previously filed as Exhibit 10.23 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.24
Convertible Promissory Note to ACT Group, Inc. dated July 12, 2002 in the amount of $1,000,000 (previously filed as Exhibit 10.24 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.25
Promissory Note issued by ACT to Pierce Atwood LLP dated January 2005 in the amount of $150,000 (previously filed as Exhibit 10.25 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.26
Promissory Note issued by ACT to Pierce Atwood dated July 1, 2003 in the amount of $339,000 (previously filed as Exhibit 10.26 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.27
Promissory Note issued by ACT to Rothwell, Figg, Ernst & Manbeck, P.C. dated July 8, 2003 in the amount of $272,108 (previously filed as Exhibit 10.27 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.28
Forbearance and Stock Purchase Agreement Among Avian Farms, Inc., ACT Group, Inc., ACT and Cima Biotechnology, Inc., dated July 16, 1999, as amended December 23, 1999 (previously filed as Exhibit 10.28 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.29
Securityholders' Agreement among ACT, ACT Group, Cyagra, Inc. and Goyaike S.A. dated November 20, 2001 (previously filed as Exhibit 10.29 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.30.1
Securityholders' Agreement among ACT, ACT Group, Cyagra, Inc. and Goyaike S.A. dated July 1, 2002 (previously filed as Exhibit 10.30.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.30.2
Collaboration Agreement and Technology License (previously filed as Exhibit 10.30.2 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.30.3
Separation Agreement among ACT, ACT Group, Cyagra, Inc. and Goyaike S.A. (previously filed as Exhibit 10.30.3 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.31
Membership Interest Exchange and Asset Sale Agreement dated May 31, 2000, by and among ACT and Hematech, LLC, et al. (previously filed as Exhibit 10.31 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.31.1
Buyout Option Agreement dated May 31, 2000 between Hematech, LLC and ACT (previously filed as Exhibit 10.31.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.32
Space Sublease Agreement dated November, 2004, between BioReliance and ACT, for 381 Plantation Street, Worcester, MA 01605 (previously filed as Exhibit 10.32 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.33
Advanced Cell Technology, Inc. 2004 Stock Option Plan. Pursuant to this option plan, ACT issued options to purchase an aggregate 2,604,000 shares, including (i) options to purchase 1,500,000 shares of ACT common stock to Michael West, the Chairman of the Board of Directors and the Chief Scientific Officer of the Company, and (ii) options to purchase 750,000 shares of ACT common stock to Robert Lanza, the Vice President of Medical and Scientific Development of the Company (previously filed as Exhibit 10.33 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000- 50295) and incorporated by reference herein).
10.34
Advanced Cell Technology, Inc. 2004 Stock Option Plan II. Pursuant to this option plan, ACT issued options to purchase an aggregate 1,301,161 shares, including (i) options to purchase 651,161 shares of ACT common stock to William Caldwell, IV, the Chief Executive Officer and a director of the Company, and (ii) options to purchase 240,000 shares of ACT common stock to Robert Peabody, a director of the Company (previously filed as Exhibit 10.34 to the Registrant's Quarterly Report on Form 10- QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.35
A.C.T. Holdings, Inc. 2005 Stock Option Plan (previously filed as Appendix A to the Registrant's preliminary proxy statement on Form PRE-14A filed on May 10, 2005 (File No. 000-50295) and incorporated by reference herein).
10.36
Form of Incentive Stock Option Agreement (previously filed as Exhibit 10.36 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.37
Form of Nonqualified Stock Option Agreement (previously filed as Exhibit 10.37 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.38
Employment Agreement between ACT and William M. Caldwell, IV dated December 31, 2004 (previously filed as Exhibit 10.38 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.39
Employment Agreement between ACT and Michael D. West dated December 31, 2004 (previously filed as Exhibit 10.39 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.39.1
Amendment No. 1 to Employment Agreement between ACT and Michael D. West dated August 1, 2005 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on August 5, 2005 (File No. 000-50295) and incorporated by reference herein).
10.40
Employment Agreement between ACT and Robert Lanza dated February 1, 2005 (previously filed as Exhibit 10.40 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.41
Employment Agreement between the Registrant, ACT and James G. Stewart dated March 13, 2005 (previously filed as Exhibit 10.41 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.41.1
Amendment to Employment Agreement between the Registrant and James G. Stewart dated September 16, 2005 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on September 22, 2005 (File No. 000-50295) and incorporated by reference herein).

10.42
Employment Agreement between ACT and Robert Peabody dated February 9, 2005 (previously filed as Exhibit 10.42 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.43
Employment Agreement between ACT and Jonathan Atzen dated April 1, 2005 (previously filed as Exhibit 10.43 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.44
Employment Agreement between ACT and Irina Klimanskaya dated October 1, 2003 (previously filed as Exhibit 10.44 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.45
Employment Agreement between ACT and Sadhana Agarwal dated April 1, 2004 (previously filed as Exhibit 10.45 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.46
Employment Agreement between ACT and James Murai dated February 17, 2005 (previously filed as Exhibit 10.46 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.47
Employment Agreement between ACT and David Larocca dated February 9, 2005 (previously filed as Exhibit 10.47 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.48
Consulting Agreement between ACT and William M. Caldwell, IV dated October 1, 2004 (previously filed as Exhibit 10.48 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.49
Consulting Agreement between ACT and Jonathan Atzen dated January 14, 2005 (previously filed as Exhibit 10.49 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.50
Consulting Agreement between ACT and Stephen Price dated December 31, 2004 (previously filed as Exhibit 10.50 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.50.1
Consulting Agreement between ACT and Stephen Price dated April 28, 2005 (previously filed as Exhibit 10.50.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.51
Consulting Agreement between ACT and Chad Griffin dated April 1, 2005 (previously filed as Exhibit 10.51 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.52
Consulting Agreement between ACT and James Stewart dated January 14, 2005 (previously filed as Exhibit 10.52 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.53
Settlement Agreement between ACT and Gunnar Engstrom dated January 28, 2005 (previously filed as Exhibit 10.53 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.54
Confidentiality and Nondisclosure Agreement dated February 3, 1999 between ACT and Robert Lanza, M.D. (previously filed as Exhibit 10.54 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.55
Consulting Agreement dated September 29, 1997 between ACT and Dr. James Robl (previously filed as Exhibit 10.55 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.56
Consulting Agreement dated January 23, 1998 between ACT and Dr. James Robl (previously filed as Exhibit 10.56 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.57
Final Settlement Agreement dated August 6, 1999 between Infigen, Inc., ACT and Steven Stice (previously filed as Exhibit 10.57 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.58
Letter Agreement dated April 20, 2000 between ACT and Dr. Steven L. Stice (previously filed as Exhibit 10.58 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.59
Master Laboratory Services Agreement dated as of January 4, 2001 between White Eagle Laboratories, Inc. and ACT (previously filed as Exhibit 10.59 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.60
Master Study Agreement dated as of December 4, 2000 between Biomedical Research Models, Inc. and ACT (previously filed as Exhibit 10.60 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.61
Agreement Relating to the Transfer of Biological Materials dated as of February 3, 2000 between Wake Forest University and ACT (previously filed as Exhibit 10.61 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.62
Materials Transfer Agreement dated February 16, 2000 between ACT, B.C. Cancer Agency and Dr. Peter Lansdorp (previously filed as Exhibit 10.62 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.63
Materials Transfer Agreement dated January 19, 2000 between ACT, IPK and Anna Wobus (previously filed as Exhibit 10.63 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.64
Materials Transfer Agreement dated February 23, 2000 between ACT, Philip Damiani and Carlos T. Moraes (previously filed as Exhibit 10.64 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.65
Material Transfer Agreement dated January 6, 1997 between ACT, University of Massachusetts, University of Colorado and Curtis R. Freed (previously filed as Exhibit 10.65 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.66
Material Transfer Agreement dated March 20, 2000 between ACT, Charlotte Farin and Peter Farin (previously filed as Exhibit 10.66 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.67
Sponsored Research Agreement dated as of May 15, 2000 between Carl H. Lindner, Jr. Family Center for Research of Endangered Wildlife (CREW) and ACT (previously filed as Exhibit 10.67 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).

10.68
Sponsored Research Agreement dated as of August 9, 2000 between Cornell University and ACT (previously filed as Exhibit 10.68 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.69
Sponsored Research Agreement dated as of December 1, 1999 between ACT and the University of Massachusetts Amherst (previously filed as Exhibit 10.69 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.69.1
Amendment No. 1 to Agreement dated December 1, 1999 (previously filed as Exhibit 10.69.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.70
Sponsored Research Agreement dated August 1, 1999 between ACT and UMass (D. Good) (previously filed as Exhibit 10.70 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.71
Term Sheet for Non-Exclusive License Agreement dated as of December 23, 2000 between Immerge BioTherapeutics, Inc. and ACT, as amended by First Amendment to Term Sheet dated March 14, 2001 (previously filed as Exhibit 10.71 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.72
Withdrawal, Termination, Assignment and Assumption Agreement dated March 14, 2001 by and among ACT, BioTransplant, Inc., Immerge BioTherapeutics, Inc. and Infigen, Inc. (previously filed as Exhibit 10.72 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.73
Consulting Agreement between ACT and Karen Chapman dated January 15, 2005 (previously filed as Exhibit 10.73 to the Registrant's Quarterly Report on Form 10-QSB filed on May 23, 2005 (File No. 000-50295) and incorporated by reference herein).
10.74
Research Collaboration Agreement between ACT and The Burnham Institute dated May 23, 2005 (previously filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB filed on August 15, 2005 (File No. 000-50295) and incorporated by reference herein).
10.75
Securities Purchase Agreement dated September 15, 2005 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.76
Registration Rights Agreement dated September 15, 2005 (previously filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.77
Form of Common Stock Purchase Warrant (previously filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.78
Form of Amortizing Convertible Debenture (previously filed as Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.79	Form of Lock-up Agreement (previously filed as Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).

10.80
Settlement Agreement dated September 14, 2005 (previously filed as Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.81
Form of Convertible Promissory Note (Unsecured) (previously filed as Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.82
Form of Warrant to Purchase Securities (previously filed as Exhibit 10.8 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.83
Agreement between Advanced Cell Technology, Inc., Advanced Cell, Inc. and A.C.T. Group, Inc. dated September 15, 2005 (previously filed as Exhibit 10.9 to the Registrant's Current Report on Form 8-K filed on September 19, 2005 (File No. 000-50295) and incorporated by reference herein).
10.84
Agreement between Capital Financial Media, LLC and Advanced Cell Technology, Inc., dated February 9, 2006 (previously filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB filed on May 15, 2006 (File No. 000-50295) and incorporated by reference herein).
10.85
Sublease Agreement between Avigen, Inc. and Advanced Cell Technology, Inc., dated November 29, 2005. (previously filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB filed on May 15, 2006 (File No. 000-50295) and incorporated by reference herein).
10.86
Exclusive Sublicense Agreement between Advanced Cell Technology, Inc. and TranXenoGen, Inc., dated March 29, 2006 (previously filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-QSB filed on May 15, 2006 (File No. 000-50295) and incorporated by reference herein).
10.87
Non-Exclusive License Agreement between Kirin Beer Kabushiki Kaisha, Aurox, LLC, Hematech, LLC, and Kirin SD, Inc., and Advanced Cell Technology, Inc., dated May 9, 2006 (previously filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB filed on August 11, 2006 (File No. 000-50295) and incorporated by reference herein).
10.88
Exclusive License Agreement between Kirin Beer Kabushiki Kaisha, Aurox, LLC, Hematech, LLC, and Kirin SD, Inc., and Advanced Cell Technology, Inc., dated May 9, 2006 (previously filed as Exhibit 10.2 to the Registrant's Quarterly Report on Form 10-QSB filed on August 11, 2006 (File No. 000-50295) and incorporated by reference herein).
10.89
Purchase Agreement between Kirin SD, Inc. and Advanced Cell Technology, Inc. dated May 9, 2006 (previously filed as Exhibit 10.3 to the Registrant's Quarterly Report on Form 10-QSB filed on August 11, 2006 (File No. 000-50295) and incorporated by reference herein).
10.90
Consulting Agreement between Advanced Cell Technology, Inc. and James G. Stewart dated August 17, 2006 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on August 18, 2006 (File No. 000-50295) and incorporated by reference herein).
10.91
Securities Purchase Agreement dated August 30, 2006 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).

10.92
Registration Rights Agreement dated September 15, 2005 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).
10.93
Form of Common Stock Purchase Warrant (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).
10.94
Form of Amortizing Convertible Debenture (previously filed as Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).
10.95	Form of Lock-up Agreement (previously filed as Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed on September 8, 2006 (File No. 000-50295) and incorporated by reference herein).
10.96
Amendment No. 1, dated as of January 11, 2007, to the Securities Purchase Agreement, dated August 30, 2006, the Amortizing Convertible Debenture, dated September 6, 2006, and the Registration Rights Agreement, dated August 30, 2006.
10.97	Amendment No. 1, dated as of January 11, 2007, to the Securities Purchase Agreement, the Amortizing Convertible Debenture, and the Registration Rights Agreement, each dated August 30, 2006.
10.98
Patent Assignment Agreement between Advanced Cell Technology, Inc. and Infigen, Inc., dated February 5, 2007 (previously filed as Exhibit 10.98 to the Registrant's Post-Effective Amendment No. 3 to its Registration Statement on Form SB-2 filed on March 28, 2007 and incorporated by reference herein).
10.99
Employment Agreement between Advanced Cell Technology, Inc. and Pedro Huertas, M.D., Ph.D., dated February 5, 2007 (previously filed as Exhibit 10.99 to the Registrant's Post-Effective Amendment No. 3 to its Registration Statement on Form SB-2 filed on March 28, 2007 and incorporated by reference herein).
10.100
Research Services Agreement between Advanced Cell Technology, Inc. and Oregon Health & Science University, dated February 5, 2007 (previously filed as Exhibit 10.100 to the Registrant's Post-Effective Amendment No. 3 to its Registration Statement on Form SB-2 filed on March 28, 2007 and incorporated by reference herein).
10.101	Agreement and Plan of Merger by and among Advanced Cell technology, Inc., ACT Acquisition Sub, Inc., Mytogen, Inc. and certain shareholders of Mytogen, Inc., dated as of July 31, 2007*
10.102	Escrow Agreement by and among Advanced Cell Technology, Inc. and certain former shareholders of Mytogen, Inc., dated as of September 20, 2007*
10.103
Securities Purchase Agreement dated August 31, 2007 (previously filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).
10.104
Registration Rights Agreement dated August 31, 2007 (previously filed as Exhibit 10.2 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).
10.105
Form of Common Stock Purchase Warrant (previously filed as Exhibit 10.3 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).

10.106
Form of Amortizing Convertible Debenture (previously filed as Exhibit 10.4 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).
10.107
Form of Security Agreement dated August 31, 2007 (previously filed as Exhibit 10.5 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).
10.108
Form of Subsidiary Guaranty dated August 31, 2007 (previously filed as Exhibit 10.6 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).
10.109	Form of Lock-up Agreement (previously filed as Exhibit 10.7 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).
10.110	Amended and Restated Consulting Agreement, dated as of September 19, 2007 by and between Advanced Cell Technology, Inc., through its wholly owned subsidiary Mytogen, Inc., and Dib, LLC.*
10.111	Employment Agreement, dated as of September 20, 2007, by and between Advanced Cell technology, Inc., and Jonathan Dinsmore.*
10.112	Nomination Agreement, dated September 20, 2007, by and between Advanced Cell Technology, Inc. and Anthem Ventures Fund, LP.*
14.1
Code of Ethics for Designated Senior Financial Managers (previously filed as Exhibit 14.1 to the Registrant's Current Report on Form 8-K filed on August 5, 2005 (File No. 000-50295) and incorporated by reference herein).
14.2	Code of Business Conduct and Ethics (previously filed as Exhibit 14.2 to the Registrant's Current Report on Form 8-K filed on August 5, 2005 (File No. 000-50295) and incorporated by reference herein).
16.1
Letter from Pritchett, Siler & Hardy, P.A. regarding change in independent accountants (previously filed as Exhibit 16.1 to the Registrant's Current Report on Form 8-K filed on May 10, 2005 (File No. 000-50295) and incorporated by reference herein).
16.2
Copy of letter from Stonefield Josephson, Inc. to the Securities and Exchange Commission, dated April 20, 2007 (previously filed as Exhibit 16.1 to the Registrant's Current Report on Form 8-K filed on April 24, 2007 (File No. 000-50295) and incorporated by reference herein).
23.1	Consent of Stonefield Josephson, Inc.*
23.2	Consent of Pierce Atwood LLP (included in Exhibit 5.1 filed herewith).*
24.1	Power of Attorney (included on the signature pages to this Registration Statement as originally filed).
99.1
Press Release dated September 4, 2007 (previously filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on September 7, 2007 (File No. 000-50295) and incorporated by reference herein).

*
Filed herewith.

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TABLE OF CONTENTS
PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
SELLING SECURITY HOLDERS
SELLING SECURITY HOLDER TABLE
LEGAL PROCEEDINGS
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DESCRIPTION OF SECURITIES
INTEREST OF NAMED EXPERTS AND COUNSEL
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
DESCRIPTION OF BUSINESS
POTENTIAL U.S. PATIENT POPULATIONS FOR CELL-BASED THERAPIES
MANAGEMENT'S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
PROPERTIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Outstanding Equity Awards at Fiscal Year-End
DIRECTOR COMPENSATION
CORPORATE GOVERNANCE
FINANCIAL STATEMENTS
CHANGES IN CERTIFYING ACCOUNTANTS
ADDITIONAL INFORMATION
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS December 31, 2006 INDEX TO FINANCIAL STATEMENTS ADVANCED CELL TECHNOLOGY, INC.
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY BALANCE SHEET
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY STATEMENTS OF OPERATIONS (UNAUDITED)
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY STATEMENTS OF CASH FLOWS (UNAUDITED)
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY STATEMENT OF STOCKHOLDERS' DEFICIT FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2007 (UNAUDITED)
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY NOTES TO FINANCIAL STATEMENTS June 30, 2007 (UNAUDITED)
  ITEM 7. FINANCIAL STATEMENTS
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY CONSOLIDATED BALANCE SHEET
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF OPERATIONS
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT FOR THE TWO YEARS ENDED DECEMBER 31, 2006
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY CONSOLIDATED STATEMENTS OF CASH FLOWS
ADVANCED CELL TECHNOLOGY, INC. AND SUBSIDIARY NOTES TO CONSOLIDATED FINANCIAL STATEMENTS DECEMBER 31, 2006
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
SIGNATURES AND POWER OF ATTORNEY
EXHIBIT INDEX